CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
Exhibit 10.58
EXECUTION COPY
MVNO Support Agreement
dated as of
May 7, 2008
among
Sprint Spectrum L.P.,
Comcast MVNO II, LLC,
TWC Wireless, LLC
and
BHN Spectrum Investments, LLC

TABLE OF CONTENTS

MVNO Support Agreement		4

Background		4

Operative Terms		4

1. Definitions		4

2. SIG Party Relationship		15
2.1	General	15
2.2	Services Provided	15
2.3	Limited Purpose	21
2.4	SIG Party Participation	22
2.5	Brand Restrictions	24
2.6	Control of Sprint Network	24
2.7	Right to Make Available to Controlled Affiliates	24
2.8	No Sale to Other Resellers	24
2.9	Independent Representatives and Agents	24
2.10	Unique Characteristics of Relationship	24
2.11	[*****]	25
2.12	Existing JV Agreements	25
2.13	Most Favored Reseller	26

3. Term		26

4. Conditions Precedent		27

5. Representations and Warranties and Covenants		27
5.1	General Warranties	27
5.2	Compliance with Laws	28
5.3	Litigation	28
5.4	Sprint Licenses	28

6. Scope of PCS Service		28
6.1	PCS Service	28
6.2	Scope of PCS Service	28
6.3	Device Handling Services	32
6.4	Coverage Maps and Coverage Data	32
6.5	MDN/MSID Pooling	33
6.6	Billing Records	33
6.7	Provisioning APIs	33

7. Prices and Terms of Payment		33
7.1	Payment of Charges	33
7.2	Invoices	33
7.3	Late Payments	34
7.4	Disputed Charges	34
7.5	Taxes and Other Levies by Governmental Authorities	35
7.6	SIG Party Liability; Parent Company Guarantees or Assurances; Sprint Obligations	36

8. SIG Party Rights and Obligations		36
8.1	Handsets and Other Mobile Devices	36
Confidential Information — Subject to Nondisclosure Obligations

i

8.2	SIG Party Staff	38
8.3	SIG Party Responsibility for End User Services	38
8.4	The SIG Parties’ Responsibility for Fraud	38
8.5	Interference	38
8.6	SIG Party Reports to Sprint	38
8.7	Subpoena Compliance	38
8.8	Electronic Surveillance	39
8.9	Exclusivity, Etc.	39

9. Sprint Rights and Obligations		39
9.1	Modifications; Private Label Operations Manual	39
9.2	Roaming Services	40
9.3	Sprint Network Fraud Detection and Responsibility	41
9.4	Sprint’s Reports to the SIG Parties	41
9.5	Service Levels; Material Degradation	41
9.6	SIG Party Right to Transition to Successor Network	42

10. Limitations of Warranties and Liabilities		44
10.1	No Warranties	44
10.2	Limitations on Liability	44

11. Intellectual Property		44
11.1	Trade Name, Trade Marks and Service Marks	44
11.2	Other Intellectual Property	45

12. Indemnification		45
12.1	SIG Party Indemnification	45
12.2	Sprint’s Indemnification	46
12.3	Indemnification Procedures	46

13. Termination and Transition Assistance		47
13.1	Sprint Termination Rights	47
13.2	SIG Party Termination Rights	48
13.3	Competitive Transaction Termination Rights	48
13.4	Sale of License or Loss of Market	48
13.5	SIG Party Rights and Remedies Upon the Occurrence of Certain Events	50
13.6	Length of and Duties During the Phase-out Period	51
13.7	Effect of Termination	52
13.8	Transition Assistance	52
13.9	Effect of Termination of Transaction Agreement	53

14. End User Related Obligations and Restrictions		54
14.1	SIG Party Restrictions Relating to End User Migration	54
14.2	Use Restrictions	54
14.3	Relief	55

15. Confidentiality		55
15.1	Definition	55
15.2	Restrictions	55
15.3	Return	57
15.4	Care	57
15.5	Relief	57
15.6	Duration	57
15.7	SEC Filing	57
15.8	Entire Understanding	57

ii

16. Divestitures Acquisitions and Assignment		58
16.1	Divested Businesses	58
16.2	Acquisitions	58
16.3	Assignment	58

17. General Provisions		59
17.1	Notices and Inquiries	59
17.2	Non-exclusivity	60
17.3	Construction	61
17.4	Survival	61
17.5	Headings	61
17.6	Severability	61
17.7	Dispute Resolution	61
17.8	Confidential Arbitration	62
17.9	Governing Law; Exclusive Venue	64
17.10	Specific Performance	64
17.11	Waiver of Jury Trial	64
17.12	Counterpart Execution	64
17.13	Entire Agreement	64
17.14	No Partnership; No Third-Party Beneficiaries	65
17.15	Amendments; Waivers; Remedies	65
17.16	Force Majeure	65
17.17	Disclosure	66

Schedule 1.0		68

[*****]		68

Schedule 2.0		69

Schedule 3.0		78

Schedule 4.0		80

Schedule 5.0		81

Schedule 6.0		82

Schedule 7.0		87

[*****]		87

Schedule 8.0		88

Schedule 9.0		89

Schedule 10.0		90

Schedule 11.0		92

Schedule 12.0		94

Schedule 13.0		97

iii

MVNO Support Agreement
This MVNO Support Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is dated as of May 7, 2008 (the “Effective Date”) by and among Sprint Spectrum L.P., a Delaware limited partnership, d/b/a/ Sprint (“Sprint”), Comcast MVNO II, LLC, a Delaware limited liability company (“Comcast”), TWC Wireless, LLC, a Delaware limited liability company (“TWC”), BHN Spectrum Investments, LLC, a Delaware limited liability company (“Brighthouse”), and each other Person who shall become a party to this Agreement in accordance with Section 2.4(b) or 2.4(c).
BACKGROUND
     A. Sprint owns PCS licenses and is affiliated with other PCS license owners or PCS service providers. Sprint and its Sprint Service Provider Affiliates own and operate the Sprint Network and provide PCS services in the United States.
     B. Upon the terms and subject to the conditions hereinafter set forth, each SIG Party desires to purchase the PCS Service from Sprint and market and sell the PCS Service to its End Users as Private Label Service. Sprint desires to sell the PCS Service to each SIG Party for resale to its End Users.
     NOW, THEREFORE, and in consideration of the mutual promises set forth in this Agreement, Sprint and the SIG Parties agree:
OPERATIVE TERMS
1. Definitions
     “3G MVNO Agreement Option” has the meaning specified in Section 2.4(b).
     “4G MVNO Agreement” means the 4G MVNO Agreement to be entered into as of the Closing Date (as such agreement may be amended, restated, modified or supplemented from time to time) among NewCo, Sprint, Comcast, TWC, Brighthouse and such other Persons that may become a party thereto after the Closing Date.
     “AAA” has the meaning specified in Section 17.8(b).
     “Adjustment Time” has the meaning specified in Section 13.7(c).
     “Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with” as used with respect to any Person) means the possession, directly or indirectly, of the power to affirmatively direct or cause the direction of the management and policies of such Person, whether by voting securities, contract or otherwise. If a group consisting of two or more SIG Parties and/or Affiliates of SIG Parties possesses collectively, directly or indirectly, the power to affirmatively direct or cause the direction of the management and policies of a Person, whether by voting securities, contract or otherwise, that Person is an Affiliate of each such SIG Party and of each Affiliate of each such SIG Party; provided that if any single member of any such group possesses such power by itself, that Person is an Affiliate only of that member of such group. For purposes of this Agreement, neither NewCo nor any of its subsidiaries shall be deemed to be an Affiliate of any SIG Party, Sprint or any of their respective Affiliates (other than NewCo and its subsidiaries) and none of the SIG Parties, Sprint or any of their respective Affiliates (other than NewCo and its subsidiaries) shall be deemed to be an Affiliate of NewCo and its subsidiaries.
     “Agency Agreement” means an agency agreement entered into by Sprint or any of its Affiliates with a NewCo Founder or any of its Controlled Affiliates allowing such Person to sell PCS Service as an agent of Sprint.
     “Agreement” has the meaning specified in the preamble.
[Signature page to 3G MVNO Agreement]
Confidential Information — Subject to Nondisclosure Obligations

     “Applicable Law” means any law, rule, statute, regulation, order, judgment, decree, treaty, directive or other requirement in force at any time during the Term (including any Phase-Out Period) applicable with respect to any Party which applies to or is otherwise intended to govern or regulate any Party in the performance of its obligations or the exercise of its rights under this Agreement.
     “Arbitration Costs” has the meaning specified in Section 17.8(i).
     “Asymmetrical Incentive” has the meaning specified in Section 14.1(b).
     “Attorneys’ Fees” has the meaning specified in Section 17.8(i).
     “BMF” or “Business Mobility Framework” means the interface point between a Control-Plane Location Application and the Sprint Network.
     “BMG” means Sprint’s pre-delivery router that processes SMS messages and routes SMS messages to the appropriate destinations.
     “Breaching SIG Party” has the meaning specified in Section 13.7(b).
     “Brighthouse” has the meaning specified in the preamble.
     “Business Day” means a day of the year, other than Saturday, Sunday or any other day on which commercial banks in the State of New York are required or authorized by Applicable Law to close.
     “Cable Operator” has the meaning specified in Section 2.4(c).
     “CDMA” has the meaning specified in Section 1 of Schedule 1.0.
     “Claim” has the meaning specified in Section 12.3(a).
     “Cloning Fraud” has the meaning specified in Section 9.3.
     “Closing Date” has the meaning specified in the Transaction Agreement.
     “Comcast” has the meaning specified in the preamble.
     “Commercial Launch Date” has the meaning specified in Section 2.2.3(a).
     “Competitive Business” means a SIG Competitive Business or a Sprint Competitive Business.
     “Competitive Transaction” means a SIG Competitive Transaction or a Sprint Competitive Transaction.
     “Competitive Wireless Service has the meaning specified in Section 14.1(a).
     [*****]
     “Confidential Information” has the meaning specified in Section 15.1(a).
     “Content” means content negotiated and implemented for use in connection with a SIG Party’s Private Label Service by any SIG Party or any of its Affiliates.
     “Continuation Fee” has the meaning specified in Section 13.9(a).
     “Control-Plane Application Server” means an application server provided by a SIG Party that resides on any SIG Party’s network, any of their respective Affiliate’s network or any third party provider’s network.
     “Control-Plane Device Status Application” means an application utilizing control-plane device status determination technology residing on the Control-Plane Application Server that is accessed by a Control-Plane Requesting Device, which then connects to the BMF to request device status information for a Control-Plane Target Handset. When the requested device status information is provided through the BMF to the Control-Plane Device Status Application, it then returns the device status information to the Control-Plane Requesting Device.
     “Control-Plane Device Status Look-Up” means the process whereby: (i) a Control-Plane Requesting Device initiates a request for device status information for a Control-Plane Target Handset by
Confidential Information — Subject to Nondisclosure Obligations

accessing a Control-Plane Device Status Application, (ii) the Control-Plane Device Status Application then sends the device status information request through the Control-Plane Application Server to the BMF, (iii) the BMF then utilizes the Control-Plane Device Status Platform to determine the status of the Control-Plane Target Handset, and returns corresponding device status information to the Control-Plane Device Status Application, and (iv) the Control-Plane Device Status Application then returns the device status information for the Control-Plane Target Handset to the Control-Plane Requesting Device.
     “Control-Plane Device Status Platform” means the hardware, software and systems that are part of the Sprint Network to enable a Control-Plane Device Status Look-Up for a Control-Plane Target Handset.
     “Control-Plane Device Status Service” means control-plane device status services that allow a Control-Plane Requesting Device to obtain device status information (e.g., on or off) for a Control-Plane Target Handset, in near real time, as described in more detail in this Agreement, Schedule 1.0 and the Private Label Operations Manual.
     “Control-Plane LBS” means control-plane location based services that allow a Control-Plane Requesting Device to obtain geographically relevant information for a Control-Plane Target Handset, in near real time, as described in more detail in this Agreement, Schedule 1.0 and the Private Label Operations Manual.
     “Control-Plane Location Application” means an application utilizing control-plane location technology residing on the Control-Plane Application Server that is accessed by a Control-Plane Requesting Device, which then connects to the BMF to request location information for a Control-Plane Target Handset. When the requested location information is provided through the BMF to the Control-Plane Location Application, it then returns the location information to the Control-Plane Requesting Device.
     “Control-Plane Location Look-Up” means the process whereby: (i) a Control-Plane Requesting Device initiates a request for location information for a Control-Plane Target Handset by accessing a Control-Plane Location Application, (ii) the Control-Plane Location Application then sends the location information request through the Control-Plane Application Server to the BMF, (iii) the BMF then utilizes the Control-Plane Location Platform to determine the approximate location of the Control-Plane Target Handset via assisted GPS, triangulation, time difference of arrival, or cell sector, and returns corresponding latitude/longitude/accuracy/time components to the Control-Plane Location Application, and (iv) the Control-Plane Location Application then returns the location information for the Control-Plane Target Handset to the Control-Plane Requesting Device.
     “Control-Plane Location Platform” means the hardware, software and systems that are part of the Sprint Network to enable a Control-Plane Location Look-Up for a Control-Plane Target Handset.
     “Control-Plane Requesting Device” means either: (i) a Device that is certified on the Sprint Network, (ii) a personal computer (PC) or (iii) any SIG Party or SIG Party-authorized application, that is, in each case, able to request location or device status information for a Control-Plane Target Handset by accessing a Control-Plane Location Application or Control-Plane Device Status Application through the Control-Plane Application Server, as described in more detail in this Agreement and the Private Label Operations Manual.
     “Control-Plane Target Handset” means either: (i) for Control-Plane Location Look-Up, a Device that supports the “Idle Mode Query” capability and is certified on the Sprint Network, for which a Control-Plane Requesting Device can request location information, or (ii) for Control-Plane Device Status Lookup, a Device that is certified on the Sprint Network. The ability for a Control-Plane Target Handset to be located or not located (blocked) or device status to be obtained or not obtained will be determined through an authorization process determined by each SIG Party.
     “Controlled Affiliate” means, with respect to any Person, such Person’s Ultimate Parent and any Affiliate of such Parent that is controlled by such Ultimate Parent.
Confidential Information — Subject to Nondisclosure Obligations

     “Core Network” means the wireless voice, SMS and data service infrastructure that provides connectivity and transmission via the Sprint Network, as the same may be modified, enhanced or updated by Sprint, any of its Controlled Affiliates or any Sprint Service Provider Affiliate from time to time.
     “Core Network Enablers” means those certain non-transmission elements of the Sprint Network that provide information and functionality necessary for a reseller to provide services and applications over the Core Network that are not Core Network Services. Core Network Enablers are of a nature that a reseller could not procure from a third party. For purposes of clarification, Core Network Enablers include the underlying network elements described above and not the services or applications that utilize such elements to create a service or feature offering.
     “Core Network Offerings” has the meaning specified in Section 2.2.2.
     “Core Network Services” are the services provided over the Core Network that provide voice and data transmission functionality and that are of a nature that a reseller could not procure from a third party. The term Core Network Services includes, but is not limited to, the Sprint Data Transport Services. The term Core Network Services does not include the Sprint Data Services, which may be made available to each SIG Party under the terms and provisions of this Agreement.
     “Customer” means any Person purchasing from Sprint or any of its Controlled Affiliates (i) PCS service, including any prepaid service or (ii) any other service offered for sale by Sprint or any of its Controlled Affiliates, including any end user customer of Sprint’s retail operations and any reseller purchasing such service for resale to its end user customers, but excluding any SIG Party and any Controlled Affiliate of any SIG Party purchasing PCS Service under this Agreement.
     “Customer Data” means all information collected or developed by (i) Sprint or any of its Affiliates regarding Customers or (ii) any SIG Party or any of its Affiliates regarding Customers (solely in their capacity as Customers), which has come into the possession or knowledge of any other Party in the course of negotiating, entering into or performing this Agreement, including under each of clauses (i) and (ii) of this definition, location-based information, status/presence, service usage (voice or data or messaging), data usage, all phone or other identification numbers issued to Customers, all electronic serial numbers, all Customer personalization information and all automatic number identification information and all information described in the FCC’s definition of “Customer Proprietary Network Information” as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).
     “Customized Services” has the meaning specified in Section 2.2.8.
     “Damages” has the meaning specified in Section 12.1.
     “Demand” has the meaning specified in Section 17.8(a).
     “Device” means a handset, Wireless Data Card or other hardware that operates on the Sprint Network and that is assigned an MSID.
     “Device Proprietary Information” means (i) Sprint’s preferred roaming list, as changed by Sprint, in its sole discretion, from time to time and (ii) software implementing Sprint’s Device user interface design features and structure, developed and installed in Devices with or for Sprint by manufacturers under agreements preserving Sprint’s proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the Term (including any Phase-Out Period) applicable with respect to any Party by Sprint, its agents or vendors.
     “Disclosing Party” has the meaning specified in Section 15.1(a).
     “Disputed Service Offering Terms” has the meaning specified in Section 17.8(a).
     “Divested Business” has the meaning specified in Section 16.1(b).
     “Divestiture Date” has the meaning specified in Section 16.1(a).
     “DMA” means a designated market area as determined by Nielsen Media Research.
     “Drag-Along Option” has the meaning specified in Section 9.6(a).
     “Dual-Mode Pricing Schedule” has the meaning specified in Section 2.11(b).
Confidential Information — Subject to Nondisclosure Obligations

     “Due Date” has the meaning specified in Section 7.2.
     “Effective Date” has the meaning specified in the preamble.
     “Eligible Person” has the meaning specified in Section 13.9(a).
     “End User” means, with respect to any SIG Party, any end user customer purchasing Private Label Service from such SIG Party (or a Controlled Affiliate of such SIG Party pursuant to Section 2.7).
     “End User Data” means, with respect to any SIG Party, all information collected or developed by (i) such SIG Party or any of its Affiliates regarding its End Users or (ii) Sprint or any other SIG Party or any of their respective Affiliates regarding its End Users (solely in their capacity as End Users of such SIG Party), which has come into the possession or knowledge of any other Party in the course of negotiating, entering into or performing this Agreement, including under each of clauses (i) and (ii) of this definition, location-based information, status/presence, service usage (voice or data or messaging), data usage, aggregate information with respect to End Users of such each SIG Party (e.g., usage patterns of such End User), but excluding aggregate information with respect to all end users or all resale end users (including all End Users of all SIG Parties) of the Sprint Network, all phone or other identification numbers issued to End Users, all electronic serial numbers, all End User personalization information and all automatic number identification information and all information described in the FCC’s definition of “Customer Proprietary Network Information” as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).
     “ESN” means the electronic equipment number assigned to a Device by the manufacturer. Due to the limited characters in an ESN, all available ESN combinations have been assigned to wireless Devices. Newly manufactured wireless Devices are now assigned an MEID in place of an ESN. For purposes of this Agreement, the use of “ESN” shall also include “MEID”.
     “Existing Requested Enabler” has the meaning specified in Section 2.2.5(a)(i).
     “Exiting SIG Party” has the meaning specified in Section 13.7(c).
     “Facilities” means all software, hardware, equipment, circuits and other tangible and intangible property owned, leased, licensed or for which Sprint or any of its Affiliates has the right to use in providing the PCS Service.
     [*****]
     “FCC” means the Federal Communication Commission or any successor agency.
     “FCC Rules” means the rules promulgated by the FCC, as amended from time to time.
     “Five-Year Renewal Option” has the meaning specified in Section 3(a).
     “Five-Year Renewal Period” has the meaning specified in Section 3(a).
     “Force Majeure” has the meaning specified in Section 17.16.
     “Forward Pricing Period” has the meaning specified in Section 2.1.1 of Schedule 1.0.
     “Frustrated Party” has the meaning specified in Section 17.16.
     “Google” means Google Inc. or, to the extent any Controlled Affiliate of Google Inc. becomes a party to this Agreement in accordance with the terms hereof, such Controlled Affiliate, and, in either case, any successor thereto.
     [*****]
     “Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, or any entity exercising executive, legislative judicial, regulatory or administrative functions of or pertaining to government, including the FCC.
     “Guarantor” means (i) with respect to Brighthouse, Advance/Newhouse Partnership, (ii) with respect to Comcast, Comcast Cable Communications, LLC, (iii) with respect to TWC, Time Warner Cable
Confidential Information — Subject to Nondisclosure Obligations

Inc., and (iv) with respect to Google, Intel or any Cable Operator, to the extent required pursuant to Section 2.4(b) or 2.4(c), such Party’s Ultimate Parent, or any of their respective successors.
     “Guaranty” has the meaning specified in Section 7.6(b).
     “iDEN” means the mobile telecommunications technology developed by Motorola, Inc., and operated by Sprint in the United States within certain 800-900Mhz SMR frequencies.
     “In Service Date” means the date that any SIG Party first has End Users activated in any Market under this Agreement.
     “Indemnified Party” has the meaning specified in Section 12.3(a).
     “Indemnifying Party” has the meaning specified in Section 12.3(a).
     “Initial Term” has the meaning specified in Section 3(a).
     “Intel” means Intel Corporation or, to the extent any Controlled Affiliate of Intel Corporation becomes a party to this Agreement in accordance with the terms hereof, such Controlled Affiliate, and, in either case, any successor thereto.
     “Intellectual Property” means any and all (by whatever term known or designated) tangible and intangible, now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including all exploitation rights, copyrights, neighboring rights and moral rights (including the right to display, publicly perform, reproduce, transmit, distribute and create derivative works), (b) trademark and trade name rights and similar rights (including service marks, trade dress, Internet domain names and all related goodwill appurtenant thereto), (c) trade secret rights, (d) patents (including the rights to make, use, sell, have made, have sold, import and have imported and all shop rights related thereto), designs, algorithms, circuit layouts, mask works and other industrial property rights, (e) all other proprietary rights of every kind and nature throughout the universe, however designated (including logos, character rights, rights of publicity, “rental” rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise, and (f) all registrations, applications, renewals, extensions, continuations, divisions or reissues of any of the foregoing now or hereafter in force throughout the universe.
     “KB” has the meaning specified in Section 2.8.1 of Schedule 1.0.
     “Loss of Market” has the meaning specified in Section 13.4(b).
     “Mandatory Migration Period” has the meaning specified in Section 9.6(a).
     “Market” means the area or areas set forth in Schedule 2.0 in which the PCS Service is made available to the SIG Parties directly by Sprint, any of its Controlled Affiliates or by any Participating Sprint Service Provider Affiliate, as Schedule 2.0 may be amended or modified from time to time in accordance with Section 6.1(b) and Section 13.4(b)(i).
     “MDN” means a mobile directory number assigned to a mobile Device. This number is either assigned through number pooling to the mobile Device by Sprint or transferred to Sprint to be assigned to the mobile Device through the wireless local number porting process.
     “MDN/MSID Pooling” has the meaning specified in Section 6.5.
     “MEID” means a 40 character mobile equipment identifier assigned to a Device by the manufacturer in place of an ESN.
     “Modified Roaming List” has the meaning specified in Section 8.1.2.
     [*****]
     [*****]
     [*****]
Confidential Information — Subject to Nondisclosure Obligations

     “MSID” means the mobile station identification number, which is the number assigned by Sprint that associates the home wireless service provider (e.g., Sprint) to the MDN assigned to the mobile Device.
     “MSO Core Services” means, with respect to each MSO Party, such MSO Party’s or any of its Affiliates’ [*****].
     “MSO Party” means each of Comcast, TWC and Brighthouse and, to the extent Comcast exercises its right to elect to cause a Cable Operator to become party to this Agreement pursuant to Section 2.4(c), such Cable Operator.
     “Network Data Block Rate” means the percentage of data sessions on the Sprint Network that are blocked as compared to the total number of attempts made by users on the Sprint Network over a calendar month. The data session is deemed blocked if the user cannot successfully place a data session while within the Sprint Coverage Area.
     “Network Data Drop Rate” means the percentage of data sessions on the Sprint Network that are dropped as compared to the total number of data sessions established on the Sprint Network over a calendar month. The data session is dropped when a user experiences an abnormal data session release without such user having manually ending the data session while within the Sprint Coverage Area.
     “Network Voice Block Rate” means the percentage of voice calls on the Sprint Network that are blocked as compared to the total number of attempts made by users on the Sprint Network over a calendar month. The voice call will be deemed blocked if the user cannot successfully place a voice call while within the Sprint Coverage Area.
     “Network Voice Drop Rate” means the percentage of voice calls on the Sprint Network that are dropped as compared to the total number of calls established on the Sprint Network over a calendar month. The voice call is dropped when a user experiences an abnormal voice call release without either party to such voice call manually ending the call while within the Sprint Coverage Area.
     “Network Performance Measure” has the meaning specified in Section 9.5.2.
     “Network Performance Termination Event” has the meaning specified in Section 9.5.2.
     “Network Performance Triggering Event” has the meaning specified in Section 9.5.2.
     “New Core Network Enabler Request” has the meaning specified in Section 2.2.5(a).
     “New Requested Enabler” has the meaning specified in Section 2.2.5(a)(ii).
     “New Reseller Technology” has the meaning specified in Section 2.2.6(a).
     “NewCo” means NewCo LLC (as such term is defined in the Transaction Agreement).
     “NewCo Core Service” means the subscriber paid, monthly recurring charge, access based wireless broadband service operating over the NewCo Network.
     “NewCo Founders” means NewCo, Comcast, TWC, Brighthouse, Google and Intel and each of its Affiliates to the extent that it or such Affiliate is, as of the date of determination, a party to this Agreement or another agreement relating to the resale of PCS Service, and, each of the foregoing, a “NewCo Founder”.
     “NewCo Network” means any network deployed, owned or operated by NewCo or any of its Controlled Affiliates in the United States.
     “NewCo Parent” means NewCo (as such term is defined in the Transaction Agreement).
     “Non-Core Network Services” are those services (and related services and resources) that are not Core Network Services or Core Network Enablers, examples of which are content, applications (including push-to-talk data applications), any SIG Party-procured or developed services, logistics support, customer care, billing and invoicing, and other support services.
     “Non-Frustrated Party” has the meaning specified in Section 17.16.
Confidential Information — Subject to Nondisclosure Obligations

     “Non-Qualifying End User” has the meaning specified in Section 2.3.2(b).
     “Opt-In Agreement” has the meaning specified in Section 2.4(b).
     [*****]
     “Participating Person” has the meaning specified in Section 13.9(a).
     “Participating Sprint Service Provider Affiliate” means, Shentel Telecommunications Co., iPCS Wireless, Inc. and any other Sprint Service Provider Affiliate that becomes a “Participating Sprint Service Provider Affiliate” after the Effective Date in accordance with Section 6.1(b).
     “Party” means Sprint or any SIG Party.
     “Payment Deadline” has the meaning specified in Section 13.9(a).
     “PCS” means all radio communications that encompass mobile and ancillary fixed communication as set forth in 47 C.F.R. § 24.5, which as of the Effective Date utilizes frequency bands approaching 1.9 gigahertz in broadband.
     “PCS License” means any franchise, license, permit, certificate, ordinance, approval or other authorization from any Governmental Authority that is necessary for the provision of the PCS Service.
     “PCS Service” means the 2G and 3G PCS service operating over the Sprint Network to be provided by Sprint or any of its Controlled Affiliates to each SIG Party as required pursuant to this Agreement. For purposes of clarification, PCS Service does not include Roaming.
     “Performance Threshold” has the meaning specified in Section 9.5.2.
     “Permitted Bundle” means:
     (a) with respect to each MSO Party, (i) Private Label Service offered as part of a bundle of products and services that includes [*****] or (ii) Private Label Service offered [*****];
     (b) [*****];
     (c) with respect to Google, Private Label Service offered as part of an unlimited voice and data service plan to End Users as part of a package that includes [*****]; and
     (d) with respect to Intel, Private Label Service offered as part of [*****].
     “Permitted Strategic Transaction” means (a) with respect to any MSO Party, a sale, merger, consolidation, spin-off, public offering of stock or similar strategic transaction or series of related transactions resulting in a sale, transfer or change of control of any of (i) such MSO Party’s Ultimate Parent or any Person that controls such Ultimate Parent or (ii) all or substantially all of its and its Controlled Affiliates’ cable division or business (or successor or operational or functional equivalent), (b) with respect to Google, a sale, merger, consolidation, spin-off, public offering of stock or similar strategic transaction or series of related transactions resulting in a sale, transfer or change of control of any of (i) Google’s Ultimate Parent or any Person that controls such Ultimate Parent or (ii) all or substantially all of its and its Controlled Affiliates’ internet search division or business (or successor or operational or functional equivalent), (c) with respect to Intel, a sale, merger, consolidation, spin-off, public offering of stock or similar strategic transaction or series of related transactions resulting in a sale, transfer or change of control of any of (i) Intel’s Ultimate Parent or any Person that controls such Ultimate Parent or (ii) all or substantially all of its and its Controlled Affiliates’ mobility group (or successor or operational or functional equivalent), (d) with respect to NewCo, a sale, merger, consolidation, spin-off, public offering of stock or similar strategic transaction or series of related transactions resulting in a sale, transfer or change of control of any of (i) NewCo’s Ultimate Parent or any Person that controls such Ultimate Parent or (ii) all or substantially all of its and its Controlled Affiliates’ wireless broadband division or business (or successor or operational or functional equivalent), and (e) with respect to Sprint, a sale, merger, consolidation, spin-off, public offering of stock or similar strategic transaction or series of related transactions resulting in a sale, transfer or change of control of any of (i) Sprint’s Ultimate Parent or any Person that controls such Ultimate Parent or (ii) all or substantially all of its and its Controlled Affiliates’ CDMA division or business (or successor or operational or functional equivalent).
Confidential Information — Subject to Nondisclosure Obligations

     “Permitted Targeted End User” has the meaning specified in Section 2.3.1(b).
     “Person” means any individual, partnership, limited liability partnership, limited liability company, corporation, trust, other business association or business entity, estate or other entity.
     “Phase-Out Period” has the meaning set forth in Section 13.6.
     “POPs” means an estimate of the population of a specified geographic area as derived from the published data from a nationally recognized source of such information (as reasonably selected by Sprint and agreed to by the other Parties).
     “Premium Content” means content that an End User of any SIG Party receives (e.g., ringer, game, daily traffic reports) or a service that an End User of any SIG Party receives (e.g., cast a vote, register for a contest) using Premium SMS Service.
     “Premium SMS Service” means the service where an End User of a SIG Party sends an SMS to a Short Code and/or receives an SMS from such Short Code to allow the End User to do such things as cast a vote, register for a contest, request mobile coupons, or initiate a download of Premium Content, as further described in the Agreement, Schedule 1.0 and the Private Label Operations Manual. Premium SMS Service is available anywhere that an End User of a SIG Party can send and receive SMS messages on the Sprint Network.
     “Pricing Guidelines” has the meaning specified in Section 17.8(d).
     “Private Label Operations Manual” means the operations manual relating to the sale of the PCS Service delivered by Sprint to each SIG Party contemporaneously with the execution and delivery hereof, as such manual may be amended, modified and supplemented from time to time in accordance with Section 9.1.
     “Private Label Service” means, with respect to any SIG Party, the PCS Service provided by such SIG Party (or by a Controlled Affiliate of such SIG Party pursuant to Section 2.7) to end user customers as a reseller of the PCS Service pursuant to this Agreement. Private Label Service does not include any roaming services provided under Section 13.5(b).
     “Quarterly Roadmap” has the meaning specified in Section 2.2.2.
     “Receiving Party” has the meaning specified in Section 15.1(a).
     “Representatives” has the meaning specified in Section 15.1(b)(i).
     “Residuals” has the meaning specified in Section 15.2(d).
     “Restricted Entity” means any of the following [*****].
     “Roaming” means any wireless telecommunication service that does not use the Sprint Network, but not including any services specifically excluded pursuant to Section 2.2.10.
     “Roaming List” has the meaning specified in Section 8.1.2.
     “Rules” has the meaning specified in Section 17.8(b).
     “Sale of License” has the meaning specified in Section 13.4(a).
     “Service Assumption Agreement” has the meaning specified in Section 13.4(a).
     [*****]
     “Service Offering Dispute” has the meaning specified in Section 17.8(a).
     “SIG Competitive Business” means (a) with respect to the MSO Parties, the business of a Person that has, on a consolidated basis with its Affiliates, in the most recent fiscal year of such Person ended prior to the date of measurement, United States-source revenue in the aggregate of at least [*****] from (i) [*****], (ii) [*****] or (iii) any combination thereof; (b) with respect to Google, the business of a Person that has, on a consolidated basis with its Affiliates, in the most recent fiscal year of such Person ended prior to the date of measurement, United-States source revenue in the aggregate of at least [*****] from (i) [*****], (ii) [*****] or (iii) any combination thereof; and (c) with respect to Intel, the business of a
Confidential Information — Subject to Nondisclosure Obligations

Person that has, on a consolidated basis with its Affiliates, in the most recent fiscal year of such Person ended prior to the date of measurement, United States-source revenue in the aggregate of at least [*****] from [*****].
     “SIG Competitive Transaction” means a merger, acquisition, sale, investment or other business combination pursuant to which Sprint becomes an Affiliate of another Person that operates a SIG Competitive Business or pursuant to which Sprint acquires a SIG Competitive Business.
     “SIG Party” means each of (i) Comcast, TWC and Brighthouse, (ii) to the extent NewCo exercises the joinder agreement on the Closing Date in accordance with Section 2.4(b), NewCo, (iii) to the extent Google Inc. or Intel Corporation exercises its 3G MVNO Option (or Google Inc. elects to become a Participating Person in accordance with Section 13.9), Google and/or Intel, as applicable, upon the execution of the joinder agreement contemplated by Section 2.4(b) or 13.9, as applicable, and (iv) to the extent Comcast exercises its right to elect to cause a Cable Operator to become party to this Agreement pursuant to Section 2.4(c), such Cable Operator upon the execution of the joinder agreement contemplated by Section 2.4(c), until such time, in each case, this Agreement is terminated with respect to such Party and the applicable Phase-Out Period has expired in accordance with the terms of this Agreement.
     “SIG Party Data Content and Applications” has the meaning specified in Section 6.2.2.
     “SIG Party-Defined Device” means, with respect to any SIG Party, any Device developed by or on behalf of such SIG Party (it being understood, for the avoidance of doubt, that a Sprint PLS Pre-Approved Handset is not a “SIG Party-Defined Device” for purposes of this Agreement.
     “SIG Party Indemnitee” has the meaning specified in Section 12.2.
     “SIG Party Marks” has the meaning specified in Section 11.1.2.
     “SIG Party Wireless Network” has the meaning specified in Section 9.2.4.
     [*****]
     “SMS” means alphanumeric or binary messages using Sprint’s short message gateway and service center, as further described in this Agreement, Schedule 1.0 and the Private Label Operations Manual.
     [*****]
     “Sprint” has the meaning specified in the preamble.
     “Sprint Competitive Business” means the business of a Person that has, on a consolidated basis with its Affiliates, United States-source revenue from [*****] in excess of [*****] in the most recent fiscal year of such Person ended prior to the date of measurement.
     “Sprint Competitive Transaction” means a merger, acquisition, sale, investment or other business combination pursuant to which a SIG Party becomes an Affiliate of another Person that operates a Sprint Competitive Business or a SIG Party acquires a Sprint Competitive Business.
     “Sprint Coverage Area” means the geographical area that is served by that portion of the Sprint Network owned, operated and controlled directly by Sprint or any of its Affiliates.
     “Sprint Data Services” means those services listed as Sprint Data Services, as described in Section 2.12 of Schedule 1.0 and the Private Label Operations Manual.
     “Sprint Data Transport Service” means the transmission of data packets using the CDMA packet data switching network of Sprint, its Controlled Affiliates and the Sprint Service Provider Affiliates.
     “Sprint Indemnitee” has the meaning specified in Section 12.1.
     “Sprint Marks” has the meaning specified in Section 11.1.1.
     “Sprint Network” means the CDMA network owned and operated by Sprint, any of its Controlled Affiliates and/or the Sprint Service Provider Affiliates.
Confidential Information — Subject to Nondisclosure Obligations

     “Sprint Network Service Termination Date” has the meaning specified in Section 9.6(a).
     “Sprint Parent” means Sprint Nextel Corporation, a Kansas corporation, or its successor.
     “Sprint PLS Pre-Approved Handsets” means a Device that has been certified by Sprint such that it is available for resale by any SIG Party or any other reseller.
     “Sprint Service Provider Affiliate” means an entity that provides mobile wireless telecommunications products and services under the “Sprint” or “Sprint Spectrum” service marks or any other service marks subsequently used by Sprint or any of its Affiliates pursuant to an arrangement with Sprint or any of its Affiliates under which the Sprint Service Provider Affiliate constructs wireless network coverage and performs operational functions in defined geographic areas.
     “Strategic Alliance Agreement” has the meaning specified in Section 2.12.
     “Successor Network” means a wireless, mobile voice and data network that Sprint or any of its Controlled Affiliates owns and controls, but does not include the iDEN network or any network providing services over 2.5 GHz spectrum or any unlicensed spectrum. For purposes of clarification, Successor Network does not include any third party network that Sprint or any of its Controlled Affiliates may have access to solely by virtue of contractual relationship with a third party, through roaming relationships or otherwise, unless otherwise agreed in writing by such third party.
     “Tag-Along Option” has the meaning specified in Section 9.6(a).
     “Taxes” means all taxes, including federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees imposed on or with respect to the PCS Service, excepting (i) taxes on the net income of Sprint or (ii) taxes levied on real or personal property.
     “Term” has the meaning specified in Section 3(b).
     “Third-Party Expert” has the meaning specified in Section 17.8(b).
     “Three-Year Renewal Period” has the meaning specified in Section 3(a).
     “Transaction Agreement” means the Transaction Agreement and Plan of Merger dated as of May 7, 2008 among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Advance/Newhouse Partnership, Google Inc. and Intel Corporation, as amended, modified or supplemented from time to time.
     “Transition Assistance” has the meaning specified in Section 13.8(a).
     “Transition Period” has the meaning specified in Section 13.8(b).
     “Triggering Event” has the meaning specified in Section 13.5(a).
     “TWC” has the meaning specified in the preamble.
     “Ultimate Parent” means, with respect to any Person at any time, the Person (other than any natural person or any trust or other investment vehicle established primarily for the benefit of any natural person) that directly or indirectly controls such Person and all other Persons with a direct or indirect controlling interest in such Person, which, on the date hereof, (i) in the case of Brighthouse is Advance/Newhouse Partnership, (ii) in the case of Comcast is Comcast Corporation, (iii) in the case of TWC is Time Warner Cable Inc., (iv) in the case of Sprint is Sprint Nextel Corporation, (v) in the case of NewCo is NewCo Parent, (vi) in the case of Google is Google Inc. and (vii) in the case of Intel is Intel Corporation (it being understood that if a publicly traded corporation or other entity directly or indirectly controls any Person, such publicly traded corporation or other entity shall be deemed to be the Ultimate Parent of such Person regardless of whether any other Person may have a direct or indirect controlling interest in such publicly traded corporation or other entity).
     “User-Plane LBS” means user-plane location based services that allow a User-Plane Location Application to obtain geographically relevant information only for a User-Plane Location Handset, in near real time, where requests for location information for a User-Plane Location Handset may only be initiated from such User-Plane Location Handset, as described in more detail in this Agreement, Schedule 1.0 and the Private Label Operations Manual.
Confidential Information — Subject to Nondisclosure Obligations

     “User-Plane Location Application” means an application that utilizes user-plane location technology to provide services on a User-Plane Location Handset and uses the location information provided through a User-Plane Location Look-Up.
     “User-Plane Location Handset” means a Device that: (i) is GPS capable and (ii) is certified on the Sprint Network as described in more detail in this Agreement.
     “User-Plane Location Look-Up” means the process whereby the User-Plane Location Platform, after receiving a request for location information from a User-Plane Location Handset utilizing a User-Plane Location Application, determines the approximate location of such User-Plane Location Handset via assisted GPS, triangulation, time difference of arrival, or cell sector, and returns corresponding latitude/longitude/accuracy/ time components to the User-Plane Location Handset.
     “User-Plane Location Platform” means the hardware, software and systems that are part of the Sprint Network to enable a User-Plane Location Look-Up for a User-Plane Location Handset.
     “USF” has the meaning specified in Section 7.5.2.
     “Value Added Reseller” means any Person that combines the PCS Service with another service that adds “value” to the PCS Service, such as creating an integrated product or complete “turn-key” solution, for purposes of resale under its own brands to its own commercial end users, provided that (i) the PCS Service is marketed and used in compliance with the terms of this Agreement and (ii) such Person will have no direct contact with Sprint and the applicable SIG Party or any of its Controlled Affiliates will interact with and provide all necessary support to such Person.
     “WiMAX” means the IEEE 802.16e-2005 Wave 2 conforming technology standard, including future evolution thereof (as defined by the WiMAX Forum).
     “Wireless Data Card” means a wireless modem that has been certified to operate on the Sprint Network.
     “Wireless PDA” means a handheld device that combines computing, Internet, and networking features, serves as a personal organizer, and supports PCS Service.
     “Wireless Service” means a United States domestic public wireless radio telecommunications service and any other available public radio services authorized under the FCC Rules, including cellular, SMR and PCS services at the 800 MHz, 900 MHz and 1900 MHz frequency bands, in each case that is offered at retail (i.e., to end users); provided that the term “Wireless Service” shall exclude any service operating or provided over the NewCo Network.
     “Work Order” means a work order entered into in accordance with the processes defined in the Private Label Operations Manual, as modified by Schedule 8.0.
2. SIG Party Relationship
     2.1 General
Under and as more fully described in this Agreement, Sprint will provide and sell the PCS Service to each SIG Party. Sprint hereby authorizes each SIG Party and its Controlled Affiliates, representatives and agents to market the PCS Service as Private Label Service to Permitted Targeted End Users as more fully described in this Agreement.
     2.2 Services Provided
          2.2.1 In General
Sprint will provide Core Network Services to each SIG Party for resale by such SIG Party to End Users as Private Label Service as more specifically set forth in this Agreement. Existing Core Network Services are listed on Schedule 3.0 to this Agreement.
Confidential Information — Subject to Nondisclosure Obligations

          2.2.2 Core Network Offerings Roadmap
     (a) Within 30 days after the end of each calendar quarter during the Term (excluding any Phase-Out Period), Sprint will provide each SIG Party with a rolling 36-month roadmap (each, a “Quarterly Roadmap”) of Sprint’s plans for (x) new Core Network Services and new Core Network Enablers and (y) modifications, enhancements and updates to Core Network Services and Core Network Enablers, in each case, for both its direct retail operations and wireless resale service operations (collectively, “Core Network Offerings”), which Quarterly Roadmap shall include, among other things, the relative timing, status and progression of development of each Core Network Offering and the nature of elements required to complete such development, such that each SIG Party (i) can anticipate upcoming changes and additions to the Core Network Services and Core Network Enablers provided under this Agreement; (ii) can recommend desired features and functionality for inclusion in the Core Network Offerings; and (iii) can make timely requests for new Core Network Enablers, Non-Core Network Services and Customized Services in accordance with the terms of this Agreement; provided, however, that Sprint may in good faith limit any information relating to any Core Network Offering otherwise required to be set forth on a Quarterly Roadmap solely to the extent necessary to comply with its confidentiality obligations to any third party (it being understood that Sprint shall use its commercially reasonable efforts to maximize the information that may be disclosed to the SIG Parties).
     (b) Sprint shall thereafter, and subject to the proviso set forth in Section 2.2.2(a), provide each SIG Party with such additional information reasonably requested by any of them with regard to any Core Network Offering, including, to the extent known, the technical specifications thereof.
     (c) During the Term (including any Phase-Out Period) applicable with respect to any SIG Party, representatives of each SIG Party and Sprint will meet at least once per quarter as part of the Parties’ periodic operational review process to discuss, among other things, the most recently delivered Quarterly Roadmap and any other ideas or concepts that any SIG Party or Sprint believes is material to the relationships among the Parties.
          2.2.3 Existing and New Core Network Services
     (a) To the extent technically feasible, Sprint shall make each new Core Network Service available to each SIG Party, unless such SIG Party notifies Sprint in writing that it is not interested in purchasing such new Core Network Service, by the later of (i) the [*****] and (ii) [*****]; provided, however, that to the extent that [*****]. “Commercial Launch Date” means, with respect to any new Core Network Service, the date on which such new Core Network Service is commercially available (excluding any test or trial) from Sprint or any of its Controlled Affiliates [*****] covering a total of at least [*****]. In no event will Sprint be liable to the extent a delay in providing services under this Section 2.2.3 is caused by any third party or the SIG Party(ies).
     (b) Without limiting Section 2.13, the price and other price related terms on which Sprint will make each new Core Network Service available to each SIG Party will be determined as follows:
(i)	No later than [*****] prior to the anticipated Commercial Launch Date for such new Core Network Service, Sprint shall provide each SIG Party with a written notice setting forth a reasonably detailed description of such new Core Network Service and the price and other price related terms on which Sprint proposes to make such new Core Network Service available to such SIG Party.

(ii)	For a period of [*****] after the delivery by Sprint of such notice, the SIG Parties interested in purchasing such new Core Network Service, on the one hand, and Sprint, on the other hand, will use their commercially reasonable efforts to reach agreement on such price and other price related terms.

(iii)	If such Parties are not able to reach an agreement within such 30-day period, one or more senior executives of each such Party shall attempt to reach agreement on such price and other price related terms within 30 days after the expiration of such [*****] period.

(iv)	If the senior executives of such Parties are not able to reach an agreement within such [*****] period, either the SIG Parties interested in purchasing such new Core
Confidential Information — Subject to Nondisclosure Obligations

Network Service or Sprint may submit the determination of such price and other price related terms to binding arbitration pursuant to Section 17.8.

(v)	The price and other price related terms either agreed by the interested SIG Parties and Sprint or, in the absence of such agreement, determined by the Third-Party Expert pursuant to Section 17.8, will be the price and other price related terms on which Sprint will make such new Core Network Service available to the SIG Parties; provided, however, that if the determination of such price and other price related terms is submitted to arbitration in accordance with clause (iv) above, within 10 Business Days following the date on which the Third-Party Expert renders its written decision pursuant to Section 17.8, each SIG Party interested in purchasing such new Core Network Service shall have the right, in its sole and absolute discretion, to reject such price and other price related terms and elect not to purchase such new Core Network Service pursuant to this Agreement, in which case Sprint shall have no further obligation to deliver such new Core Network Service pursuant to Section 2.2.3(a).
     (c) To the extent the non-pricing related terms associated with any new Core Network Service to be made available by Sprint to one or more SIG Party(ies) hereunder are not set forth in this Agreement, Sprint shall make such new Core Network Service available on commercially reasonable non-pricing related terms.
     (d) Sprint agrees that it will in good faith take into consideration the technical prerequisites, design and functionality of the Private Label Service being offered by each SIG Party in designing each Core Network Service. If Sprint nonetheless determines in good faith that it is not technically feasible to make available any new Core Network Service to any SIG Party in accordance with Section 2.2.3(a), Sprint shall cooperate in good faith with such SIG Party to develop and make available to such SIG Party a service reasonably comparable (including as to functionality and scope) as such new Core Network Service. In addition, if during the Term (including any Phase-Out Period) applicable with respect to any SIG Party, it later becomes technically feasible to provide such new Core Network Service, Sprint shall thereafter be obligated to make such new Core Network Service available to such SIG Party in accordance with this Section 2.2.3.
          2.2.4 Existing Core Network Enablers
     Sprint will provide the Core Network Enablers described in Schedule 3.0 to each SIG Party for use by such SIG Party in the development of services and applications that such SIG Party will resell to its End Users on the terms and conditions set forth in Schedule 3.0. Sprint will provide new Core Network Enablers to each SIG Party as described in Section 2.2.5 and Section 2.2.6 below.
          2.2.5 Requested Core Network Enablers
     (a) If one or more SIG Parties request by submitting a “Business Request Document” under the Work Order process (any such request, a “New Core Network Enabler Request”) a new Core Network Enabler not set forth on Schedule 3.0 that is, in Sprint’s good faith determination, within the technical capabilities of the Sprint Network at the time of such request, the Parties will undertake the Work Order process, provided that Sprint shall make such new Core Network Enabler available to such SIG Party(ies) as soon as reasonably practicable following the date such New Core Enabler Request was made, but no later than:
(i)	if Sprint or any of its Controlled Affiliates has made available to Customers of its retail operations any service or application utilizing such new Core Network Enabler or a substantially equivalent Core Network Enabler at any time prior to the date such New Core Enabler Request was made (a new Core Network Enabler required to be made available pursuant to this clause (i), an “Existing Requested Enabler”), [*****]; or

(ii)	if Sprint or any of its Controlled Affiliates has not made available to Customers of its retail operations any service or application utilizing such new Core Network Enabler or a substantially equivalent Core Network Enabler prior to the date such
Confidential Information — Subject to Nondisclosure Obligations

New Core Enabler Request was made (a new Core Network Enabler required to be made available, pursuant to this clause (ii), a “New Requested Enabler”), [*****];
provided, however, that if any new Core Network Enabler requested pursuant to this Section 2.2.5 would be required to be made available prior [*****] in accordance with clause (i) or (ii) above, notwithstanding anything in clause (i) or (ii) above to the contrary, the deadline for Sprint to make such new Core Network Enabler available shall [*****]; provided, further, that (x) if Sprint does not make an Existing Requested Enabler available to such SIG Party(ies) by the date required pursuant to Section 2.2.5(a)(i) (subject to the immediately preceding proviso) and except to the extent such delay is caused by any third party or the SIG Party(ies), then [*****].
     (b) Without limiting Section 2.13, the price and other price related terms on which Sprint will make each new Core Network Enabler requested pursuant to this Section 2.2.5 available to the SIG Parties will be determined as follows:
(i)	Within [*****] of the making of the New Core Network Enabler Request in the case of any Existing Requested Enabler or within [*****] of making of the New Core Network Enabler Request in the case of any New Requested Enabler, Sprint shall deliver to the SIG Party(ies) making such request a written response through the Work Order process setting forth (i) Sprint’s good faith determination of [*****]and (ii) the price and other terms on which Sprint proposes to make such new Core Network Enabler available to the requesting SIG Party(ies).

(ii)	For a period of [*****] after the delivery by Sprint of such written indication, the requesting SIG Party(ies), on the one hand, and Sprint, on the other hand, will use their commercially reasonable efforts to reach agreement on such price and price related terms.

(iii)	If such Parties are not able to reach an agreement within such [*****] period, one or more senior executives of each such Party shall attempt to reach agreement on such price and other price related terms within [*****] after the expiration of such [*****] period.

(iv)	If the senior executives of such Parties are not able to reach an agreement within such [*****] period, either the requesting SIG Party(ies) or Sprint may submit the determination of such price and other price related terms to binding arbitration pursuant to Section 17.8.

(v)	The price and other terms either agreed by the requesting SIG Party(ies) and Sprint or, in the absence of such agreement, determined by the Third-Party Expert pursuant to Section 17.8, will be the price and other price related terms on which Sprint will make such new Core Network Enabler available to the SIG Party(ies); provided, however, that if the determination of such price and other price related terms is submitted to arbitration in accordance with clause (iv) above, within [*****] following the date on which the Third-Party Expert renders its written decision pursuant to Section 17.8, each requesting SIG Party shall have the right, in its sole and absolute discretion, to reject such price and other price related terms and elect not to purchase such new Core Network Enabler pursuant to this Agreement, in which case Sprint shall have no further obligation to deliver such new Core Network Enabler pursuant to Section 2.2.5(a).
     (c) To the extent the non-pricing related terms associated with any new Core Network Enabler to be made available by Sprint to one or more SIG Party(ies) hereunder are not set forth in this Agreement, Sprint shall make such new Core Network Enabler available on commercially reasonable non-pricing related terms.
     (d) If Sprint determines in good faith that any New Core Network Enabler Request is not within the then-existing technical capabilities of the Sprint Network, Sprint shall discuss in good faith with the SIG Party(ies) making such request whether any reasonably comparable new Core Network Enabler
Confidential Information — Subject to Nondisclosure Obligations

is within such technical capabilities and what changes, updates and/or modifications to the Sprint Network would be required to bring the technical capabilities of the Sprint Network in line with such New Core Network Enabler Request. Sprint will thereafter keep the SIG Party(ies) making such request reasonably informed of any changes, updates and/or modifications to the technical capabilities of the Sprint Network, and will discuss in good faith with the SIG Party(ies) making such request any changes, updates and/or modifications to the technical capabilities of the Sprint Network reasonably requested by such SIG Parties.
          2.2.6 New Reseller Technologies
     (a) In addition to and without limiting Section 2.2.3 or 2.2.5, with respect to each new wireless service (including, any new Core Network Enabler), and each modification, enhancement and update to any existing wireless service, in each case, operating over the Sprint Network (each, a “New Reseller Technology”), Sprint shall, unless a SIG Party notifies Sprint in writing that it is not interested in purchasing such New Reseller Technology or [*****], make such New Reseller Technology available for launch by such SIG Party by no later than [*****]; provided, however, that if any material deviation to the technical capabilities or functionality of such New Reseller Technology is required to make it compatible with the Private Label Service offered by such SIG Party, Sprint and such SIG Party shall use commercially reasonable efforts to make such New Reseller Technology available to such SIG Party as soon as reasonably practicable. In no event will Sprint be liable to the extent a delay in providing services under this Section 2.2.6 is caused by any third party or the SIG Party(ies).
     (b) The price and other price related terms on which Sprint will make each New Reseller Technology available to each SIG Party will be determined as follows:
(i)	[*****].

(ii)	No later than [*****], Sprint shall provide each SIG Party with a notice containing a reasonably detailed description of such New Reseller Technology together with, and subject to the limitations imposed pursuant to clause (i) above, the price and other price related terms on which Sprint proposes to make such New Reseller Technology available to such SIG Party.

(iii)	For a period of [*****] after the delivery by Sprint of such notice, the SIG Parties interested in purchasing such New Reseller Technology, on the one hand, and Sprint, on the other hand, will use their commercially reasonable efforts to reach agreement on such price and other price related terms.

(iv)	If such Parties are not able to reach an agreement within such [*****] period, one or more senior executives of each such Party shall attempt to reach agreement on such price and other price related terms within [*****] after the expiration of such [*****] period.

(v)	If the senior executives of such Parties are not able to reach an agreement within such [*****] period, either the SIG Parties interested in purchasing such New Reseller Technology or Sprint may submit the determination of such price and other price related terms to binding arbitration pursuant to Section 17.8, subject, in all cases, to the limitations imposed pursuant to clause (i) above.

(vi)	The price and other price related terms either agreed by the SIG Parties interested in purchasing such New Reseller Technology and Sprint or, in the absence of such agreement, determined by the Third-Party Expert pursuant to Section 17.8, will be the price and other price related terms on which Sprint will make such New Reseller Technology available to the SIG Parties interested in purchasing such New Reseller Technology; provided, however, that if the determination of such price and other price related terms is submitted to arbitration in accordance with Section 2.2.6(b)(v), within [*****] following the date on which the Third-Party Expert renders its written decision pursuant to Section 17.8, each SIG Party interested in purchasing such New Reseller Technology shall have the right, in its sole and absolute discretion, to reject such price and other price related terms and elect not to purchase such New Reseller
Confidential Information — Subject to Nondisclosure Obligations

Technology pursuant to this Agreement, in which case Sprint shall have no further obligation to deliver such New Reseller Technology pursuant to Section 2.2.6(a).
     (c) To the extent the non-pricing related terms associated with any New Reseller Technology to be made available by Sprint to one or more SIG Party(ies) hereunder are not set forth in this Agreement, Sprint shall make such New Reseller Technology available on commercially reasonable non-pricing related terms.
     (d) Sprint agrees that it will in good faith take into consideration the technical prerequisites, design and functionality of the Private Label Service being offered by each SIG Party in designing each New Reseller Technology.
          2.2.7 Non-Core Network Services
     (a) If Sprint, on the one hand, and one or more SIG Parties, on the other hand, agree in writing, Sprint may provide such SIG Party(ies) with Non-Core Network Services for resale by such SIG Party(ies). The prices and terms applicable to any Non-Core Network Service to be provided by Sprint will be set forth in writing signed by authorized representatives of Sprint, on the one hand, and such SIG Party(ies) interested in purchasing such Non-Core Network Service, on the other hand. Except as provided in the next sentence or as otherwise agreed to in writing, Sprint is not required to provide Non-Core Network Services to any SIG Party. Attached hereto as Schedule 4.0 is a list of the Non-Core Network Services Sprint will provide to each SIG Party at such SIG Party’s election, subject to the terms set forth in Schedule 4.0 and in this Agreement.
     (b) Each SIG Party may procure Non-Core Network Services from third parties. Sprint shall fully cooperate with each SIG Party to complete the necessary interoperability testing between the Sprint Network and such SIG Party-procured Non-Core Network Service. Sprint’s certification of a SIG Party-procured Non-Core Network Service shall be limited solely to certifying the relevant application requests and responses between the Sprint Network and the SIG Party-procured Non-Core Network Service. Each SIG Party acknowledges that Sprint will not certify the usefulness or effectiveness of a SIG Party-procured Non-Core Network Service.
          2.2.8 Customized Services
One or more SIG Parties may from time to time request that Sprint provide, customize, develop and/or deliver other wireless services in addition to those described in Sections 2.2.3 through 2.2.7 above (each, a “Customized Service”). If one or more SIG Parties make such a request, such SIG Party(ies) will provide Sprint with a “Business Request Document” under the Work Order process for any requested Customized Services. If the requested Customized Service is within the existing technical capabilities of the applicable Facilities and is otherwise within or related to the scope of this Agreement, then Sprint will work in good faith with such SIG Party(ies) within the Work Order process described in Section 2.2.9. If the requested Customized Service is not within the existing technical capabilities of the applicable Facilities or is not otherwise within or related to the scope of this Agreement, then Sprint may elect, in its discretion, to work in good faith with such SIG Party(ies) within the Work Order process described in Section 2.2.9. If Sprint elects to develop any Customized Service, such SIG Party(ies) and Sprint will mutually agree on all applicable Work Order terms, including (i) the costs and expenses associated with the development and implementation of such Customized Service and (ii) the Parties’ respective intellectual property rights associated with such Customized Service including all works, materials, software, documentation, methods, apparatus, systems and the like prepared, developed, conceived or reduced to practice in connection with the development and/or implementation of such Customized Service.
          2.2.9 Implementation of Services; Work Orders
One or more SIG Parties may from time to time request that Sprint provide it with an interface, customized configuration, service, specific functionality or capability, or otherwise take action to accommodate its operations or undertake implementation of services under this Agreement. In such event, such SIG Party(ies) will provide Sprint with written notification of such request in the form of a proposed “Business Request Document” in accordance with Schedule 8.0. Sprint and such SIG Party(ies)
Confidential Information — Subject to Nondisclosure Obligations

will thereafter work together to negotiate in good faith the terms of a definitive Work Order in accordance with the processes defined in Schedule 8.0; provided that no such Work Order will be effective unless and until it is agreed upon in writing by Sprint and such SIG Party(ies). The SIG Party(ies) requesting any service through the Work Order process will pay Sprint the costs and expenses related to establishing such SIG Party(ies)’ ability to use such service as mutually agreed by Sprint and such SIG Party(ies) in the applicable Work Order. Attached hereto as Schedule 5.0 is a list of certain Core Network Enablers that the Parties intend to undertake through the Work Order process, as of the Effective Date.
          2.2.10 Specifically Excluded Services
Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 9.6, this Agreement does not obligate Sprint or any of its Affiliates to provide any SIG Party with access to any services operating on 2.5 GHz spectrum or any unlicensed spectrum, except as expressly provided in Schedule 5.0 with respect to [*****]) and in Section 2.1 with respect to [*****]. This Agreement does not obligate Sprint or any of its Affiliates to provide iDEN products or services.
     2.3 Limited Purpose
          2.3.1 Marketing Restrictions
     (a) The Parties acknowledge and agree that each SIG Party is a limited purpose reseller of the PCS Service and that, except as set forth in Section 2.3.4, each SIG Party will in good faith structure its [*****] as part of a Permitted Bundle; provided, however, that [*****], shall not be a violation of this Section 2.3.1.
     (b) For purposes of this Agreement, a “Permitted Targeted End User” means, with respect to any SIG Party, any End User of such SIG Party that is:
(i)	[*****];

(ii)	[*****];

(iii)	[*****];
          [*****]
          2.3.2 Limitation on Non-Qualifying End User Sales
     (a) Each SIG Party agrees that at no time during the Term (excluding any Phase-Out Period) applicable with respect to such SIG Party will more than [*****] of such SIG Party’s total End Users be Non-Qualifying End Users.
     (b) For purposes of this Agreement, a “Non-Qualifying End User” means, with respect to any SIG Party, any End User of such SIG Party (other than any End Users purchasing only prepaid Private Label Service, any End Users purchasing Private Label Service pursuant to Section 2.3.4 or sales made pursuant to an Agency Agreement) that meets one or both of the following requirements:
(i)	Such End User is not a Permitted Targeted End User; or

(ii)	Such End User is not purchasing Private Label Service on an account as part of a Permitted Bundle.
     (c) Notwithstanding anything to the contrary herein and in addition to any other cure period that may be applicable hereunder, no violation of Section 2.3.2(a) by any SIG Party shall give rise to any rights or remedies under this Agreement in favor of Sprint (including any right to terminate this Agreement pursuant to Section 13.1) unless such violation continues for a period of [*****] and remains uncured for a period of at least [*****] after written notice thereof is provided by Sprint to such SIG Party; provided that such [*****] period shall be extended to a [*****] period if such violation has not been cured prior to the expiration of such [*****] period as long as such SIG Party has implemented reasonable measures designed to remedy such violation during such [*****] period.
          2.3.3 Certain Understandings
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     (a) Solely for purposes of this Section 2.3, to the extent that multiple lines of Private Label Service are purchased on one account from a SIG Party, (i) the Person named as the account holder on such account shall be deemed to be the End User of each line of Private Label Service purchased on such account, (ii) all determinations as to whether such Person qualifies as a Non-Qualifying End User with respect to such SIG Party shall be made solely by reference to such Person and (iii) for purposes of Section 2.3.2(a), such Person shall be considered to be a separate End User for each line of Private Label Service purchased on such account. For example, [*****].
     (b) Notwithstanding anything in this Section 2.3 to the contrary, if an End User of a SIG Party purchases Private Label Service on one account as part of a Permitted Bundle that includes at least one MSO Core Service, and such End User [*****].
          2.3.4 Bundling Exception
Notwithstanding the foregoing provisions of this Section 2.3, each SIG Party shall have the right to sell Private Label Service as [*****].
          2.3.5 Reporting; Audit
From and after the one year anniversary of the Effective Date, each SIG Party will provide Sprint, at Sprint’s reasonable request in writing, but no more frequently than once per quarter, a written report detailing such SIG Party’s actual performance against the measurements described in Section 2.3.2. Sprint, at its expense, shall have the right during the Term (excluding any Phase-Out Period), upon at least [*****] prior written notice, to inspect and audit at the offices of each SIG Party during normal business hours all relevant books and records to determine compliance with this Section 2.3 (it being understood that such inspection and audit shall be conducted by an independent third party designated by Sprint and if such third party is not a “Big 4” accounting firm, then SIG Parties shall have the right to approve Sprint’s designation of such third party (which approval shall not be unreasonably withheld, conditioned or delayed)). Any information provided to Sprint under this Section 2.3.5 and any information derived from, and the process of, such review shall be Confidential Information and subject to the terms of Section 15. In the event that such audit reveals that more than [*****] of such SIG Party’s total End Users are Non-Qualifying End Users, such SIG Party agrees to pay the reasonable expenses of the independent third party auditor.
     2.4 SIG Party Participation
     (a) Except as set forth in Section 2.7, each SIG Party is authorized to purchase the PCS Service under this Agreement solely for the benefit of such SIG Party.
     (b) Each Party hereby acknowledges and agrees that on the Closing Date NewCo shall have the right to become a “Party” to this Agreement, as it may have been amended or modified after the Effective Date, as a “SIG Party” hereunder upon (i) the execution by NewCo of a joinder agreement in substantially the form attached as Schedule 10 hereto under which NewCo will agree to be bound by, and subject to, all of the covenants, terms and conditions of this Agreement applicable to a “SIG Party” hereunder generally, and to “NewCo” specifically and (ii) the execution by NewCo Parent of a letter agreement in substantially the form attached hereto as Attachment 2. Each Party further hereby acknowledges and agrees that on the Closing Date each of Google Inc. and Intel Corporation will be granted the option (the “3G MVNO Agreement Option”) pursuant to, in the case of Google Inc., a written agreement in substantially the form set forth in Schedule 12 or, in the case of Intel Corporation, a written agreement in substantially the form set forth in Schedule 13 (each, an “Opt-In Agreement”) pursuant to which each of Google Inc. and Intel Corporation or any of their respective Controlled Affiliates shall have the right to become a “Party” to this Agreement, as it may have been amended or modified after the Effective Date, as a “SIG Party” hereunder upon (i) the execution by Google Inc., Intel Corporation or any of their respective Controlled Affiliates, as applicable, of a joinder agreement in substantially the form attached as Schedule 10 hereto under which Google Inc. or Intel Corporation or any such Controlled Affiliate, as applicable, will agree to be bound by, and subject to, all of the covenants, terms and conditions of this Agreement applicable to a “SIG Party” hereunder generally, and to “Google”, in the case of Google Inc. or its Controlled Affiliate, and to “Intel”, in the case of Intel Corporation or its Controlled Affiliate, specifically and (ii), to the extent a Controlled Affiliate of Google Inc. or Intel Corporation, as applicable, will become a party to this Agreement and Sprint determines reasonably necessary, the
Confidential Information — Subject to Nondisclosure Obligations

Ultimate Parent of such Controlled Affiliate executes a Guaranty Agreement in substantially the form attached hereto as Attachment 1 or a letter agreement in substantially the form attached hereto as Attachment 2. Upon the admission of NewCo, Google Inc., Intel Corporation or any Controlled Affiliate of Google Inc. or Intel Corporation, as applicable, as a Party hereunder in accordance with this Section 2.4(b), such Person, as applicable, shall be entitled to all rights available to, and subject to all of the obligations imposed on, a SIG Party hereunder generally and on “NewCo”, in the case of NewCo, “Google”, in the case of Google Inc. or its Controlled Affiliate, and “Intel”, in the case of Intel Corporation or its Controlled Affiliate, specifically, and the terms of this Agreement shall otherwise remain unchanged; provided that [*****]. Sprint hereby agrees that neither it nor any of its Controlled Affiliates will amend or otherwise modify the terms of the Opt-In Agreement applicable to Google Inc. or Intel Corporation or, prior to the exercise by Google Inc. or Intel Corporation or any such Controlled Affiliate, as applicable, of its 3G MVNO Agreement Option, enter into an agreement relating to the resale of PCS Service with Google Inc., Intel Corporation or any of their respective Controlled Affiliates other than in connection with the exercise of the 3G MVNO Agreement Option.
     (c) The Parties hereby agree that at any time and from time to time at the election of Comcast, Comcast may cause [*****] or any of their respective Controlled Affiliates (each a “Cable Operator”) to become a “Party” to this Agreement as a “SIG Party” hereunder upon (i) the execution by such Cable Operator of a joinder agreement in substantially the form attached as Schedule 11.0 hereto under which such Cable Operator will agree to be bound by, and subject to, all of the covenants, terms and conditions of this Agreement as a “SIG Party” hereunder generally and as an “MSO Party” hereunder specifically and (ii), to the extent applicable and Sprint determines reasonably necessary, such Cable Operator’s Ultimate Parent executes a Guaranty Agreement in substantially the form attached hereto as Attachment 1 or a letter agreement in substantially the form attached hereto as Attachment 2. Upon the admission of any Cable Operator as a Party hereunder in accordance with the immediately preceding sentence, such Cable Operator shall be entitled to all rights available to, and subject to all of the obligations imposed on, a SIG Party hereunder generally and an “MSO Party” specifically, and the terms of this Agreement (including the pricing and terms set forth in Schedule 1.0) shall otherwise remain unchanged.
     (d) Except as provided in this Section 2.4(b) or 2.4(c), unless otherwise consented to in writing by Sprint, but without limiting Section 2.7, no other Person will be authorized to purchase the PCS Service under this Agreement.
     (e) Each Party acknowledges and agrees that if Sprint or any of its Controlled Affiliates (x) enters into any other agreement or understanding with any NewCo Founder that amends, modifies or supplements the terms of this Agreement, (y) enters into any other reseller agreement for PCS service with respect to any other NewCo Founder or (z) otherwise amends, modifies or supplements such NewCo Founder’s rights or obligations hereunder or thereunder (including changing any pricing, the services to be provided (including the provision of additional services) or the manner in which services are to be provided, but expressly excluding the Opt-In Agreements or any Agency Agreement), such NewCo Founder (or, if such NewCo Founder is not a Party, Sprint) shall promptly thereafter deliver a notice to each SIG Party (with a copy thereof to Sprint) then party to this Agreement of the entry into of such agreement or understanding attaching an execution copy thereof, and each SIG Party shall at any time thereafter have the right to cause Sprint or such Controlled Affiliate to enter into an agreement with it on substantially the same terms and conditions as such agreement or understanding with such other NewCo Founder [*****], Sprint shall, upon the request of such SIG Party exercising its right pursuant to this Section 2.4(e), enter into good faith discussions with respect to replacement terms and conditions or other agreements or arrangements with such other SIG Party that are reasonably comparable as to such other SIG Party); provided that to the extent that [*****].
     (f) Sprint hereby agrees that upon any Person becoming a party to this Agreement pursuant to Section 2.4(b) or 2.4(c), Sprint shall, promptly following the delivery by such Person of the applicable joinder agreement in accordance with such section, cause its Ultimate Parent to enter into a letter agreement with such Person in substantially the form attached hereto as Attachment 3 hereto.
     (g) Each Party acknowledges and agrees that if Sprint or any of its Controlled Affiliates enters into any Agency Agreement with respect to any NewCo Founder or any of its Controlled Affiliates,
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such NewCo Founder (or, if such NewCo Founder is not a Party, Sprint) shall promptly thereafter deliver a notice to each SIG Party (with a copy thereof to Sprint) then party to this Agreement of the entry into of such Agency Agreement attaching an execution copy thereof, and each SIG Party shall at any time thereafter have the right to cause Sprint or such Controlled Affiliate to enter into an Agency Agreement with it on substantially the same terms and conditions as such Agency Agreement with such other NewCo Founder [*****] or such SIG Party is not reasonably capable of complying with such terms, Sprint shall, upon the request of such SIG Party exercising its right pursuant to this Section 2.4(g), enter into good faith discussions with respect to replacement terms and conditions or other agreements or arrangements with such other SIG Party that are reasonably comparable as to such other SIG Party) [*****].
     2.5 Brand Restrictions
Each SIG Party may market the PCS Service as Private Label Service in compliance with Section 2.3 under any service marks, trademarks, trade names or other indicia or origin owned or controlled by such SIG Party or any of its Affiliates or for which such SIG Party or any of its Affiliates has the right to use in connection therewith except for any brand associated with [*****].
     2.6 Control of Sprint Network
No provision of this Agreement will be construed as vesting in any SIG Party any control whatsoever in any facilities or operations of Sprint, including the Facilities, or the operations of any Sprint Service Provider Affiliate or third party providing services to Sprint in support of this Agreement.
     2.7 Right to Make Available to Controlled Affiliates
Sprint hereby grants each SIG Party an unlimited right to make available the PCS Service purchased hereunder to any Controlled Affiliate of such SIG Party who shall in turn have the right to make available the PCS Service to end user customers in accordance with the terms of this Agreement in the same manner and to the same extent as though such Controlled Affiliate were a SIG Party hereunder; provided that (i) each SIG Party shall be responsible for any breach of this Agreement by its Controlled Affiliates, (ii) any act or omission by any SIG Party’s Controlled Affiliate that would be a breach of this Agreement if performed by such SIG Party shall be deemed to be a breach by such SIG Party of this Agreement and (iii) for each SIG Party, the relationship between Sprint, on the one hand, and such SIG Party and its Controlled Affiliates, on the other hand, shall be managed through a single SIG Party interface. PCS Service made available to end user customers by a Controlled Affiliate of a SIG Party shall be deemed to be sales of Private Label Service by, and such end user customers purchasing Private Label Service shall be deemed to be End Users of, such SIG Party for all purposes of this Agreement (including for billing and invoicing purposes and for purposes of determining (x) [*****] and (y) compliance with the limitations set forth in Section 2.3 with respect to Non-Qualifying End User sales).
     2.8 No Sale to Other Resellers
No SIG Party will, directly or indirectly, (i) enter into any agreement or other arrangement with any Person granting such Person any rights to purchase Private Label Service from such SIG Party for resale to other Persons; or (ii) otherwise provide any unauthorized Person with the ability to sell any of the products and services provided to any SIG Party hereunder for purposes of direct sale by such Person; provided that a SIG Party may wholesale PCS Services to [*****] for the purposes of such Person reselling the PCS Services to [*****] as part of a Permitted Bundle.
     2.9 Independent Representatives and Agents
Each SIG Party may market and sell its Private Label Service, directly or indirectly, through [*****].
     2.10 Unique Characteristics of Relationship
     (a) Sprint, on the one hand, and the MSO Parties, on the other hand, acknowledge that Sprint has entered this Agreement in consideration of the collective sales and marketing capabilities of the MSO Parties, the unique characteristics of the MSO Parties, their collective marketplace position and the unique nature of the relationship between Sprint and the MSO Parties as set forth in this Agreement, including, but not limited to, the relationship of Sprint and the MSO Parties as set forth in (A) those certain agreements entered into on or prior to the Effective Date pursuant to which each MSO Party has agreed to provide [*****]; (B) those certain agreements entered into on or prior to the Effective Date with certain of
Confidential Information — Subject to Nondisclosure Obligations

the SIG Parties under which Sprint provides [*****]; and (C) those agreements related to the formation and funding of NewCo (it being understood, for the avoidance of doubt, that this Agreement shall in no way be affected by any termination, cancellation or expiration of, or any amendment, modification or supplement to, any of the agreements described in the foregoing clauses (A), (B) and (C), and Sprint’s obligations to provide the PCS Service hereunder shall in no way be conditioned on, or otherwise subject to, the continual effectiveness of such agreements).
     (b) Sprint, on the one hand, and NewCo, on the other hand, acknowledge that Sprint has entered this Agreement in consideration of the sales and marketing capabilities of NewCo, the unique characteristics of NewCo, its marketplace position and the unique nature of the relationship between Sprint and NewCo as set forth in this Agreement, including, but not limited to, the relationship of Sprint and NewCo as set forth in the following agreements: (A) Master Site Agreement; (B) IT Master Services Agreement; (C) Network Services Master Services Agreement; (D) Intellectual Property Agreement (in each case, as referred to in the Transaction Agreement); and (E) those agreements related to the formation and funding of NewCo (it being understood, for the avoidance of doubt, that this Agreement shall in no way be affected by any termination, cancellation or expiration of, or any amendment, modification or supplement to, any of the agreements described in the foregoing clauses (A) through (E), and Sprint’s obligations to provide the PCS Service hereunder shall in no way be conditioned on, or otherwise subject to, the continual effectiveness of such agreements).
     (c) Sprint, on the one hand, and Google, on the other hand, acknowledge that Sprint has granted the 3G MVNO Agreement Option to Google in consideration of the sales and marketing capabilities of Google, the unique characteristics of Google, its marketplace position and the unique nature of the relationship between Sprint and Google, including, but not limited to, the relationship of Sprint and Google as set forth in the following agreements: (A) the Google Agreements (as such term is defined in the Transaction Agreement); and (B) those agreements related to the formation and funding of NewCo (it being understood, for the avoidance of doubt, that this Agreement shall in no way be affected by any termination, cancellation or expiration of, or any amendment, modification or supplement to, any of the agreements described in the foregoing clauses (A) and (B), and Sprint’s obligations to provide the PCS Service hereunder shall in no way be conditioned on, or otherwise subject to, the continual effectiveness of such agreements).
     (d) Sprint, on the one hand, and Intel, on the other hand, acknowledge that Sprint has granted the 3G MVNO Agreement Option to Intel in consideration of the sales and marketing capabilities of Intel, the unique characteristics of Intel, its marketplace position and the unique nature of the relationship between Sprint and Intel, including, but not limited to, the relationship of Sprint and Intel as set forth in the following agreements: (A) Intel Agreement (as such term is defined in the Transaction Agreement); and (B) those agreements related to the formation and funding of NewCo (it being understood, for the avoidance of doubt, that this Agreement shall in no way be affected by any termination, cancellation or expiration of, or any amendment, modification or supplement to, any of the agreements described in the foregoing clauses (A) and (B), and Sprint’s obligations to provide the PCS Service hereunder shall in no way be conditioned on, or otherwise subject to, the continual effectiveness of such agreements).
     2.11 [*****]
     (a) The parties acknowledge their agreements with respect to Schedule 9.0 and agree to comply therewith.
     (b) In addition, each Party acknowledges and agrees that notwithstanding anything in this Agreement or Schedule 1.0 to the contrary, [*****].
     2.12 Existing JV Agreements
     (a) Sprint, on the one hand, and each MSO Party, on the other hand, hereby acknowledge that such Parties have entered into one or more letter agreements terminating that certain Strategic Alliance Agreement among the Parties and certain of their respective Affiliates dated as of November 1, 2005 including any and all amendments thereto (the “Strategic Alliance Agreement”) and any other agreements or understandings between Sprint, on the one hand, and each MSO Party or any of their
Confidential Information — Subject to Nondisclosure Obligations

respective Affiliates, on the other hand, concerning any activities undertaken under the terms of the Strategic Alliance Agreement.
     (b) Sprint, on the one hand, and each MSO Party, on the other hand, hereby agrees that the entry, delivery and performance of the Transaction Agreement and the Ancillary Agreements (as such term is defined in the Transaction Agreement) by any Party and/or any of its Controlled Affiliates and the consummation of the transactions contemplated thereby will not violate or conflict with the terms of the Strategic Alliance Agreement.
     2.13 Most Favored Reseller
          2.13.1 In General
Subject to the terms of this Section 2.13 each SIG Party is hereby accorded the right to receive “most favored reseller” terms and conditions from Sprint and its Affiliates with respect to the provision by Sprint of the PCS Service hereunder, as described below.
          2.13.2 Economic Terms
     (a) [*****].
     (b) [*****].
     (c) [*****]:
     (i) [*****];
     (ii) [*****]; and
     (iii) [*****].
          2.13.3 [*****]
     (a) [*****].
     (b) [*****].
          2.13.4 [*****]
     (a) [*****]; or
     (b) [*****].
          2.13.5 [*****]
          2.13.6 [*****]
     (a) [*****].
     (b) [*****].
3. Term
     (a) Subject to the termination rights of the Parties set forth herein, the initial term (the “Initial Term”) of this Agreement will be for a period beginning with the Effective Date and ending December 31, 2018. After expiration of the Initial Term, subject to the termination rights of the Parties set forth herein, each SIG Party shall have the right at its option (each, a “Five-Year Renewal Option”) to renew this Agreement, solely with respect to itself and no other SIG Party, for up to two additional successive-five-year periods (each, a “Five-Year Renewal Period”), by delivering a written notice thereof to Sprint no later than 90 days prior to the expiration of the Initial Term or the first Five-Year Renewal Period, as the case may be (with a copy of such notice delivered simultaneously to each other SIG Party). Subject to the termination rights of the Parties set forth herein, with respect to any SIG Party that exercised both Five-Year Renewal Options, this Agreement will, following the expiration of the second Five-Year Renewal Period, automatically renew for successive three-year renewal periods (each, a “Three-Year Renewal Period”) unless either Sprint, on the one hand, or such SIG Party, on the other hand, notifies
Confidential Information — Subject to Nondisclosure Obligations

the other in writing (which notification shall be simultaneously delivered to each other SIG Party then party to this Agreement) of its intent not to renew this Agreement at least 90 days prior to the expiration of the second Five-Year Renewal Period or the then effective Three-Year Renewal Period, as the case may be. Notwithstanding the foregoing, no SIG Party shall be permitted to exercise either Five-Year Renewal Option unless (i) all MSO Parties exercising such option have, in the aggregate, at least [*****] cable homes passed or (ii) the individual SIG Party exercising such option has [*****] End Users; provided that if any SIG Party is unable to exercise such option as a result of such restriction, Sprint shall discuss in good faith entering into a reseller agreement with such SIG Party on commercially reasonable terms and conditions taking into account the number of cable homes passed or the then existing number of End Users of such SIG Party, as applicable, with such reseller agreement to take effect upon the expiration of any applicable Phase-Out Period pursuant to Section 13.6 hereof.
     (b) For the avoidance of doubt, the term “Term” shall be determined on a SIG Party-by-SIG Party basis and shall mean, (i) with respect to any SIG Party, the Initial Term together with, if such SIG Party has exercised one or both Five-Year Renewal Option, the Five-Year Renewal Period or Five-Year Renewal Periods, as applicable, and any subsequent Three-Year Renewal Periods during which such SIG Party remains a party to this Agreement in accordance with Section 3(a) and (ii) with respect to Sprint, the Initial Term together with, if any SIG Party has exercised one or both of its Five-Year Renewal Options, the Five-Year Renewal Period or Five-Year Renewal Periods, and any subsequent Three-Year Renewal Periods thereafter.
4. Conditions Precedent
As conditions precedent to Sprint’s obligation to provide and sell the PCS Service under this Agreement to the applicable SIG Party, each of Comcast, TWC and Brighthouse shall have provided to Sprint the Guaranty by its Guarantor pursuant to Section 7.6, NewCo shall have provided to Sprint a letter agreement in substantially the form attached hereto as Attachment 2 and, in the case of Google, Intel or any Cable Operator, Google, Intel and such Cable Operator shall have provided Sprint the Guaranty by its Guarantor or a letter agreement in substantially the form attached hereto as Attachment 2 by its Ultimate Parent, in accordance with Section 2.4(b) or 2.4(c).
5. Representations and Warranties and Covenants
     5.1 General Warranties
Each SIG Party represents and warrants to Sprint, and Sprint represents and warrants to each SIG Party, that: (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted; (ii) it has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and activities contemplated hereby; (iii) it is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on its ability to fulfill its obligations hereunder; (iv) this Agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or effecting creditors’ rights or by general equity principles); (v) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary actions; (vi) the execution, delivery and performance of this Agreement by it and the consummation by the transactions contemplated herein will not conflict with, violate or result in a breach of (a) any Applicable Law, (b) any of the terms, conditions or provisions of its organizational documents or (c) any material agreement or instrument (including agreements between Sprint and any Sprint Service Provider Affiliates, and agreements pursuant to which Sprint provides its Sprint Data Transport Service in particular and the PCS Service in general) to which it is or may be bound or to which any of its material properties, assets or businesses is subject; and (vii) it has not received any currently effective notice of default under any
Confidential Information — Subject to Nondisclosure Obligations

agreement or instrument that could reasonably be expected to impair in any material respect its ability to perform under this Agreement.
     5.2 Compliance with Laws
Each Party will conduct its activities in furtherance of or in connection with this Agreement in compliance with Applicable Law in all material respects.
     5.3 Litigation
Each Party represents and warrants that there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Party, threatened against or affecting such Party or any of its properties, assets or businesses in, before or by any Governmental Authority or any arbitrator, which could, if adversely determined, reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Party’s ability to perform its obligations under this Agreement.
     5.4 Sprint Licenses
Sprint represents and warrants (i) that it has, and will use commercially reasonable efforts to maintain throughout the Term, all required federal, state and local authorizations or licenses to offer the PCS Service (subject to any renewal requirements and Applicable Law) and to otherwise perform its obligations under this Agreement; and (ii) that it is, and throughout the Term will remain, in substantial compliance with all applicable legal and regulatory requirements under Applicable Law affecting its business or the PCS Services except where any non-compliance would not materially affect Sprint’s ability to perform its obligations under this Agreement.
6. Scope of PCS Service
     6.1 PCS Service
     (a) Sprint shall at all times during the Term (including any Phase-Out Period) applicable to any SIG Party, provide such SIG Party with the PCS Service in the coverage area of the Sprint Network, which as of the date hereof covers the Markets set forth in Schedule 2.0. If at any time after the date hereof, the coverage area of the Sprint Network is expanded to cover an additional area or areas, Sprint shall promptly amend Schedule 2.0 to add such new area or areas and provide written notice thereof to each SIG Party.
     (b) With respect to service areas served by Sprint Service Provider Affiliates that are not included in the Markets, Sprint agrees to use commercially reasonable efforts to obtain the right to provision the PCS Service to the SIG Parties in such excluded service areas, it being recognized that such Sprint Service Provider Affiliates may require separate written agreements with the SIG Parties that may include service area specific modification to certain terms set forth in this Agreement. Upon any Service Provider Affiliate granting the SIG Parties the right to provision PCS Service in one or more areas served by such Sprint Service Provider Affiliate, (x) such Service Provider Affiliate shall thereafter be deemed to be a “Participating Sprint Service Provider Affiliate” for purposes of this Agreement and (y) Sprint shall promptly thereafter amend Schedule 2.0 to add such area or areas and provide written notice thereof to each SIG Party.
     6.2 Scope of PCS Service
          6.2.1 General
The Parties acknowledge and agree as follows:
     (a) the PCS Service is available to Devices certified on the Sprint Network;
     (b) the PCS Service will be of a quality and clarity that is the same or substantially similar to the PCS services provided by Sprint to Customers utilizing the services in the same geographic location and under the same operating environment;
     (c) Sprint may, from time to time, implement network volume controls that impact the throughput of data traffic and that are designed to protect the Sprint Network for all users of the Sprint
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Network; provided that any such controls shall be consistently applied across Sprint’s resale and direct operations and shall be applied to the SIG Parties at the same time and in the same manner as such controls are applied to Customers; provided, further, that Sprint shall give each SIG Party notice of implementing any such controls substantially contemporaneously with the notice, if any, provided with respect to Sprint’s direct operations or given to any other reseller); and
     (d) without limiting Section 8.1.1(e), but subject to Section 8.5, under no circumstance shall any SIG Party be prohibited from offering Devices certified on the Sprint Network that are capable of operating on multiple wireless networks or that are compatible with other wireless services.
          6.2.2 Data Content and Applications
Each SIG Party is responsible for negotiating and implementing its own Content and applications for use with its Private Label Service (“SIG Party Data Content and Applications”) as described in this Agreement, Schedule 1.0 and the Private Label Operations Manual. The following additional terms also apply:
     (a) Unless otherwise agreed between a SIG Party and Sprint, SIG Party Data Content and Applications will not reside on the Sprint Network;
     (b) Each SIG Party will be solely responsible for obtaining the SIG Party Data Content and Applications; and
     (c) Sprint is not responsible to any SIG Party or any End Users for any Content or Premium Content (as defined in Schedule 1.0) that End Users may access an IP data session or Premium SMS Service, including information, opinions, advice, statements or services that are provided by any SIG Party or other Persons (other than Sprint or any of its Affiliates), or any damages resulting therefrom. Sprint does not guarantee the accuracy, completeness or usefulness of information that is obtained through SIG Party Data Content and Applications or Premium SMS Service. Sprint makes no representations or warranties regarding the provider, scope or nature of the Premium Content or the SIG Party Data Content and Applications that will be available by default to the End User. The inclusion of any Content in the default settings on the End User’s Device is not an endorsement or an acceptance of any liability with respect to the Content.
          6.2.3 SIG Party Short Messaging Service
Any application controlled by a SIG Party that sends SMS messages to its End Users in bulk must use the BMG connection.
          6.2.4 End User SMS
     (a) Currently, Sprint’s End User SMS system is run through a dedicated IP address on its BMG. Due to this transmission method, an End User’s MDN may be transmitted over the Internet when using End User SMS.
     (b) Sprint will provide the ability to deliver mobile-originated SMS from End Users to email recipients. The originating email address will be mdn@mso-domain where “mdn” is the mobile number of an End User of a SIG Party and “mso-domain” is the email domain specified by such SIG Party. Sprint will be required to provide each SIG Party with its own domain to use. Sprint will also provide the ability to deliver mobile-terminated SMS from email. Sprint will provide each SIG Party with the ability to direct email for all mdn@mso-domain recipients to the BMG. Sprint will convert the email subject and body to an SMS message and deliver the SMS to the applicable End User of a SIG Party. This conversion process will be consistent with the practices used for Sprint’s direct retail operations and wireless resale service operations.
          6.2.5 SMS Queuing
If an individual Device is unable to receive an SMS message because such Device is: (a) turned off or (b) traveling or Roaming in a location that does not have text messaging capabilities, SMS messages will remain in a queue for up to 72 hours, or such other time period as established by Sprint and consistently applied with respect to other resellers or its direct operations. After 72 hours (or such other period as described above), any SMS message that has not been sent will be deleted. The maximum number of
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SMS messages that can be queued for a single Device is 30 or such other amount as established by Sprint and consistently applied with respect to other resellers or its direct operations.
          6.2.6 User-Plane LBS
               6.2.6.1 User-Plane LBS Requirements
Sprint shall provide User-Plane LBS in accordance with the pricing and terms set forth in Schedule 1.0 of this Agreement. Prior to Sprint providing the User-Plane LBS, a SIG Party requesting User-Plane LBS will be required to:
     (a) implement Sprint Data Services under this Agreement;
     (b) either develop or purchase from a third party one or more User-Plane Location Applications;
     (c) have each User-Plane Location Application tested for interoperability (as further described in this Section 6.2.6 and in the Private Label Operations Manual) by Sprint through the Work Order process described herein and the Private Label Operations Manual, at the cost determined therein;
     (d) request implementation, customization or interface development, as required, for each User-Plane Location Application through the Work Order process, at the cost determined therein; and
     (e) provide User-Plane Location Handsets to its End Users for which such SIG Party wishes to provide User-Plane LBS.
Sprint’s interoperability testing of a User-Plane Location Application only includes Sprint validating that the application requests and obtains location information correctly as part of a User-Plane Location Look-Up. Each SIG Party acknowledges that Sprint will not certify the usefulness or effectiveness of a User-Plane Location Application.
               6.2.6.2 User-Plane LBS
Once a SIG Party requesting User-Plane LBS has completed the prerequisites set forth in Section 6.2.6.1(a) through (e) above, Sprint will provide the User-Plane LBS described herein and in the Private Label Operations Manual. When a User-Plane Location Application requests location information from Sprint’s User-Plane Location Platform, the User-Plane Location Platform will perform a User-Plane Location Look-Up and return the approximate location information to the User-Plane Location Application. The accuracy of the location information returned to any SIG Party’s User-Plane Requesting Devices and the generation and delivery of the location data will be equivalent to the accuracy of the location information and the generation and delivery of the location data returned to Customers with User-Plane Requesting Devices in the same geographic location. Sprint will charge each SIG Party the rates set forth in Schedule 1.0 for User-Plane Location Look-Ups. User-Plane LBS will only apply to User-Plane Location Handset-initiated requests for location information.
          6.2.7 Control-Plane LBS
               6.2.7.1 Control-Plane LBS Requirements
Sprint shall provide Control-Plane LBS in accordance with the pricing and terms set forth in Schedule 1.0 of this Agreement. Prior to Sprint providing the Control-Plane LBS, a SIG Party requesting Control-Plane LBS will be required to:
     (a) implement Sprint Data Services under this Agreement;
     (b) either develop or purchase from a third party one or more Control-Plane Location Applications;
     (c) have each Control-Plane Location Application tested for interoperability (as further described in this Section below and in the Private Label Operations Manual) by Sprint through the Work Order process described herein and in the Private Label Operations Manual, at the cost determined therein;
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     (d) request implementation, customization or interface development, as required, for each Control-Plane Location Application through the Work Order process, at the cost determined therein; and
     (e) provide Control-Plane Target Handsets to its End Users for which such SIG Party wishes to provide Control-Plane LBS.
Sprint’s interoperability testing of a Control-Plane Location Application only includes Sprint validating that the application requests and obtains location information correctly as part of a Control-Plane Location Look-Up. Each SIG Party acknowledges that Sprint will not certify the usefulness or effectiveness of a Control-Plane Location Application.
               6.2.7.2 Control-Plane LBS
Once a SIG Party requesting Control-Plane LBS has completed the prerequisites set forth in Section 6.2.7.1(a) through (e) above, Sprint will provide Control-Plane LBS described herein and in the Private Label Operations Manual. When a Control-Plane Requesting Device initiates a request for location information for an applicable End User’s Control-Plane Target Handset, a Control-Plane Location Look-Up will be performed, resulting in location information for such Control-Plane Target Handset being returned to such Control-Plane Requesting Device. The accuracy of the location information returned to any such Control-Plane Requesting Device and the generation and delivery of location data will be equivalent to the accuracy of the location information and the generation and delivery of location data returned to Customers with Control-Plane Requesting Devices in the same geographic location. Sprint will charge each SIG Party the rates set forth in Schedule 1.0 for Control-Plane Location Look-Ups. Each SIG Party must comply with the “BMF Application Requirements” set forth in the Private Label Operations Manual and must ensure that its Control-Plane Location Applications are certified for use with BMF as further described in the Private Label Operations Manual.
          6.2.8 Control-Plane Device Status Service
               6.2.8.1 Control-Plane Device Status Service Requirements
Sprint’s obligation to provide Control-Plane Device Status Service is subject to the Parties mutually agreeing to a Work Order. Prior to Sprint providing the Control-Plane Device Status Service, a SIG Party will be required to:
     (a) either develop or purchase from a third party one or more Control-Plane Device Status Applications;
     (b) have each Control-Plane Device Status Application tested for interoperability (as further described in this Section below and in the Private Label Operations Manual) by Sprint through the Work Order process described in the Private Label Operations Manual, at the cost determined therein;
     (c) request implementation, customization or interface development, as required, for each Control-Plane Device Status Application through the Work Order process, at the cost determined therein; and
     (d) provide Control-Plane Target Handset to End Users for which the SIG Party wishes to provide Control-Plane Device Status Service.
Sprint’s interoperability testing of a Control-Plane Device Status Application only includes Sprint validating that the application requests and obtains device status information (e.g., on or off) correctly as part of a Control-Plane Device Status Look-Up. Each SIG Party acknowledges that Sprint will not certify the usefulness or effectiveness of a Control-Plane Device Status Application.
               6.2.8.2 Control-Plane Device Status Service
Once a SIG Party has completed the prerequisites set forth in Section 6.2.8.1 (a) through (d) above, Sprint will provide Control-Plane Device Status Service described herein and in the Private Label Operations Manual. When a Control-Plane Requesting Device initiates a request for device status information for a Control-Plane Target Handset, a Control-Plane Device Status Look-Up will be performed, resulting in device status (e.g., on or off) for the Control-Plane Target Handset being returned to the Control-Plane Requesting Device. Sprint will charge a SIG Party the rates set forth in Schedule 1.0 for
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Control-Plane Device Status Look-Ups. Each SIG Party must comply with the “BMF Application Requirements” set forth in the Private Label Operations Manual.
     6.3 Device Handling Services
     (a) Each SIG Party will be responsible for making its own arrangements to purchase SIG Party-Defined Devices from manufacturers or Device fulfillment vendors of its choosing (it being understood that with respect to any Device fulfillment vendor that is not already an authorized manufacturer or fulfillment vendor on the Sprint Network, such Device fulfillment vendor shall be required to comply with all Sprint policies then in effect with respect to the authorization of manufacturers or fulfillment vendors on the Sprint Network, provided that such policies are consistently applied across Sprint’s resale and direct operations).
     (b) In addition, each SIG Party will have the right to purchase Sprint PLS Pre-Approved Handsets from manufacturers or Device fulfillment vendors of its choosing. A SIG Party may also upgrade or customize any Sprint PLS Pre-Approved Handsets.
     (c) Sprint agrees to use commercially reasonable efforts to assist each SIG Party in obtaining purchase terms from Device manufacturers that are more advantageous than such SIG Party could secure acting alone.
     (d) Sprint may, from time to time and pursuant to mutual agreement of the Parties involved, offer to each SIG Party the handling and logistics services set forth in the Private Label Operations Manual, subject to mutual agreement by such SIG Party and Sprint on commercially reasonable terms to pay for those services.
     (e) Each SIG Party will be responsible for making its own arrangements to purchase accessories from manufacturers and arrange for delivery of those accessories. Sprint will not provide any handling or logistics services with respect to accessories.
     (f) Each SIG Party will procure and maintain throughout the Term (including any Phase-Out Period) applicable with respect to such Party, adequate and appropriate insurance to insure its Devices while they are in transit to or from Sprint or in Sprint’s possession.
     6.4 Coverage Maps and Coverage Data
     (a) Sprint will make coverage maps and coverage data available to each SIG Party as described in this Section 6.4, and to the extent not inconsistent with this Section 6.4, as described in the Private Label Operations Manual.
     (b) During the Term (including any Phase-Out Period) applicable to any SIG Party, Sprint shall make available to such SIG Party:
(i)	coverage map data files identifying geographic coverage by, at a minimum, zip code;
(ii)	high resolution unbranded coverage map images that can be used for marketing purposes; and
(iii)	the online coverage tool used by Sprint in its retail operations providing coverage information with respect to the Sprint Network (such as latitude/longitude information, coverage of services and signal levels) in a form that can be readily made available to such SIG Party’s End Users, retail stores offering its Private Label Service and its customer care agents, independent representatives and other sales agents via the web.
     (c) Sprint shall update the coverage maps and data made available to the SIG Parties no later than substantially contemporaneously with the time that updates to such information are provided to other resellers or Sprint’s direct operations. At no time will the coverage maps and data made available to any SIG Party be materially different from the coverage maps and data produced by Sprint in connection with Sprint’s branded services.
     (d) The map information may depict some future coverage that may or may not be identified as such. Any Sprint logo or identification must be removed from map information prior to publication or distribution; provided, however, that such map will indicate that the Sprint Network is the platform for the
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offering of the Private Label Service of the applicable SIG Party as specifically set forth in the Private Label Operations Manual. The maps will not imply that the network or the facilities are owned or operated by any SIG Party.
     (e) Sprint will provide maps generated using predictive modeling and mapping techniques commonly used in the wireless service industry to depict, in a commercially reasonable manner, approximate outdoor coverage under normal operating conditions on the Sprint Network. PCS Service may not be available in all areas shown on the coverage maps due to a variety of factors, including relocation or modification of Facilities, environmental or topographical conditions, such as building configuration, or unexpected capacity demands. The maps will not reflect temporary coverage changes or coverage gaps.
     6.5 MDN/MSID Pooling
Each SIG Party will utilize the “MDN/MSID Pooling” process as described in the Private Label Operations Manual to assign MDNs and MSIDs under this Agreement. “MDN/MSID Pooling” means that all Sprint MDNs and MSIDs will be held in separate repositories without systematic sequential numbering restrictions. Sprint may change its policy of MDN/MSID administration with 30 days’ prior written notice; provided any such change is consistently applied across Sprint’s resale and direct operations and is applied to the SIG Parties at the same time as such change is applied to other resellers and Sprint’s direct operations.
     6.6 Billing Records
     (a) Sprint will regularly provide billing data or other billing records to each SIG Party in accordance with the Private Label Operations Manual. Sprint shall perform initial mediation such that the billing data (including usage records) received by each SIG Party will contain only the billing data for such SIG Party’s End Users.
     (b) Sprint will regularly provide billing data or other billing records in accordance with the Private Label Operations Manual. If for three consecutive months more than [*****] of the End User usage records (not including Roaming) with respect to any SIG Party is not delivered within [*****] after the billing event, then during the immediately succeeding [*****] period, [*****] period that is in excess of such [*****] threshold (determined on a reverse chronological order basis of billing events (i.e., the last billing event for which End User usage record is not delivered will be the first billing event for which the associated charges above the [*****] threshold shall not be payable)). Payment for defective billing records may be disputed under the procedures set forth in Section 7.4; provided that, in accordance with Section 7.2, no SIG Party will be obligated to pay any invoiced charge related to the provision of the PCS Service that first appears in billing data more than [*****] after such charge has been incurred. Sprint may bill certain monthly recurring charges no earlier than [*****] in advance and otherwise in accordance with the Private Label Operations Manual.
     6.7 Provisioning APIs
Sprint shall provide both a machine-to-machine interface and a GUI interface for use by each SIG Party to provision its End User services. The current machine-to-machine interface is XML based and specification for the interface are described in the Private Label Operations Manual.
7. Prices and Terms of Payment
     7.1 Payment of Charges
Each SIG Party will pay Sprint for all charges associated with its usage and other charges under this Agreement. Disputed charges are governed by the procedures set forth in Section 7.4. All charges under this Agreement are stated in US dollars.
     7.2 Invoices
Sprint will provide each SIG Party with a separate invoice associated with its usage and other charges, together will all related billing data and other mutually agreed upon billing records. Each SIG Party expressly acknowledges that some charges incurred in a billing cycle may not appear on the invoice or
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the billing data (or other mutually agreed upon billing record) for that billing cycle and that those charges may appear on subsequent invoices or billing data (or other mutually agreed upon billing records); provided that no SIG Party will be obligated to pay for any invoiced charge related to the provision of the PCS Service that first appears on an invoice for such SIG Party more than five months after such charge has been incurred. Payment for each invoice is due by wire transfer or automated clearing house (ACH) transfer within 30 days of the date of receipt of such invoice (the “Due Date”), subject to the right of a SIG Party to withhold payment with respect to disputed amounts pursuant to Section 7.4. An invoice will be deemed paid when Sprint receives payment at the location designated by Sprint in such invoice. In its sole discretion, Sprint may modify, change or update the invoice content and format of any invoice provided to any SIG Party with 30 days’ prior written notice to such SIG Party; provided that, no material change to the invoice content may be made without such SIG Party’s prior written consent.
     7.3 Late Payments
Any amount invoiced by Sprint and not paid by any SIG Party when due pursuant to Section 7.2, other than amounts disputed pursuant to Section 7.4, shall accrue a late payment charge of (or, if less, the maximum amount allowable under Applicable Law), on a pro rata basis for each day late. The applicable late payment interest rate will be applied each day after the Due Date solely with respect to the outstanding delinquent amount as of such day.
     7.4 Disputed Charges
          7.4.1 General
Any SIG Party may withhold payment of the disputed portion of any invoice and may dispute an amount previously paid until the dispute is resolved under this Section 7.4, provided that each SIG Party agrees not to dispute any amount on any invoice unless such amount together with all other amounts being disputed on such invoice equals or exceeds [*****]. Each SIG Party shall timely pay the undisputed portion of any invoice as provided in Section 7.2.
          7.4.2 Dispute Periods
     (a) Each SIG Party may provide to Sprint written notice of any disputed charge on or before the Due Date and withhold payment of such disputed charge. If a SIG Party determines after paying an invoice that there is a dispute with respect to all or part of the amount paid, then such SIG Party may provide to Sprint written notice of the disputed charge(s) within 60 days after the Due Date of the invoice for the disputed amount. Except as provided in Section 7.4.2(b), if a SIG Party fails to dispute charges within 60 days of the Due Date, such SIG Party will be deemed to have waived any right to dispute the charges. Any SIG Party disputing a charge pursuant to this Section 7.4.2(a) must provide a reasonably detailed explanation of the nature of the dispute within 60 days after the Due Date of the invoice for the disputed amount. Such SIG Party’s explanation must reasonably detail, if applicable, the disputed airtime, toll, Roaming, taxes and other charges specifically, with an explanation for each.
     (b) Notwithstanding Section 7.4.2(a), if a dispute arises that a SIG Party could not reasonably have been expected to discover within the period set forth in Section 7.4.2(a), such SIG Party shall have the right, for up to 12 months following the expiration of the period set forth in Section 7.4.2(a) to dispute an amount previously paid upon the discovery of such dispute by providing to Sprint, within 30 days following its discovery of the dispute, written notice thereof together with the detailed explanation of the nature of the dispute required by Section 7.4.2(a) and why the dispute does not fall within the provisions of Section 7.4.2(a). If such SIG Party fails to dispute charges within the extended period set forth in this Section 7.4.2(b), it will be deemed to have waived any right to dispute the charges and such SIG Party may not thereafter dispute such charges.
     (c) Within 30 days of receipt of a detailed explanation of a dispute pursuant to Section 7.4.2(a) or 7.4.2(b) from the disputing SIG Party, Sprint will notify such SIG Party in writing of its good faith determination regarding the disputed charge or charges together with a reasonably detailed explanation of the basis for its determination, and will credit such SIG Party’s account, if appropriate, within such 30-day period; provided that if Sprint fails to notify such SIG Party in writing within such 30-day period of its determination, Sprint shall be deemed to have agreed with such SIG Party’s explanation of the dispute and promptly thereafter credit such SIG Party’s account for all of the disputed charges set
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forth in its dispute notice to the extent such amounts were previously paid to Sprint and not withheld pursuant to Section 7.4.2(a). If, after receipt of Sprint’s written determination, such SIG Party continues to dispute all or a portion of the charges originally set forth in its dispute notice, such SIG Party shall have the right to submit such dispute to arbitration pursuant to Section 17.8 (after first submitting such dispute to dispute resolution pursuant to Section 17.9) for resolution by delivering written notice thereof to Sprint within 30 days of receipt of Sprint’s written determination. If such SIG Party fails to deliver such written demand for arbitration pursuant to Section 17.8 within such 30-day period, such SIG Party shall be deemed to have agreed with Sprint’s determination of the disputed charge or charges and shall be required to pay in accordance with Section 7.4.2(d) below any amount determined to be due and owing to Sprint that was previously withheld (it being understood that if such SIG Party delivers a written demand for arbitration for only a portion of the amount remaining in dispute, such SIG Party shall be deemed to have agreed with Sprint’s determination of such portion of such amount not submitted to arbitration and shall be required to pay in accordance with Section 7.4.2(d) below any portion of such amount not submitted to arbitration that is determined to be due and owing to Sprint and was previously withheld). No SIG Party may withhold any amounts from current period payments for disputes from any subsequent payment under Section 7.2.
     (d) Upon resolution of any dispute in accordance with Section 7.4.2(a), any disputed and withheld amount that is determined to be due and owing shall be due and payable within 30 days following resolution of the dispute in accordance with the payment procedures described in Section 7.2.
     (e) Nothing in this Section 7.4 prohibits any SIG Party from informing Sprint of any suspected billing errors on any invoice.
     7.5 Taxes and Other Levies by Governmental Authorities
          7.5.1 Taxes
Each SIG Party will provide to Sprint valid and complete resale exemption certificates or functional equivalent documents that are acceptable to the applicable Governmental Authority for the PCS Service purchased from Sprint and resold to such SIG Party’s End Users. Each SIG Party is solely responsible for the computation, billing, and collection of all applicable Taxes to its End Users on the PCS Service purchased from Sprint and resold as Private Label Service to its End Users. Each SIG Party is solely responsible for the timely and accurate remittance of those Taxes to the appropriate Governmental Authority. Sprint will notify each SIG Party of any Tax that Sprint is required by a Governmental Authority to charge to a SIG Party and which Tax Sprint is required to remit directly to a Governmental Authority, Sprint will invoice each SIG Party for those Taxes and such SIG Party will pay them to Sprint under Section 7.2 (subject to such SIG Party’s right to dispute such amounts under the procedures set forth in Section 7.4). Sprint shall separately state the Tax type (or name) and jurisdiction for any Tax invoiced to a SIG Party. Each SIG Party will be responsible to Sprint for all Taxes imposed on Sprint where (i) the Tax was imposed on Sprint by Governmental Authority of a jurisdiction within which such SIG Party is conducting business under this Agreement, and (ii) the Tax would not have been imposed on Sprint had such SIG Party been properly registered to do business in that jurisdiction.
          7.5.2 Other Levies by Governmental Authorities
Each SIG Party is solely responsible for the timely and accurate remittance of other levies by Governmental Authorities or under Governmental Authorities’ orders (i) on the PCS Service, (ii) mandated to be paid in proportion to receipts from Private Label Service sold by such SIG Party, or (iii) mandated to be paid in connection with the provision of Private Label Service by such SIG Party, including Universal Service Fund (“USF”) fees. If any SIG Party claims an exemption, such SIG Party will provide to Sprint a valid and complete exemption certificate, or functional equivalent documents that are acceptable to the applicable Governmental Authority. Sprint will notify each SIG Party of any levy that Sprint is required by a Governmental Authority to charge to a SIG Party and which levy Sprint is required to remit directly to any Governmental Authority, Sprint will invoice the applicable SIG Party for them and such SIG Party will pay them to Sprint under Section 7.2 (subject to such SIG Party’s right to dispute such amounts under the procedures set forth in Section 7.4). Sprint shall separately state the fee type (or name) and jurisdiction for any levy invoiced to a SIG Party. Each SIG Party will be responsible to Sprint for all other levies imposed on Sprint where (i) the levy was imposed on Sprint by Governmental Authority of a jurisdiction
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within which the SIG Party is conducting business under this Agreement, and (ii) the levy would not have been imposed on Sprint had the SIG Party been properly registered to do business in that jurisdiction.
     7.6 SIG Party Liability; Parent Company Guarantees or Assurances; Sprint Obligations
     (a) Each Party acknowledges and agrees that the obligations of each SIG Party under this Agreement (including those related to its End Users, charges associated with its [*****] and its Private Label Service) are independent obligations to be performed solely by such SIG Party. Consequently, Sprint acknowledges and agrees that the obligations of each SIG Party under this Agreement are several and not joint and that no SIG Party shall be liable for the breach or failure of any other SIG Party to perform its obligations under this Agreement.
     (b) Contemporaneously with the execution and delivery hereof, (i) each of Comcast, TWC and Brighthouse has caused its Guarantor to execute and deliver to Sprint a Guaranty Agreement in substantially the form attached hereto as Attachment 1 (each, a “Guaranty”) to guaranty its obligations under this Agreement and (ii) NewCo has caused its Ultimate Parent to execute and deliver to Sprint a letter agreement in substantially the form attached hereto as Attachment 2.
     (c) Sprint represents and warrants that it is a wholly-owned subsidiary of Sprint Nextel Corporation, and is the primary operating entity that provides wireless telecommunications services throughout the United States using CDMA technology and holds the majority of the wireless licenses used to provide CDMA related wireless services. For the year ended December 31, 2007, revenue derived from wireless services using CDMA technology for Sprint Spectrum L.P. comprised more than $8 billion of the total consolidated revenues of Sprint Nextel Corporation. In addition, Sprint agrees to provide to each SIG Party, a letter agreement in substantially the form attached hereto as Attachment 3 (including any SIG Party that becomes a party after the Effective Date pursuant to Section 2.4(b) or 2.4(c)).
     (d) To the extent that the performance by Sprint of any of its obligations hereunder would require any action by, or assistance from, any Controlled Affiliate of Sprint, Sprint hereby agrees to cause such Controlled Affiliate to take such action or provide such assistance.
8. SIG Party Rights and Obligations
     8.1 Handsets and Other Mobile Devices
          8.1.1 Compatibility and Certification
     (a) Each SIG Party will use, and will require its End Users to use, only Devices that are certified on the Sprint Network. Sprint will apply its certification process to a SIG Party’s Devices (including, its SIG Party-Defined Devices and, to the extent applicable, any upgrades to, or customizations of, Sprint PLS Pre-Approved Handsets), on a nondiscriminatory basis no less favorable to such SIG Party than the certification process applied to Devices sold by other resellers or in Sprint retail locations. In all cases, Sprint will limit the scope of its certification criteria to Radio Compliance (as such term is defined in the Private Label Operating Manual) and interoperability testing over the Sprint Network.
     (b) Each SIG Party will conduct certification testing for its SIG Party-Defined Devices, including any upgrades thereto, other than Radio Compliance and interoperability testing, which will be provided by Sprint. A SIG Party will not be required to conduct certification testing, and no Radio Compliance and interoperability testing will be required to be performed by Sprint, with respect to any Sprint PLS Pre-Approved Handset, unless such SIG Party upgrades or customizes such Sprint PLS Pre-Approved Handset, in which case, the certification testing described in Section 8.1.1(c) shall be required with respect to such upgrade or customization.
     (c) Upgrades to a SIG Party’s existing SIG Party-Defined Devices or upgrades to, or customization of, Sprint PLS Pre-Approved Handsets by a SIG Party will be subject to the same level of certification as upgrades to Devices sold in Sprint retail operations with substantially similar complexity and/or potential impact on the Sprint Network (e.g., an upgrade to a SIG Party’s existing SIG Party-Defined Device or an upgrade to, or customization of, a Sprint PLS Pre-Approved Handset by such SIG Party will only be subject to full end-to-end Device certification testing (rather than streamlined
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certification) if a substantially similar upgrade to (or customization of) such a Device sold in Sprint retail operations would require such certification); provided that, in all cases, Sprint’s certification of such upgrades or customization will be limited solely to Radio Compliance testing and interoperability testing.
     (d) Upon the request of a SIG Party, Sprint and such SIG Party shall reasonably agree on a mutually acceptable roadmap for the certification of each Device requested to be certified by such SIG Party (including any SIG Party-Defined Devices or any upgrades to SIG Party-Defined Devices or Sprint PLS Pre-Approved Handsets), which shall set forth the agreed upon start and end date for the completion of such certification. Sprint hereby agrees that it will complete the certification of each Device no later than following such agreed upon end date, absent any material delay to the extent such material delay is caused by a third party, including an OEM. An example of such a delay includes a third party not providing device software and hardware consistent with the Lab Entrance Criteria outlined in the Private Label Operations Manual by the agreed upon start date.
     (e) Sprint agrees that it will not decline to certify a Device designed to operate on the Sprint Network that would otherwise be certified solely because it is capable of also operating on a mobile telecommunications network other than the Sprint Network or it is compatible with other wireless services.
     (f) All Devices must comply with all applicable FCC or state legal requirements.
     (g) If any Device used by any SIG Party’s End User does not comply with the standards set forth in this Section 8.1.1, such SIG Party will use commercially reasonable efforts to ensure that the Device is not used and, if necessary, terminate the use of such Device on the Sprint Network.
          8.1.2 Sprint License to Use Certain Device Proprietary Information in Devices Using Private Label Service
During the Term (including any Phase-Out Period) applicable to any SIG Party, Sprint grants to such SIG Party a non-exclusive, non-transferable (except as otherwise set forth herein), fully-paid up and royalty-free license to use, offer for sale, reproduce and otherwise distribute in accordance with Section 2.3, directly or indirectly (including by any Controlled Affiliate, retailer or independent representative or agent of such SIG Party pursuant to Sections 2.7 and 2.9, the Device Proprietary Information, solely to permit such SIG Party’s End Users to use Private Label Service (it being understood that to the extent any of the Device Proprietary Information consists of software, such software may be distributed by such SIG Party in object form only). At all times during the Term (including any Phase-Out Period) applicable to any SIG Party, Sprint shall make available to such SIG Party its then current preferred roaming list (including its related software in both object code and source code) (the “Roaming List”), and such SIG Party shall have the right, at any time, to change, alter or otherwise modify such Roaming List as deemed appropriate in such SIG Party’s sole discretion (any such Roaming List, as so changed, altered or modified, shall be a “Modified Roaming List”), provided, however, that such Modified Roaming List will prefer the Sprint Network over other networks other than those (i) owned or otherwise controlled by a SIG Party(ies) or any of their Affiliates, (ii) the NewCo Network or (iii) operating solely on unlicensed spectrum (e.g., Wi-Fi). At all times during the Term (including any Phase-Out Period) applicable to any SIG Party, such SIG Party shall have the right to program its or its End Users’ Devices with a Modified Roaming List for use in connection with its Private Label Service. Sprint shall reasonably cooperate with each SIG Party to complete any changes, alterations or modifications to the Roaming List upon request by such SIG Party and otherwise assist each SIG Party in creating the Modified Roaming List. Unless otherwise agreed in writing and except as set forth in this Section 8.1.2, no SIG Party may assign or sublicense any of its license rights or copy, change, alter or modify the Device Proprietary Information.
          8.1.3 No Sprint Responsibility
Sprint will not be responsible to any SIG Party or any SIG Party’s End User for the operation or maintenance of any SIG Party’s or any SIG Party’s End User’s Device. Sprint also will not be responsible for any SIG Party’s Devices during transportation, handling, transfer, loading or unloading or any other time, except as otherwise provided in the Private Label Operations Manual. Unless otherwise agreed by any SIG Party and Sprint in writing, Sprint will not be required to make any changes, modifications or additions to its equipment, operations or Facilities to accommodate such SIG Party or the Devices provided by such SIG Party.
Confidential Information — Subject to Nondisclosure Obligations

          8.1.4 Provision of ESN
Before Devices are made available by any SIG Party for sale to such SIG Party’s End Users or retailers in connection with such SIG Party providing Private Label Service, such SIG Party must provide to Sprint the ESN for each of such Devices in accordance with the Private Label Operations Manual.
     8.2 SIG Party Staff
The staff members employed by any SIG Party, or contracted to perform services for such SIG Party by such SIG Party, are not employees of Sprint.
     8.3 SIG Party Responsibility for End User Services
Except to the extent otherwise provided herein (including in Section 12), each SIG Party will be responsible for all services provided to its End Users, such as the Private Label Service and other services it provides, End User credit verification, billing, collection, customer service, and all support necessary to provide Private Label Service.
     8.4 The SIG Parties’ Responsibility for Fraud
Each SIG Party is responsible for all costs and procedures associated with end user fraud relating to the Private Label Service sold to its End Users, such as subscription fraud, usage on lost or stolen Devices that such SIG Party fails to deactivate, or fraud occurring in connection with such SIG Party’s agents, employees or representatives, such as employee-related theft.
     8.5 Interference
If Sprint or any SIG Party discovers any significant interference with the Facilities, the Sprint Network or the PCS Service that (i) is outside the normal operating condition of the Facilities, the Sprint Network or the PCS Service, (ii) impairs the quality of the service provided by Sprint to its Customers and (iii) is caused by such SIG Party’s agents, employees, representatives and End Users, the discovering Party will promptly notify the other and such SIG Party will promptly request that its agent, employee, representative or End User cease the act(s) constituting such interference. In the case of any such interference caused by a SIG Party’s End User, Sprint, concurrent with notice to such SIG Party, may terminate the PCS Service to such End User; provided that Sprint shall not terminate the PCS Service to such End User unless the taking of such action is consistent with Sprint’s prior practices in dealing with Customers of Sprint’s retail operations and end user customers of Sprint’s other resellers engaging in similar conduct and only to the extent such action is being consistently applied with respect to Customers of Sprint’s retail operations and end user customers of Sprint’s other resellers.
     8.6 SIG Party Reports to Sprint
Each SIG Party will provide to Sprint, quarterly, no later than 15 days following the end of the quarter, on a per Market basis, a rolling 12-month forecast of increases and decreases to its End Users and call volumes; provided that it is understood that all such forecasts are good faith estimates only, and no SIG Party shall have any liability to Sprint based thereon.
     8.7 Subpoena Compliance
If a law enforcement agency produces to any SIG Party a valid subpoena relating to End User MDN/MSID billing records or End User information, including End User name, address and credit information, such SIG Party must honor such subpoena by providing the requested information to such law enforcement agency within the timeframe specified in such subpoena to the extent required by law. If such subpoena requests information not provided by Sprint to such SIG Party in its normal billing practice, such SIG Party must promptly contact the Sprint representative designated in the Private Label Operations Manual for assistance in compliance so that the timeframe specified in such subpoena can be met subject to any actions such SIG Party may take to contest such subpoena. If such SIG Party either: (a) fails to provide the End User phone records requested in such subpoena; (b) fails to provide the End User phone records requested in such subpoena within the timeframe specified in such subpoena; or (c) fails to promptly contact the designated Sprint representative for assistance when such subpoena requests information not provided by Sprint to such SIG Party in its normal billing practice, and if Sprint is fined by a court of law as a direct result of any failure described in (a), (b) or (c) above, such SIG Party
Confidential Information — Subject to Nondisclosure Obligations

will reimburse Sprint for the amount of such fine; provided that Sprint shall, to the extent requested by such SIG Party, contest such fine at such SIG Party’s cost and expense.
     8.8 Electronic Surveillance
If a law enforcement agency produces to any SIG Party a valid court order relating to electronic surveillance of an MDN/MSID for a End User of SIG Party, such SIG Party shall, to the extent required by law, confirm all End User information contained in such court order to such law enforcement agency and will promptly contact the Sprint representative designated in the Private Label Operations Manual for technical assistance in performing the electronic surveillance; subject to any actions such SIG Party may be taking to contest such court order. If such SIG Party either: (a) fails to confirm the End User information as requested in such court order; or (b) fails to promptly contact the Sprint representative designated below for technical assistance in performing the electronic surveillance, and if Sprint is fined by a court of law as a direct result of any failure described in (a) or (b) above, such SIG Party will reimburse Sprint for the amount of such fine; provided that Sprint shall, to the extent requested by such SIG Party, contest such fine at such SIG Party’s cost and expense.
     8.9 Exclusivity, Etc.
Neither Sprint nor any of its Controlled Affiliates has entered into, or following the Effective Date will enter into any agreement that requires (i) any SIG Party to undertake or refrain from undertaking activities or offerings with respect to those aspects of such SIG Party’s retail offering to its End Users that are controlled by such SIG Party (e.g., content and applications, billing, care, etc.) or (ii) except as otherwise provided in this Agreement (including as set forth in Section 6.2.1(c)), any SIG Party or any of its Controlled Affiliates to adopt, comply with or otherwise adhere to any practice or policy with respect to network management services or network openness policies.
9. Sprint Rights and Obligations
     9.1 Modifications; Private Label Operations Manual
          (a) Sprint may from time to time modify, amend, change, update or supplement (x) the Facilities, (y) Sprint’s operations, equipment, software or procedures and (y) the Private Label Operations Manual; provided that with respect to any modifications, amendments, changes, updates or supplements that would reasonably be expected to require changes to, updates of or modifications to any SIG Party’s or any of its End Users’ Devices or other products, accessories, systems or procedures, Sprint shall (i) provide as much advance notice of the proposed modifications, amendments, changes, updates or supplements as is reasonably possible under the circumstances, (ii) thereafter and to the extent necessary, cooperate with such SIG Party in developing and executing a transition plan to reduce the impact of the proposed modifications, amendments, changes, updates or supplements on such SIG Party and its business, operations and End Users (including considering in good faith alternative means of accomplishing Sprint’s objectives that would have less of a burden on such SIG Party and its business, operations and End Users) and (iii) use commercially reasonable efforts to address the interoperability and compatibility of such SIG Party’s or its End Users’ Devices or other products, accessories, systems or procedures in existence prior to such modification, amendment, change, update, or supplement with Sprint’s operations, equipment, software, procedures, services and infrastructure following such modification, amendment, change, update or supplement (i.e., backwards compatibility) for a commercially reasonable period of time. Any such modification, amendment, change, update or supplement to the Facilities, Sprint’s operations, equipment, software, procedures or services or the Private Label Operations Manual shall not discriminate against any SIG Party or its businesses or operations relative to Sprint’s retail operations; provided that in the case of any modifications, amendments, changes, updates or supplements to the Private Label Operations Manual, such modifications, amendments, changes, updates or supplements must be made to the operations manuals of each other reseller and consistently applied across Sprint’s resale operations. Subject to Sprint’s compliance with the foregoing, Sprint will not be liable to any SIG Party or its End Users if such modifications, amendments, changes, updates or supplements require changes to, updates of or
Confidential Information — Subject to Nondisclosure Obligations

modifications to such SIG Party’s or its End Users’ Devices or other products, accessories, systems or procedures.
     (b) Each SIG Party acknowledges receipt of a copy of the Private Label Operations Manual as in effect on the date hereof. Following any modification, amendment, change, update or supplement to the Private Label Operations Manual in accordance with Section 9.1(a), Sprint will provide an updated Private Label Operations Manual to each SIG Party. In the event of any conflict between the terms of this Agreement and the terms of the Private Label Operations Manual, the terms of this Agreement will control.
     (c) [*****].
     9.2 Roaming Services
          9.2.1 General
Subject to Section 2.13, Sprint will make Roaming available for use by End Users with MSIDs homed to the Sprint Network (subject to Schedule 9.0) and with the Private Label Service in any portion of any area in which Sprint or any of its Controlled Affiliates has a Roaming agreement on the terms and conditions contained in that agreement and the prices set forth in Schedule 1.0. Sprint shall make available to each SIG Party and its End Users all services (e.g., voice, handset data, SMS and wireless data card services) that Sprint has the right to make available to Customers of its retail operations and/or end user customers of its other resellers under any Roaming agreement. Each SIG Party hereby acknowledges and agrees that Sprint is not responsible for the billing practices, service charges or availability of Roaming provided by Roaming providers, and that Sprint is not obligated to provide Roaming in areas in which Sprint has not entered into Roaming agreements or loses its Roaming agreements. Manual Roaming may be available depending on the arrangements established and the level of service provided by each Roaming provider.
          9.2.2 Blocking Roaming
Each SIG Party may request that Sprint block Roaming for all its End Users for any services associated with IS-41 registration for which they have Roaming. If any SIG Party requests this, Sprint will remove all Roaming switches from the list of switches permitted to complete calls for End Users. However, due to circumstances outside of Sprint’s control, a Roaming switch may at times complete a Roaming call for an End User(s). In such case, such SIG Party will be responsible for such Roaming charges.
          9.2.3 Disputes Concerning Roaming
If a material dispute concerning charges for Roaming minutes occurs, Sprint will process the dispute with the Roaming provider in accordance with Sprint’s Roaming agreement. A dispute is considered material if any amount in dispute together with all other amounts in dispute during such billing cycle equals or exceeds [*****]. If the Roaming provider provides an adjustment to Sprint for the disputed charges, Sprint will credit that adjustment. In no event will the credit exceed the Roaming charges that Sprint billed. Roaming fraud is each SIG Party’s responsibility and Sprint does not accept any responsibility for such SIG Party’s End Users being billed for fraudulent calls placed on a Roaming provider’s network.
          9.2.4 Roaming — SIG Party Wireless Network
If any SIG Party or any of its Controlled Affiliates owns, operates or controls a wireless network (including any wireless network acquired through merger, acquisition, investment, business combination or otherwise) (each, an “SIG Party Wireless Network”) during the Term (including any Phase-Out Period) applicable to such SIG Party, such SIG Party shall have the right to cause Sprint to enter into one or more roaming agreements with such SIG Party pursuant to which such SIG Party shall have the right to purchase for its customers and the customers of its Affiliates with MSIDs homed on such SIG Party Wireless Network, anywhere within the operating range of the Sprint Network or any other wireless network then owned or operated by Sprint or any of its Affiliates (other than the iDEN network or the NewCo Network), any or all roaming services (including voice, handset data, SMS and wireless data card services) then available on the Sprint Network or such other network (irrespective of whether such SIG Party or any of its Affiliates otherwise has wireless coverage in such areas). The rate for each such roaming service shall at all times be, with respect to the applicable area or areas covered by such
Confidential Information – Subject to Nondisclosure Obligations

roaming agreement, the lower of [*****] The non-economic terms of any such roaming agreement shall be [*****].
     9.3 Sprint Network Fraud Detection and Responsibility
Sprint will monitor, using its customary and ordinary procedures available from time to time with the fraud detection services provided to Customers to detect fraudulent use of the Sprint Network by using MDN/MSIDs assigned to any SIG Party. The terms “fraudulent use of the Sprint Network by MDN/MSIDs assigned to any SIG Party” means usage associated with the loading by an unrelated and independent third party of a MDN/ESN combination onto a Device to use the PCS Service, as more specifically defined in the Private Label Operations Manual (“Cloning Fraud”). Sprint makes no guarantee that Cloning Fraud will be detected. Sprint will notify a SIG Party electronically and orally of the detection by Sprint of “suspected” and “confirmed” Cloning Fraud, as those terms are defined in the Private Label Operations Manual. Sprint will determine, in its sole discretion, whether an incident of Cloning Fraud is suspected or confirmed. Sprint and each SIG Party will all designate a single point of contact to expedite the notices required under this Section 9.3, which contacts may be changed at any time with reasonable prior written notice to the other. Sprint will track and process any credits requested and associated with suspected and confirmed Cloning Fraud. Sprint’s customary and ordinary procedures, as available from time to time, to detect fraudulent calls made using MDN/MSIDs assigned to any SIG Party on the Sprint Network will not be inferior to the fraud detection utilized by Sprint or any of its Controlled Affiliates with respect to its Customers.
          9.3.1 Suspected Cloning Fraud on the Sprint Network
In case of suspected Cloning Fraud, Sprint will not terminate the PCS Service to that MDN/MSID, unless a SIG Party directs Sprint to terminate the PCS Service. If a SIG Party directs Sprint to terminate service to the affected MDN/MSID, Sprint will absorb the costs associated with that Cloning Fraud on the Sprint Network for up to four hours from the time such SIG Party or its systems receives notice of detection from Sprint. If such SIG Party does not request termination of service to the affected MDN/MSID prior to the expiration of such four hour period, such SIG Party will be responsible for all charges after expiration of such four hour period until two hours after such time as such request for termination is given. If such SIG Party does not request termination of service to the affected MDN/MSID, such SIG Party will be responsible for all charges.
          9.3.2 Confirmed Cloning Fraud on the Sprint Network
In case of confirmed Cloning Fraud, Sprint will terminate service to the affected MDN/MSID concurrently with notice of detection. Failure of A-key authentication may be considered confirmed Cloning Fraud. Sprint will absorb the costs associated with such Cloning Fraud on the Sprint Network. If any SIG Party reactivates its End User or overrides Sprint’s deactivation of the PCS Service to such End User, then such SIG Party shall be responsible for all Cloning Fraud and any other fraud or similar activity on the End User account.
     9.4 Sprint’s Reports to the SIG Parties
Sprint will provide to each SIG Party the reports specified in the Private Label Operations Manual.
     9.5 Service Levels; Material Degradation
          9.5.1 Resale Support Systems Service Levels
     (a) Sprint will provide operational support to each SIG Party consistent with its wireless resale operations and subject to the service levels set forth in Schedule 6.0. The remedies set forth in Schedule 6.0 are SIG Parties sole and exclusive remedies with respect to any failure to meet the defined service levels.
          9.5.2 Material Degradation
     (a) Except as specifically provided in subsection (e) below, each SIG Party will have the right to terminate this Agreement if: (1) any of the Network Voice Drop Rate, Network Voice Block Rate, Network Data Drop Rate or Network Data Block Rate (each, a “Network Performance Measure”) (each measured independently) is in excess of the percentage set forth opposite such Network Performance
Confidential Information — Subject to Nondisclosure Obligations

Measure in the table below (each, a “Performance Threshold”) for any [*****] period (the occurrence of the foregoing clauses (1), a “Network Performance Triggering Event”); and (2) such Network Performance Measure is in excess of its Performance Threshold during [*****] during the [*****] period following such [*****] period (the occurrence of the foregoing clauses (1) and (2), a “Network Performance Termination Event”).

Network Performance Measure	Performance Threshold
Network Voice Drop Rate	[*****]
Network Voice Block Rate	[*****]
Network Data Drop Rate	[*****]
Network Data Block Rate	[*****]
     (b) In addition, except as specifically provided in subsection (e) below, upon the occurrence of a Network Performance Triggering Event, Sprint shall, at [*****] following the occurrence of such Network Performance Triggering Event [*****].
     (c) On a monthly basis, Sprint will provide a standard summary report or set of standard reports describing Sprint’s performance against each Network Performance Measure. If any such report substantiates the occurrence of a Network Performance Termination Event, then, each SIG Party (x) shall have the right to terminate this Agreement in its entirety (at the SIG Party’s sole discretion) during the period following receipt of such report by giving Sprint at least 30 days’ prior written notice (which notice shall be simultaneously delivered to each other SIG Party then party to this Agreement) and (y) shall be entitled to the rights and remedies described in Section 13.5 (irrespective of whether the termination right described in the foregoing clause (x) is exercised). Sprint’s performance is measured across specific network elements, and applies only to sites on the Sprint Network within the Sprint Coverage Area. The measurements described in this Section 9.5.2 are based on network operational measurements used by Sprint in its internal network operations and consistently applied with respect to both its direct retail and wholesale business operations.
     (d) [*****].
     (e) Notwithstanding any other provision of this Section 9.5.2, this Section 9.5.2 and the remedies described herein will not apply to, or in the event of: (1) circumstances primarily caused by acts or omissions outside of Sprint’s control including acts and omissions by third parties, a SIG Party or any of their respective agents, representatives, designees or vendors; or (2) a Force Majeure Event; or (3) a SIG Party’s failure to materially comply with its obligations as defined in this Agreement; or (4) failures or problems caused by any components outside the Sprint Network or outside of Sprint’s reasonable control. The calculation of the Network Performance Measures will not include events occurring during scheduled standard maintenance windows that are commercially reasonable in both length and frequency and with regard to which each SIG Party has prior notice.
     9.6 SIG Party Right to Transition to Successor Network
Notwithstanding Section 14.1, for purposes of providing wireless service continuity under this Agreement, Sprint agrees to provide each SIG Party with access to mobile voice and data services utilizing Sprint’s Successor Networks as set forth in this Section 9.6.
     (a) SIG Party Tag-Along Right. Upon the earliest to occur of (i) a Network Performance Termination Event, (ii) the date Sprint and its Controlled Affiliates shall have migrated at least [*****] of its direct consumer Customers from the Sprint Network to a Successor Network (measured from the total number of direct consumer Customers on the Sprint Network at the time such migration begins) and (iii) the time that the number of new subscribers added to a Successor Network in any [*****] is in excess of [*****] of the aggregate number of new subscribers and new direct consumer Customers added to such Successor Network and the Sprint Network in such calendar quarter, Sprint will provide each SIG Party with notice of the occurrence of any such event, and each SIG Party shall have the option (the “Tag-Along Option”) from and after the occurrence of any such event to elect, by delivering written notice
Confidential Information — Subject to Nondisclosure Obligations

thereof to Sprint, to migrate all or a portion of its End Users from time to time during the Term (including any Phase-Out Period) to, in the case of clauses (ii) and (iii), such Successor Network and, in the case of clause (i), a Successor Network, if any, selected by such SIG Party.
     (b) Sprint Drag-Along Right. In addition, from and after the date that Sprint and its Controlled Affiliates shall have migrated at least [*****] of its direct consumer Customers from the Sprint Network to a Successor Network (measured from the total number of direct consumer Customers on the Sprint Network at the time such migration begins), Sprint shall have the option (the “Drag-Along Option”) to elect, by delivering written notice thereof to each SIG Party, to cause such SIG Party to migrate, subject to the termination right described in the immediately succeeding sentence, all (but not less than all) of its End Users to such Successor Network. Upon the exercise by Sprint of its Drag-Along Option with respect to any SIG Party, such SIG Party will use commercially reasonable efforts to migrate its End Users from the Sprint Network to the Successor Network by the expiration of the three-year period following the exercise by Sprint of its Drag-Along Option (the “Mandatory Migration Period”); provided that, at any time prior to the expiration of the Mandatory Migration Period, such SIG Party shall have the right, by delivering written notice thereof to Sprint, to terminate this Agreement in full; provided, further, that to the extent such SIG Party does not exercise such termination right, [*****]. Sprint may discontinue providing each SIG Party services over the Sprint Network effective at any point after expiration of the Mandatory Migration Period with respect to such SIG Party (the “Sprint Network Service Termination Date”), provided that Sprint will provide such SIG Party at least [*****] prior written notice of the Sprint Network Service Termination Date. Sprint will not be liable to any SIG Party or its End Users for discontinuing services over the Sprint Network at any point after the end of such [*****] period.
     (c) Terms Applicable to Successor Network. Upon the exercise by any SIG Party of its Tag-Along Option or upon the exercise by Sprint of its Drag-Along Option with respect to any SIG Party, during the [*****] following the exercise of such option, Sprint and such SIG Party will use commercially reasonable efforts to negotiate a mutually acceptable arrangement under which Sprint would provide each SIG Party with access to the Successor Network (it being understood, for the avoidance of doubt, that Section 2.4(e) shall be applicable with respect to any such arrangement). While Sprint and such SIG Party will look to the then existing wireless service relationship as illustrative of a possible relationship with respect to such use of such Successor Network, unless and until a binding definitive written agreement is entered into, there will be no binding agreement between such Parties nor will any discussion or course of conduct impose any obligation or liability on any Party with respect to such arrangement. If, after expiration of such [*****] period, Sprint and such SIG Party are unable to reach a definitive written agreement and such Parties do not otherwise agree, the following terms shall apply with respect to the access by such SIG Party to such Successor Network:
(i)	Regardless of the capabilities of the Successor Network, the End Users of such SIG Party activated on the Successor Network will receive mobile voice and data services at levels of functionality and features [*****].

(ii)	The terms of this Agreement [*****] will continue to apply with respect to each SIG Party’s use of services on the Successor Network, and this Agreement shall otherwise continue to apply, on a mutatis mutandis basis as though the Successor Network were the Sprint Network (it being understood that to the extent that the terms of this Agreement cannot be reasonably be construed to apply to the Successor Network, Sprint shall, upon the request of such SIG Party, agree to replacement terms and conditions with such other SIG Party that are reasonably comparable as to the Successor Network). For the avoidance of doubt, absent any agreement by Sprint and such SIG Party to the contrary, [*****].
     (d) Transition Assistance. Upon the exercise by any SIG Party of its Tag-Along Option or upon the exercise by Sprint of its Drag-Along Option with respect to any SIG Party, Sprint shall be obligated to provide assistance in transitioning such SIG Party’s End Users to the Successor Network in a manner reasonably requested by such SIG Party and reasonably consistent with the Transition Assistance required to be provided pursuant to Section 13.8, [*****]; provided that if a Network Performance Termination Event has occurred within 12 months prior to the exercise of such Tag-Along Option or Drag-Along Option, as the case may be, [*****].
Confidential Information — Subject to Nondisclosure Obligations

     (e) Effect of Termination. If a SIG Party elects to terminate this Agreement pursuant to 9.6(b), the following terms will apply with respect to such SIG Party:
(i)	Such SIG Party will have no access whatsoever to the Successor Network;
(ii)	The provisions of Section 13.5(a)(i) shall be applicable from and after the exercise of such termination right (it being understood that for these purposes, the “Triggering Event” shall mean the date Sprint exercises its Drag-Along Option); and
(iii)	The applicable Phase-Out Period shall be as set forth in Section 13.6(a)(x).
10. Limitations of Warranties and Liabilities
     10.1 No Warranties
Except as otherwise set forth in this Agreement, no Party makes any warranties, express or implied, including any implied warranties of merchantability or fitness for a particular purpose. Except as otherwise set forth in this Agreement, Sprint makes no warranties, express or implied, regarding the PCS Service or, if applicable, any equipment, product or other good provided by Sprint. In addition, all implied warranties are disclaimed, including any warranties of merchantability, fitness for a particular purpose or use. Each SIG Party acknowledges that Sprint is not, as of the date of the Effective Date, the manufacturer of any equipment.
     10.2 Limitations on Liability
          10.2.1 Liability Limit
EXCEPT FOR ANY PARTY’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL SPRINT’S CUMULATIVE LIABILITY, ON THE ONE HAND, OR THE SIG PARTIES’ CUMULATIVE LIABILITY, ON THE OTHER HAND, ARISING FROM OR RELATED TO THIS AGREEMENT EXCEED THE GREATER OF: (1) [*****]; AND (2) AN AMOUNT EQUAL TO THE TOTAL REVENUE PAID TO SPRINT IN THE [*****] DURING THE PERIOD FROM THE EFFECTIVE DATE THROUGH THE MONTH PRIOR TO THE MONTH IN WHICH DAMAGES ARE SOUGHT.
          10.2.2 Certain Exceptions
NOTWITHSTANDING ANYTHING IN SECTION 10.2.1 TO THE CONTRARY, NOTHING IN SECTION 10.2.1 SHALL, OR IS INTENDED TO, LIMIT ANY LOSSES OR EXPENSES THAT ARISE OUT OF OR ARE RELATED TO (A) FRAUD, (B) WILLFUL BREACH OF THIS AGREEMENT, (C) A BREACH OF SECTION 11 (INTELLECTUAL PROPERTY) OR SECTION 15 (CONFIDENTIALITY) OR (D) ANY CLAIM FOR WHICH ANY PARTY HAS AGREED TO INDEMNIFY ANY OTHER PARTY PURSUANT TO SECTION 12.2, AND NO AMOUNTS PAYABLE IN RESPECT OF THE FOREGOING SHALL COUNT AGAINST THE AMOUNT SET FORTH IN SECTION 10.2.1.
11. Intellectual Property
     11.1 Trade Name, Trade Marks and Service Marks
          11.1.1 Sprint’s Rights
As between the Parties, each SIG Party recognizes the right, title and interest of Sprint and its Affiliates in and to all service marks, trademarks, and trade names owned and used in connection with the service and products sold by Sprint and Sprint Affiliates, including “Sprint” and all other Sprint-owned trademarks and logos (“Sprint Marks”). No SIG Party will engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of Sprint and its Affiliates therein. Each SIG Party acknowledges and agrees that nothing in this Agreement grants such SIG Party the right to use and such SIG Party agrees that it will not use any Sprint Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Sprint Marks and will not incorporate the Sprint Marks into any service mark, trademark or trade name used or developed by such SIG Party. No SIG Party acquires or claims
Confidential Information — Subject to Nondisclosure Obligations

any right, title or interest in or to the Sprint Marks through purchase of the PCS Service, the provision of Private Label Service or otherwise. Notwithstanding the foregoing, to clarify its relationship with Sprint, each SIG Party may use the Sprint Marks (i) as provided in the relevant section in the Private Label Operations Manual or (ii) with Sprint’s prior written approval.
          11.1.2 SIG Party Rights
Sprint recognizes the right, title and interest of each SIG Party and its Affiliates in and to all service marks, trademarks, and trade names used in connection with the service and products sold by such SIG Party and its Affiliates (“SIG Party Marks”). Sprint will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of any SIG Party and its Affiliates therein. Sprint acknowledges and agrees that nothing in this Agreement grants Sprint the right to use and Sprint agrees that it will not use any SIG Party Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the SIG Party Marks and will not incorporate the SIG Party Marks into service mark, trademark or trade name used or developed by Sprint. Sprint does not acquire or claim any right, title or interest in or to the SIG Party Marks through sale of the PCS Service or products or otherwise.
          11.1.3 Remedies for Violations
The limitations in Section 10.2 do not apply to either Party’s violations of this Section 11.1. If any Party violates or threatens to violate this Section 11.1, Sprint or the applicable SIG Party, as the case may be, may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. Each Party agrees that damages for violations of this Section 11.1 may be difficult to ascertain or inadequate and that if any Party violates or threatens to violate Section 11.1, Sprint or the applicable SIG Party, as the case may be, may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The Party that violates or threatens to violate Section 11.1 will not raise the defense of an adequate remedy at law.
     11.2 Other Intellectual Property
          11.2.1 Limited License
During the Term (including any Phase-Out Period) applicable to any SIG Party, Sprint grants to each SIG Party a limited, non-exclusive, non-transferable license to use Sprint’s Intellectual Property as necessary to provide Private Label Service as contemplated by this Agreement.
          11.2.2 Ownership
Each Party retains all rights, title, and interest to its own Intellectual Property, and unless expressly stated in this Agreement, nothing is to be construed as a transfer or license of such rights, title and interest.
12. Indemnification
     12.1 SIG Party Indemnification
Each SIG Party, severally and not jointly, shall defend, indemnify and hold Sprint and its Affiliates and their respective directors, officers, agents and employees (each, a “Sprint Indemnitee”) harmless from and against all claims, damages, losses, liabilities, costs (including any indirect, incidental or consequential damages or lost profits, but excluding any exemplary or punitive damages (other than exemplary or punitive damages arising from any third-party Claim or arising out of or related to fraud or willful breach of this Agreement) and expenses, including reasonable attorney’s fees and court costs, in connection with any action, suit or proceeding (collectively “Damages”) incurred or suffered by any Sprint Indemnitee arising out of any Claim against a Sprint Indemnitee by any Person who is not a Party (or a successor to a Party) to this Agreement and resulting from (a) any breach of such SIG Party’s obligations, representations or warranties under this Agreement, (b) willful misconduct by such SIG Party or any of its Affiliates, (c) negligent acts or omissions by such SIG Party or any of its Affiliates in connection with (i) such SIG Party’s performance of its obligations hereunder or (ii) the provision of Private Label Service by
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such SIG Party or any of its Affiliates hereunder (other than to the extent such Damages have resulted from any acts, omissions or other matters for which indemnification may be sought by such SIG Party pursuant to any of clauses (a) through (e) of Section 12.2); (d) any violation of Applicable Law arising from an act or omission of such SIG Party or any of its Affiliates with respect to the provision of Private Label Service by such SIG Party or any of its Affiliates to its End Users (other than to the extent such Damages have resulted from any acts, omissions or other matters for which indemnification may be sought by such SIG Party pursuant to clause (d) or (e) of Section 12.2) or (e) any allegation that any products or services provided by any SIG Party to its End Users under this Agreement (including any processes in connection therewith) infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person (other than to the extent such Damages have resulted from any acts, omissions or other matters for which indemnification may be sought by such SIG Party pursuant to clause (e) of Section 12.2).
     12.2 Sprint’s Indemnification
Sprint shall defend, indemnify and hold each SIG Party and its Affiliates and their respective directors, officers, agents and employees (each, a “SIG Party Indemnitee”) harmless from and against all Damages incurred or suffered by any SIG Party Indemnitee arising out of any Claim against a SIG Party Indemnitee by any Person who is not a Party (or a successor to a Party) to this Agreement and resulting from (a) any breach of Sprint’s obligations, representations or warranties under this Agreement, (b) willful misconduct by Sprint or any of its Affiliates, (c) negligent acts or omissions by Sprint or any of its Affiliates in connection with (i) its performance of its obligations hereunder or (ii) the provision of PCS Service by Sprint or any of its Affiliates to SIG Parties (other than to the extent such Damages have resulted from any acts, omissions or other matters for which indemnification may be sought by Sprint pursuant to clause (d) or (e) of Section 12.1), (d) any violation of Applicable Law arising from an act or omission of Sprint or any of its Affiliates with respect to the PCS Service provided by Sprint or its Affiliates (other than to the extent such Damages have resulted from any acts, omissions or other matters for which indemnification may be sought by such Sprint pursuant to clause (d) or (e) of Section 12.1) or (e) any allegation that any products or services provided by Sprint to any SIG Party under this Agreement (including any processes in connection therewith) infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person (provided that, for purposes of this clause (e), such products or services are utilized by such SIG Party or its Controlled Affiliates, representatives or agents in the manner intended to be utilized pursuant to this Agreement).
     12.3 Indemnification Procedures
     (a) A Party seeking indemnification pursuant to this Agreement (the “Indemnified Party”) shall give prompt written notice of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 12.1 or Section 12.2, as applicable (a “Claim”), to the Party from which indemnification is sought (the “Indemnifying Party”); provided that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that such failure results in the failure of actual notice and the Indemnifying Party is materially prejudiced as a result of such failure.
     (b) The Indemnified Party will allow the Indemnifying Party to direct the defense and settlement of any such Claim, with counsel of the Indemnifying Party’s choosing (provided such counsel is a nationally recognized law firm), and will provide the Indemnifying Party, at the Indemnifying Party’s expense, with information and assistance that are reasonably necessary for the defense and settlement of the claim. The Indemnified Party will have the right to retain separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party; provided that the Indemnified Party shall have the right to employ, at the Indemnifying Party’s expense, one counsel of its choice in each applicable jurisdiction (if more that one jurisdiction is involved) to represent the Indemnified Party if (i) the retention of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party; or (ii) the Indemnified Party has been advised by its counsel in writing that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the action; provided, further, that if the Indemnifying Party has not in fact retained counsel to assume the defense of the action within a reasonable time following receipt of the notice given pursuant to Section 12.3(a), or otherwise fails, in the reasonable judgment of the
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Indemnified Party, to otherwise adequately prosecute or pursue such defense, in each case, within 30 days following written notice of such failure by the Indemnified Party to the Indemnifying Party, the Indemnified Party may defend such Claim on behalf of and for the account and risk of the Indemnifying Party.
     (c) An Indemnifying Party will not be liable for any settlement of any Claim effected without its written consent (which consent will not be unreasonably withheld, delayed, or conditioned). Without the written consent of the Indemnified Party, an Indemnifying Party will not consent to the entry of any judgment or enter into any settlement of any Claim that (A) imposes obligations on the Indemnified Party or any of its Affiliates other than the payment of money damages that will be paid by the Indemnifying Party, (B) does not include as an unconditional term thereof, a complete and unconditional release of each Indemnified Party potentially affected by such Claim, (C) arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or an admission or acknowledgment of, any liability or wrongdoing (whether in contract or otherwise) on the part of the Indemnified Party or any of its Affiliates, or (D) without limiting clause (A) above, encumbers any of the assets of any Indemnified Party or any of its Affiliates or includes any injunctive or equitable relief, including any restriction or condition that would apply to or materially adversely affect any Indemnified Party or any of its Affiliates or the conduct of any of their respective businesses.
13. Termination and Transition Assistance
     13.1 Sprint Termination Rights
     (a) Sprint shall have the right to terminate this Agreement in its entirety at any time with respect to any SIG Party under any of the following circumstances, by giving written notice to such SIG Party (which notice shall be simultaneously delivered to each other SIG Party then party to this Agreement):
(i)	such SIG Party fails to make a payment of money when due (other than any payment that is being disputed in good faith by such SIG Party or on its behalf under Section 7.4 with respect to disputes of amounts due and owing under this Agreement), which failure continues for more than 30 days after written notice of such failure to pay;

(ii)	such SIG Party commits a material breach of this Agreement, which breach is not cured by such SIG Party within 30 days after written notice detailing such breach is provided to such SIG Party; provided, however, that if the breach is of a type that cannot be cured within the 30 day period or cannot be cured within 30 days because of circumstances beyond such SIG Party’s control, then the period for cure will be extended if such SIG Party proceeds with reasonable diligence, but in no event beyond 180 days after written notice;

(iii)	such SIG Party commences the dissolution, liquidation and winding up of its affairs or otherwise ceases to function as a going concern;

(iv)	such SIG Party admits in writing its inability to pay its debts as they become due; and

(v)	such SIG Party (x) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (y) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days, or (z) executes a general assignment for the benefit of creditors.
     (b) For the avoidance of doubt, in instances in which Sprint’s right to terminate this Agreement under this Section 13.1 or Section 13.3 arises by reason of the actions of or with respect to a particular SIG Party, such right shall apply only with respect to that particular SIG Party.
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     13.2 SIG Party Termination Rights
     (a) Each SIG Party has the right to terminate this Agreement in its entirety at any time under any of the following circumstances, by giving written notice to Sprint (which notice shall be simultaneously delivered to each other SIG Party then party to this Agreement):
(i)	Sprint commits a material breach of this Agreement, which breach is not cured by Sprint within 30 days after written notice detailing such breach is provided to Sprint; provided, however, that if the breach is of a type that cannot be cured within the 30 day period or cannot be cured within 30 days because of circumstances beyond Sprint’s control, then the period for cure will be extended if Sprint proceeds with reasonable diligence, but in no event beyond 180 days after written notice;

(ii)	Sprint commences the dissolution, liquidation and winding up of its affairs or otherwise ceases to function as a going concern;

(iii)	Sprint admits in writing its inability to pay its debts as they become due; and

(iv)	Sprint (x) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (y) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days, or (z) executes a general assignment for the benefit of creditors.
     (b) For the avoidance of doubt, if any SIG Party exercises any termination right pursuant to Section 13.2(a), 13.3(b), 13.4(c) or 13.4(d), the resulting termination of this Agreement shall be effective solely with respect to such SIG Party and not any other SIG Party.
     13.3 Competitive Transaction Termination Rights
     (a) Sprint may terminate this Agreement with respect to any SIG Party if such SIG Party (or any Affiliate of such SIG Party) consummates a Sprint Competitive Transaction, by giving written notice to such SIG Party during the [*****] period beginning on the date such Sprint Competitive Transaction is consummated.
     (b) Any SIG Party may terminate this Agreement as to itself if Sprint (or any Affiliate of Sprint) consummates a SIG Competitive Transaction applicable with respect to such SIG Party, by giving written notice to Sprint during the [*****] period beginning on the date such SIG Competitive Transaction is consummated. In addition, upon Sprint or any of its Controlled Affiliates entering into a definitive agreement with respect to, or if earlier, the consummation of, any SIG Competitive Transaction applicable with respect to any SIG Party, such SIG Party shall be entitled to the rights and remedies described in Section 13.5.
     (c) Sprint will give each SIG Party prompt notice of the entering into of the definitive agreement for, and of the consummation of, each SIG Competitive Transaction, and each affected SIG Party will give Sprint prompt notice of the entering into of the definitive agreement for, and of the consummation of, each Sprint Competitive Transaction.
     13.4 Sale of License or Loss of Market
     (a) If Sprint or any of its Controlled Affiliates proposes to enter into a definitive agreement for, or otherwise consummate, a sale, transfer, license, lease or other disposition of any PCS License covering all or any portion of a Market (each, a “Sale of License”), Sprint shall use its commercially reasonable efforts to cause such purchaser of such PCS License to enter into a written agreement with the SIG Parties then party to this Agreement pursuant to which such purchaser will provide, on terms and conditions satisfactory to such SIG Parties, substantially equivalent services to the PCS Service (including as to quality of service and pricing) in such Market (or portion thereof) to which such Sale of License relates (any such written agreement, a “Service Assumption Agreement”); provided, however, that under no circumstance shall Sprint or any of its Controlled Affiliates enter into a definitive agreement for, or otherwise consummate, a Sale of License with any purchaser for which a Service Assumption Agreement is not entered into with respect to the applicable Market (or portion thereof) to which such Sale of License relates if (x) such purchaser were to assume, in connection with such Sale of License,
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Sprint’s obligations to provide 2G or 3G PCS service to any other reseller in such Market (or portion thereof) or (y) such purchaser is an Affiliate of Sprint; provided, further, that if a Service Assumption Agreement is not entered into with respect to the applicable Market (or portion thereof) to which such Sale of License relates, Sprint shall require, as a condition of such Sale of License, that such purchaser provide the PCS Service in accordance with the terms of this Agreement in such Market (or portion thereof) for at least [*****] following such Sale of License (it being understood that Sprint shall be responsible for any failure by such purchaser to provide, in accordance with the terms of this Agreement, the PCS Service in such Market (or portion thereof) during such [*****] period and any such failure shall be deemed, for purposes of this Agreement, to constitute a breach by Sprint of its obligations hereunder). If, in connection with any Sale of License, a Service Assumption Agreement is entered into:
(i)	Sprint shall amend Schedule 2.0 to delete the Market (or portion thereof) to which such Sale of License relates;

(ii)	From and after such Sale of License, [*****]; and

(iii)	From and after such Sale of License, no SIG Party shall have any obligation to pay Sprint any amounts for its [*****].
     (b) If at any time during the Term (including any Phase-Out Period) applicable to any SIG Party, (x) one or more PCS Licenses held by Sprint or any of its Affiliates are cancelled, terminated, rescinded, annulled, revoked, suspended or otherwise limited, and as a result thereof, Sprint is no longer lawfully permitted to provide the PCS Service in any Market (or portion thereof) or (y) in connection with any Sale of License, a Service Assumption Agreement is not entered into (each of the events described in clauses (x) or (y), a “Loss of Market”), then:
(i)	Upon providing written notice thereof to each SIG Party pursuant to Section 13.4(e), Sprint shall amend Schedule 2.0 to delete each Market to which such Loss of Market relates;

(ii)	Sprint shall use its commercially reasonable efforts to [*****];

(iii)	The restrictions and limitations set forth in Section 14.1 shall terminate in full solely with respect to those End Users of each SIG Party whose account addresses are located within any Market to which such Loss of Market relates;

(iv)	Upon the written request of any SIG Party, Sprint shall be obligated to provide assistance in transitioning those End Users whose account addresses are located within any Market to which such Loss of Market relates to an alternate provider or providers of wireless service and/or to a SIG Party and/or one or more of its Affiliates in a manner reasonably consistent with the Transition Assistance required to be provided pursuant to Section 13.8, but taking into account the fact that the transition assistance required by this clause (iv) applies to only a subset of such SIG Party’s End Users rather than all of its End Users; [*****].

(v)	[*****].
     (c) If at any time during the Term (including any Phase-Out Period) applicable to any SIG Party, one or more Losses of Markets occur with respect to any [*****] of the top [*****] DMAs of such SIG Party (measured on a cable homes passed basis for a MSO Party or on the basis of the number of respective End Users for other SIG Parties, as applicable), then, in addition to the rights and remedies described under clause 13.4(b):
(i)	such SIG Party (but no other SIG Party) shall have the right to terminate this Agreement in its entirety at any time by giving Sprint at least [*****] prior written notice (which notice shall be simultaneously delivered to each other SIG Party then party to this Agreement);

(ii)	whether or not the termination right described in clause (i) above is exercised, the restrictions and limitations set forth in Section 14.1 shall terminate in full solely with respect to such SIG Party (but no other SIG Party); and
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(iii)	whether or not the termination right described in clause (i) above is exercised, upon the written request of such SIG Party, Sprint shall be obligated to provide such SIG Party (but no other SIG Party) with the Transition Assistance described in Section 13.8.
     (d) If at any time during the Term (including any Phase-Out Period) applicable to any SIG Party, one or more Losses of Markets occur with respect to any [*****] of the top [*****] DMAs in the United States (measured on a POPs basis), then, in addition to the rights and remedies described under Section 13.4(b), each SIG Party (x) shall have the right to terminate this Agreement in its entirety at any time by giving Sprint at least [*****] prior written notice (which notice shall be simultaneously delivered to each other SIG Party then party to this Agreement) and (y) shall be entitled to the rights and remedies described in Section 13.5.
     (e) Sprint shall as promptly as possible (but in no event later than five Business Days) after the occurrence of any Loss of Market give each SIG Party written notice thereof, which notice shall contain a reasonably detailed description of such events giving rise to such Loss of Market together with a description any of the rights and remedies available to such SIG Party pursuant to Sections 13.4(b), 13.4(c) and 13.4(d) (including any adjustment to the economic terms pursuant to 13.4(b)(v)), it being understood that a SIG Party may need to provide information to Sprint that would allow Sprint to provide a description of any of the rights and remedies available to such SIG Party as required above. In addition, if at any time prior to the occurrence of any Loss of Market, Sprint determines, in good faith, that the occurrence of a Loss of Market could reasonably occur, Sprint shall promptly notify each SIG Party thereof.
     (f) Notwithstanding anything to the contrary in this 13.4, upon the occurrence of any Loss of Market, each SIG Party shall be entitled to rights, benefits and protections in the Market(s) to which such Loss of Market relates that are at least as favorable as those afforded or otherwise made available to Sprint, any of its Controlled Affiliates or any other reseller (including, in the case of any Sale of License, any roaming rights granted to Sprint, any of its Controlled Affiliates or any other reseller in connection with such Sale of License).
     13.5 SIG Party Rights and Remedies Upon the Occurrence of Certain Events
     (a) Immediately upon (x) Sprint or any of its Controlled Affiliates entering into a definitive agreement with respect to, or if earlier, the consummation of, any SIG Competitive Transaction applicable with respect to any SIG Party, (x) the occurrence of one or more Losses of Market described in Section 13.4(c) with respect to any SIG Party, (y) the occurrence of a Network Performance Termination Event or (z) the termination of this Agreement by any SIG Party pursuant to Section 13.3(b) or 13.2(a) (each, a “Triggering Event”), the following shall automatically become effective without any action being required on the part of any Party (including any exercise by such SIG Party of any related termination right hereunder):
(i)	For the remainder of the Term (including any Phase-Out Period) applicable with respect to such SIG Party, [*****];

(ii)	The restrictions and limitations set forth in Section 14.1 shall terminate in full; and

(iii)	Upon the written request of such SIG Party, Sprint shall be obligated to provide such SIG Party with the Transition Assistance described in Section 13.8.
     (b) If any SIG Party terminates this Agreement pursuant to Section 9.5.2, 13.2(a), 13.3(b), 13.4(c)(i) or 13.4(d), during the seven-year period after the date of the notice of termination, such SIG Party shall have the right, in addition to all other remedies available under this Agreement, to cause Sprint and/or any of its Affiliates to enter into one or more roaming agreements with such SIG Party pursuant to which such SIG Party shall have the right to purchase for its customers and the customers of its Controlled Affiliates, anywhere within the operating range of the Sprint Network or any other wireless network then owned or operated by Sprint or any of its Affiliates (other than the iDEN network) any or all roaming services (including voice, handset data, SMS and wireless data card services) then available on the Sprint Network or such other network (irrespective of whether such SIG Party or any of its Affiliates otherwise has wireless coverage in such areas); provided that each SIG Party must elect to obtain such roaming rights described in the immediately preceding sentence, within [*****] of the date of the notice of
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termination. The terms and conditions, including price, payment and quality of service, on which each such roaming service shall be provided to such SIG Party pursuant to any such roaming agreement shall be, [*****].
     13.6 Length of and Duties During the Phase-out Period
     (a) With respect to any SIG Party, upon the expiration of the Term applicable to such SIG Party or upon the early termination of this Agreement as to such SIG Party, Sprint shall continue to provide the PCS Service to such SIG Party for the duration of the applicable phase-out period (each, a “Phase-Out Period”) set forth below:
(i)	upon expiration of the Term, the Phase-Out Period will be [*****] after the expiration date;

(ii)	the Phase-Out Period for termination under Section 13.1(a)(i) is [*****] after the date of the notice of termination;

(iii)	the Phase-Out Period for termination under Section 13.1(a)(ii) is [*****] after the date of the notice of termination;

(iv)	the Phase-Out Period for termination under Section 13.1(a)(iii), Section 13.1(a)(iv), Section 13.1(a)(v) and Section 13.2(a) is [*****] after the date of the notice of termination;

(v)	the Phase-Out Period for termination under Section 17.16 is [*****] after the date of the notice of termination; provided that if Sprint is the Frustrated Party and the Force Majeure Event interferes with Sprint’s ability to perform the Transition Assistance during the pendency of the Phase-Out Period, the Phase-Out Period shall be extended on a day-for-day basis for each day for which the Force Majeure Event interferes with Sprint’s ability to perform the Transition Assistance;

(vi)	the Phase-Out Period for termination under Section 13.3(b) is [*****] after the date of the notice of termination;

(vii)	the Phase-Out Period for termination under Section 13.3(a) is [*****] after the date of notice of termination; provided, however, that such SIG Party shall have the right to extend the Phase-Out Period for up to two additional consecutive [*****] periods by delivering written notice thereof to Sprint at least 30 days prior to the expiration of the Phase-Out Period or the then applicable extension period, as the case may be; provided that [*****];

(viii)	the Phase-Out Period for termination under Section 13.4(c) or 13.4(d) is (x) with respect to any Market to which any Loss of Market relates, [*****] and (y) with respect to any other Market, [*****] after the date of the notice of termination;

(ix)	the Phase-Out Period for termination under Section 9.5.2 is [*****] after the date of the notice of termination;

(x)	the Phase-Out Period for termination under Section 9.6(b) is [*****]; and

(xi)	there is no Phase-Out Period for termination under Section 13.9.
     (b) During any Phase-Out Period, except as expressly set forth in this Agreement, the provisions of this Agreement (including the pricing for the services set forth on Schedule 1.0 hereto) shall continue to apply to the same extent as though this Agreement had not expired or terminated, except that each SIG Party with respect to which such Phase-Out Period applies shall cease to have any rights pursuant to Sections 2.2.3, 2.2.5, 2.2.6 and 2.2.8 (except for Customized Services related to the Transaction Assistance being provided during such Phase-Out Period). Except as otherwise provided in this Agreement, at the end of the Phase-Out Period, Sprint may terminate the PCS Service and the End Users on the Sprint Network without incurring any liability.
     (c) Each SIG Party will be permitted to add new End Users under this Agreement during the applicable Phase-Out Period applicable to such SIG Party; provided, however, that (i) if Sprint terminates this Agreement with respect to any SIG Party pursuant to Section 13.1(a)(i), Section 13.1(a)(ii) or Section 13.3(a), such SIG Party will be permitted to add new End Users under this Agreement for [*****] and (ii) if
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any SIG Party terminates this Agreement pursuant to Section 13.4(c) or 13.4(d), such SIG Party’s right to add new End Users in any Market in which a Loss of Market relates will be limited to the longer of [*****].
     13.7 Effect of Termination
     (a) Termination of this Agreement is without prejudice to any other right or remedy of the Parties under this Agreement. Termination of this Agreement with respect to any Party under any circumstance does not release such Party from any liability which, at the time of termination, is owed to any other Party, or which may be owed in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Following any termination of this Agreement with respect to any SIG Party, such SIG Party will remain responsible for its obligations to its agents and its End Users.
     (b) Upon Sprint’s termination of this Agreement as to any SIG Party (the “Breaching SIG Party”) under this Agreement pursuant to Section 13.1(a) or 13.3(a), the forward-pricing rates set forth in Schedule 1.0, if then in effect, shall cease to apply during the Phase-Out Period solely with respect to the [*****]. In such case, [*****]. For the avoidance of doubt, notwithstanding the termination of this Agreement as to the Breaching SIG Party, [*****].
     (c) Upon the earlier (such earlier time, the “Adjustment Time”) of the expiration of (i) the Phase-Out Period or (ii) the Transition Period applicable to a SIG Party (such SIG Party, an “Exiting SIG Party”), the [*****], shall be adjusted as follows:
(i)	if the event giving rise to such Phase-Out Period or Transition Period resulted from the termination of such Exiting SIG Party by Sprint pursuant to Section 13.1(a) or Section 13.3(b), [*****]; and

(ii)	if the event giving rise to such Phase-Out Period or Transition Period resulted from any other reason (including upon the expiration of Term applicable to such Exiting SIG Party), [*****].
     13.8 Transition Assistance
     (a) During the Transition Period applicable with respect to any SIG Party, upon the request of such SIG Party, Sprint shall assist (the “Transition Assistance”) such SIG Party in transitioning PCS Service to an alternative provider(s) of wireless service (including such SIG Party and/or its Affiliates) designated by such SIG Party. Sprint and such SIG Party shall each use its commercially reasonable efforts to effect such transition as efficiently and expeditiously as possible, and, in furtherance thereof, shall agree upon a transition plan that will specify (i) the minimum number of telephone numbers to be ported on a daily or weekly basis and (ii) adequate procedures (including the making available by Sprint of adequate personnel, support and other resources) for testing the efficacy of the transition process with respect to the effected End Users. If Sprint and such SIG Party are unable to agree upon a transition plan within [*****] of the request of such SIG Party referred to in the first sentence of this paragraph (a), then the dispute(s) with respect to the transition plan shall be resolved by arbitration pursuant to Section 17.8 following the submission of such dispute(s) to dispute resolution pursuant to Section 17.7. The Third-Party Expert resolving such arbitration will take into account all relevant factors, including the capabilities of Sprint and such SIG Party, the alternate provider’s capacity and ability to support the transition and industry standards and guidelines.
     (b) For purposes of this Section 13.8, the “Transition Period” means, with respect to any SIG Party, the period:
(i)	beginning on the earlier of (x) the commencement of the phase out period applicable with respect to such SIG Party and (y) the delivery of a written request by such SIG Party for Transition Assistance pursuant to Section 13.4(c)(iii) or 13.5(a)(iii); and

(ii)	ending on the earlier of (x) the expiration of the phase out period applicable with respect to such SIG Party and (y) such time that the telephone numbers of all such SIG Party’s End Users have been ported to its alternate provider(s).
     (c) A SIG Party shall not be obligated to pay any amounts to Sprint in connection with the Transition Assistance; provided that if Sprint terminated this Agreement with respect to such SIG Party
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pursuant to Section 13.1(a)(i), 13.1(a)(ii) or 13.3(a), such SIG Party shall be responsible for all reasonable out-of pocket expenses incurred by Sprint or any of its Affiliates in providing the Transition Assistance. In addition, Sprint shall [*****].
     13.9 Effect of Termination of Transaction Agreement
     (a) In the event that the Transaction Agreement is terminated pursuant to Article 12 thereof, this Agreement shall automatically terminate at 11:59 p.m., New York City time, on the 30th day following the date of such termination (or, if such day is not a Business Day, the following Business Day) (the “Payment Deadline”), unless one or more SIG Parties and/or Google Inc. pays Sprint an aggregate amount equal [*****] in accordance with this Section 13.9 prior to the Payment Deadline. Each SIG Party and Google Inc. (each, an “Eligible Person”) agree that no later than 25 days after the termination of Transaction Agreement, such Eligible Person will notify Sprint and each other Eligible Person in writing whether, in the case of any SIG Party, such SIG Party elects to continue to remain a party to this Agreement or, in the case of Google Inc., Google Inc. elects to become (or cause one of its Controlled Affiliates to become) a party to this Agreement (each such Eligible Person affirmatively electing to remain or become, as the case may be, a party to this Agreement, a “Participating Person”), which written notice shall be irrevocable (it being understood that the failure of any Eligible Person to timely deliver such notice shall be deemed to be a waiver of such Eligible Person’s rights to remain or become, as the case may be, a party to this Agreement). The Participating Person(s) shall (as a group if there is more than one Participating Person) pay Sprint the Continuation Payment in cash by wire transfer of immediately available funds to a bank account designated by Sprint no later than the Payment Deadline.
     (b) If Google Inc. is a Participating Person, immediately following Sprint’s receipt of the Continuation Payment, Google Inc., or at Google Inc.’s election, any of its Controlled Affiliates, shall become a “Party” to this Agreement as a “SIG Party” hereunder upon (i) the execution by Google Inc. or any of its Controlled Affiliates, as applicable, of a joinder agreement in substantially the form attached as Schedule 10 hereto under which Google Inc. or any such Controlled Affiliate, as applicable, will agree to be bound by, and subject to, all of the covenants, terms and conditions of this Agreement applicable to a “SIG Party” hereunder generally, and to “Google”, specifically and (ii), to the extent a Controlled Affiliate of Google Inc. will become a party to this Agreement and Sprint determines reasonably necessary, the Ultimate Parent of such Controlled Affiliate executes a Guaranty Agreement in substantially the form attached hereto as Attachment 1 or a letter agreement in substantially the form attached hereto as Attachment 2. For the avoidance of doubt, it is understood that upon Google Inc. or any of its Controlled Affiliates becoming a “Party” to this Agreement in accordance with this Section 13.9, [*****].
     (c) If any Eligible Person fails to elect to become a Participating Person in accordance with Section 13.9(a), in the case of an Eligible Person that is a SIG Party, this Agreement shall automatically terminate with respect to such SIG Party at the Payment Deadline and, in the case of Google Inc., Google Inc.’s right to become (or cause one of its Controlled Affiliates to become) a party to this Agreement pursuant to this Section 13.9 shall automatically terminate on the Payment Deadline and Google Inc. shall thereafter have no further rights under this Agreement. In addition, to the extent that one or more Participating Persons have paid the Continuation Payment in accordance with Section 13.9 and, as a result, this Agreement remains in effect from and after the Payment Deadline, this Agreement shall be deemed amended as follows:
(i)	all references to NewCo, NewCo Parent, the NewCo Network or NewCo Core Services shall be disregarded (it being understood, for the avoidance of doubt, that to the extent any NewCo Core Service is a required component of any Permitted Bundle, such Permitted Bundle will no longer be of any force and effect);

(ii)	Section 2.11 and Schedule 9.0 shall be disregarded and shall no longer be of any force and effect;

(iii)	all references to NewCo Founders (including in Section 2.4(e)) shall be deemed to reference all SIG Parties to this Agreement immediately after the Payment Deadline;

(iv)	the provisions of Sections 2.4(b) shall be disregarded and shall no longer be of any force and effect and, unless Google Inc. has become a party to this Agreement pursuant to this Section 13.9, none of Google Inc., Intel Corporation, NewCo or any of their respective
Confidential Information — Subject to Nondisclosure Obligations

Controlled Affiliates shall have any right to become a party hereunder or otherwise have any rights under this Agreement; and

(v)	as may otherwise be necessary to give effect to the foregoing clauses (i) through (iv).
Except as expressly amended in accordance with this Section 13.9(d), this Agreement shall otherwise remain unchanged and in full force and effect.
     (d) Each Party hereby acknowledges and agrees that on the Effective Date, Google Inc. has entered into a letter agreement with Sprint, Comcast, Brighthouse and TWC in the form attached hereto as Attachment 4, pursuant to which Google Inc. has agreed to be bound by the provisions of this Section 13.9.
14. End User Related Obligations and Restrictions
     14.1 SIG Party Restrictions Relating to End User Migration
Each SIG Party agrees that except as otherwise provided in this Agreement, during the Term (but excluding any Phase-Out Period) applicable to such SIG Party:
     (a) No Target Marketing. Such SIG Party shall not, and shall cause its Affiliates and its and their respective representatives and agents not to, use any End User Data to direct its marketing, advertising or promotional efforts to such SIG Party’s End Users or any portion thereof (as a targeted group) for any wireless service that would result in SIG Party’s End Users switching from the Private Label Service offered by such SIG Party to services provided over a wireless network for which the MSID not housed within the Sprint Network (including a network owned or operated by such SIG Party or any of its Affiliates) (a “Competitive Wireless Service”); provided that none of the following shall constitute a violation of this Section 14.1(a):
(i)	[*****];

(ii)	[*****];

(iii)	[*****];

(iv)	[*****]; and

(v)	[*****].
     (b) Offering of Asymmetrical Incentives. Such SIG Party shall not, and shall cause its Affiliates and its and their respective representatives and agents not to, offer to existing End Users of such SIG Party any incentive, discount, rebate, credit, price reduction or similar benefit in order to become a subscriber of any Competitive Wireless Service that is not offered to other prospective subscribers of such Competitive Wireless Service who are not existing End Users of such SIG Party (an “Asymmetrical Incentive”); provided, however, that [*****].
     (c) Restrictions on Transfer. Such SIG Party shall not, and shall cause its Affiliates and its and their respective representatives and agents not to, transfer or otherwise move all or any portion of its End Users to a wireless network for which the MSID is not housed within the Sprint Network (including a network owned or operated by such SIG Party or any of its Affiliates) if, following such transfer or move, such End Users would cease to be purchasers of such SIG Party’s Private Label Service, other than:
(i)	[*****];

(ii)	[*****];

(iii)	[*****]; or

(iv)	[*****].
     14.2 Use Restrictions
Without limiting Section 15, (i) Sprint agrees not to, and agrees to cause its Affiliates and its and their respective Representatives not to, use any End User Data (or any information derived therefrom) to solicit,
Confidential Information — Subject to Nondisclosure Obligations

advertise, promote or market wireless services to any SIG Party’s End Users and (ii) each SIG Party agrees not to, and agrees to cause its Affiliates and its and their respective Representatives not to, use any Customer Data (or any information derived therefrom) to solicit, advertise, promote or market wireless services to any Customers. Notwithstanding Section 15.6 to the contrary, this Section 14.2 shall survive the termination, cancellation or expiration of this Agreement indefinitely.
     14.3 Relief
The Parties agree that damages for violations of Section 14 may be difficult to ascertain or inadequate and that if any Party violates or threatens to violate Section 14, the non-breaching Party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute.
15. Confidentiality
     15.1 Definition
     (a) “Confidential Information” means: (i) the terms and conditions of this Agreement, as well as the discussions, negotiations, communications and proposals related to this Agreement; (ii) Customer Data or End User Data; (iii) all trade secrets, confidential or proprietary data, software, other similar technical information; and (iv) any and all other non-public or proprietary information (whether written, visual or oral) of a Party or any of its Affiliates (the “Disclosing Party”) which has come into the possession or knowledge of any other Party (each, a “Receiving Party”) in the course of negotiating, entering into or performing this Agreement, including information relating to: (A) the Disclosing Party’s planned or existing computer systems and systems architecture, including computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods; (B) the Disclosing Party’s sales, profits, pricing, organizational structure and restructuring, new business initiatives and finances; (C) the Disclosing Party’s services and products, product designs, and how such products are administered and managed; (D) the Disclosing Party’s product strategies, interpretations, positions and treatment of any item; and (E) confidential information of third parties with which the Disclosing Party conducts business.
     (b) Notwithstanding the foregoing, “Confidential Information” does not include information or material which:
(i)	is in the public domain at the time of disclosure or later becomes part of the public domain through no fault of the Receiving Party, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives (collectively, “Representatives”);

(ii)	is or was known to the Receiving Party, any of its Affiliates or any of their respective Representatives on a non-confidential basis, as evidenced by its contemporaneous written records;

(iii)	is or becomes available to the Receiving Party, any of its Affiliates or any of their respective Representatives from a Person other than the Disclosing Party, any of its Affiliates or any of their respective Representatives which is not, to the best of the Receiving Party’s knowledge, subject to any legally binding obligation to keep such information confidential;

(iv)	is at any time independently developed by the Receiving Party, any of its Affiliates or any their respective Representatives without any use of or reference to the Confidential information, as evidenced by its contemporaneous written records; or

(v)	is expressly authorized in writing to be disclosed by the Disclosing Party.
     15.2 Restrictions
     (a) Each Receiving Party, any of its Affiliates and any of their respective Representatives shall keep all of Confidential Information of a Disclosing Party strictly confidential, and shall not disclose
Confidential Information — Subject to Nondisclosure Obligations

such Information in any manner whatsoever, in whole or in part, without the prior written consent of such Disclosing Party. Each Receiving Party shall not use Confidential Information of a Disclosing Party for any purpose other than as reasonably necessary for the performance of its duties pursuant to this Agreement, without the prior written consent of such Disclosing Party.
     (b) Notwithstanding the foregoing, a Receiving Party may disclose Confidential Information of a Disclosing Party:
(i)	upon the advice of legal counsel that such disclosure is required by Applicable Law (including applicable securities law), a court order by a court of competent jurisdiction, or the rules of any stock exchange or quotation system on which the Receiving Party’s or any its controlling Affiliates’ shares are traded, or by any other Governmental Authority; provided that such Receiving Party must give the Disclosing Party as much notice thereof as reasonably practicable and make reasonable efforts to obtain confidential treatment of such information;

(ii)	to its Affiliates and Representatives and Sprint Service Provider Affiliates who need to know such Confidential Information in order to carry out the purposes described in this Agreement; provided that (i) such Receiving Party shall inform, as applicable, its Affiliates and Representatives and Sprint Service Provider Affiliates of the confidential nature of the Confidential Information and (ii) such Receiving Party shall be responsible for any breach of this Section 15.2 by any of its Affiliates or Representatives or Sprint Service Provider Affiliates;

(iii)	in the case of any SIG Party, to Persons engaged in discussions with such SIG Party and/or any of its Affiliates regarding the sale, transfer or other divesture of any Divested Business; provided that such Person is bound by obligations of confidentiality with respect to such Confidential Information substantially similar to those contained in this Section 15.2; and provided, further, that such Receiving Party will disclose only so much of such Confidential Information to a potential acquiring entity of such Divested Business as is reasonable in light of the context of the transaction under consideration;

(iv)	in the case of any SIG Party, to any Cable Operator engaged in discussions with such SIG Party and/or any of its Affiliates regarding such Cable Operator becoming a party to this Agreement pursuant to Section 2.4(c); provided that such Cable Operator is bound by obligations of confidentiality with respect to such Confidential Information substantially similar to those contained in this Section 15.2;

(v)	to manufacturers, Device fulfillment vendors or other vendors in connection with arrangements relating to products or services to be supplied by such manufacturers or vendors solely to the extent necessary to carry out the purposes described in this Agreement; provided that such Person is bound by obligations of confidentiality with respect to the Confidential Information substantially similar to those contained in this Section 15.2; or

(vi)	to enforce any rights or defend any claims hereunder; provided that such disclosure is relevant to the enforcement of such rights or the defense of such claims and is only disclosed in formal proceedings (including any arbitration proceeding) related thereto and provided that such Receiving Party shall give the Disclosing Party as much notice thereof as reasonably practicable and make reasonable efforts to obtain confidential treatment of such information.
     (c) In addition, with respect to any Confidential Information received by any SIG Party from Sprint or any of its Affiliates, such SIG Party may disclose such Confidential Information to any other SIG Party, in which case such other SIG Party shall be deemed to be a Receiving Party hereunder (and not a Representative of the disclosing SIG Party) with respect to such Confidential Information and shall be bound by the terms of this Agreement as if such Confidential Information were received by such other SIG Party directly from Sprint or any of its Affiliates.
Confidential Information — Subject to Nondisclosure Obligations

     (d) Notwithstanding anything in this Section 15, each Party will be free to use for any purpose Residuals resulting from access to or work with Confidential Information; provided that such Party retains the confidentiality of such information as provided in this Section 15. The term “Residuals” means information in an intangible form, such as general knowledge, ideas, concepts, know-how, professional skills, work experience or techniques (but not specific implementations) that is retained in the unaided memories of Persons who have had access to the Confidential Information pursuant to the terms of this Agreement. A Person’s memory is unaided if the Person has not intentionally memorized the information or reduced it to a tangible form for the purpose of retaining and subsequently using or disclosing the information. No Party will be obligated to limit or restrict the assignment of such Persons or pay royalties for any work resulting from the use of Residuals; provided, however, that the right to use Residuals as set forth above does not represent a license under any patents or copyrights of the Disclosing Party.
     15.3 Return
Confidential Information shall be deemed the property of the Disclosing Party, and each Receiving Party will, upon receipt of a written request from the Disclosing Party, return all Confidential Information received in tangible form to the Disclosing Party, or, at the Disclosing Party’s option and to the extent permitted by Applicable Law, destroy all such Confidential Information and all copies thereof in any media or documents containing Confidential Information.
     15.4 Care
In furtherance of the provisions of this Section 15, each Receiving Party shall use the same degree of care to prevent any unauthorized use or disclosure of a Disclosing Party’s Confidential Information that such Receiving Party uses with respect to its own Confidential Information, but in no event with less than reasonable care.
     15.5 Relief
Each Receiving Party acknowledges that the disclosure of Confidential Information in breach of the terms of this Section 15 may cause a Disclosing Party irreparable injury for which monetary damages may be difficult to ascertain or an inadequate remedy. Therefore, each Receiving Party acknowledges that a Disclosing Party, upon a disclosure or threatened disclosure of any of its Confidential Information, will be entitled, in addition to any and all other remedies, to seek injunctive relief and specific performance.
     15.6 Duration
The provisions of this Section 15 shall bind each Party during the Term (including any Phase-Out Period) applicable to such Party and for a period of two years thereafter.
     15.7 SEC Filing
If any Party is required by Applicable Law to disclose and file this Agreement with the Securities and Exchange Commission, it must notify each other Party hereto and allow such Parties to identify language in this Agreement it deems should be redacted prior to such filing and disclosure. Such disclosing Party will use its commercially reasonable efforts to redact such portions of this Agreement that are so identified prior to its disclosure and filing with the Securities and Exchange Commission.
     15.8 Entire Understanding
The terms of this Section 15 supersede and replace the terms of any confidentiality, non-disclosure or similar agreements previously entered into between or among the Parties or any of their respective Affiliates concerning the confidentiality of the Confidential Information as it relates to this Agreement or the transactions contemplated hereby; provided that any information protected as confidential under such agreements shall constitute Confidential Information hereunder; and provided, further, that this Agreement shall not affect the terms of any other confidentiality, non-disclosure or similar agreement between or among the Parties or any of their respective Affiliates relating to other matters.
Confidential Information — Subject to Nondisclosure Obligations

16. Divestitures Acquisitions and Assignment
     16.1 Divested Businesses
     (a) If at any time during the Term (including any Phase-Out Period) applicable to any MSO Party, such MSO Party and/or any of its Controlled Affiliates sells, transfers or otherwise divests (other than to a Restricted Entity) a Divested Business (the date of such sale, transfer or other divestiture, the “Divestiture Date”) in a particular geographical area (it being understood that such geographic area may be a portion of a geographic market) in such a manner that upon the closing such MSO Party would no longer have the ability to offer MSO Core Services in such geographic area, such MSO Party shall have the right, at its sole and absolute discretion and notwithstanding anything in Section 2.4(c) to the contrary, to permit such Divested Business (or the acquirer thereof) to resell the PCS Service to its end users in such geographic area in accordance with the terms of this Agreement in the same manner and to the same extent as though such Divested Business (or the acquirer thereof) were a MSO Party; provided that (i) such MSO Party shall be responsible for any breach of this Agreement by such Divested Business (or the acquirer thereof) and (ii) following any material breach of this Agreement by such Divested Business (or the acquirer thereof), Sprint shall have the absolute right to terminate this Agreement with respect to such Divested Business (or the acquirer thereof) in accordance with Section 13.1(a) or Section 13.3(a) (with all applicable notices contemplated by such sections delivered simultaneously to such Divested Business (or the acquirer thereof) and such MSO Party), as applicable (it being understood that the divesture agreement or other applicable agreement between such MSO Party and such Divested Business (or the acquirer thereof) shall expressly grant Sprint, as a condition to granting such Divested Business (or the acquirer thereof) the right to resell the PCS Service hereunder, the right to terminate this Agreement with respect to of such Divested Business (or the acquirer thereof) as contemplated by this clause (ii)); provided, however, that (x) any such termination pursuant to the foregoing clause (ii) will terminate this Agreement solely with respect to such Divested Business (or the acquirer thereof) and not with respect to such MSO Party and (y) under no circumstance shall a material breach of this Agreement by such Divested Business (or the acquirer thereof) give rise to any termination right in favor of Sprint with respect to such MSO Party.
     (b) A “Divested Business” means, with respect to any MSO Party, any Controlled Affiliate of such MSO Party or any business, division, department or group of assets of such MSO Party and/or one or more of its Controlled Affiliates, which (i), if acting on a standalone business, could satisfy the requirements for the sale of Private Label Service to End Users pursuant to Section 2.3 (i.e., the products and services offered (or reasonably expected to be offered) by such Divested Business after the Divestiture Date would include at least one MSO Core Service that could be bundled with Private Label Service) and (ii) as of the Divestiture Date, is either acquired by a third party or is constituted as a separate legal Person, and as a result thereof, ceases to be a Controlled Affiliate of, or otherwise controlled by, such MSO Party.
     (c) Following the Divestiture Date, the Divested Business’ ability to resell the PCS Service to its end users [*****].
     (d) From and after the Divestiture Date, [*****].
     16.2 Acquisitions
For the avoidance of doubt and subject to the terms of Section 13.3(a), if any SIG Party or any of its Controlled Affiliates acquires any Person or creates a new Person after the Effective Date which constitutes a Controlled Affiliate of such SIG Party, such Person will have the same rights pursuant to Section 2.7 as a Controlled Affiliate of such SIG Party in existence on the Effective Date.
     16.3 Assignment
Except as provided in Section 16.1 and below in this Section 16.3, no Party may assign, delegate or otherwise transfer any of its rights or duties granted to it under this Agreement without each other Party’s prior written consent. Notwithstanding the foregoing sentence, subject to each Party’s termination rights under Section 13.3, (a) a SIG Party may assign this Agreement to (i) any of its Controlled Affiliates or (ii) in connection with a Permitted Strategic Transaction with respect to such SIG Party and (b) Sprint may assign this Agreement to (i) a Controlled Affiliate of Sprint or (ii) in connection with a Permitted Strategic
Confidential Information — Subject to Nondisclosure Obligations

Transaction with respect to Sprint; provided that no such assignment shall relieve such SIG Party or Sprint, as applicable, of any of its obligations hereunder. For purposes of this Agreement, each Party hereto agrees that, except as provided in Section 16.1, any direct or indirect sale, assignment, transfer or other disposition of any stock or equity interests of any Party or any subsidiary of the Ultimate Parent of any Party that controls such Party will be deemed to be an assignment or other transfer subject to the provisions of this Section 16.3 if, as a result of such sale, assignment, transfer or other disposition, such Party would cease to be a Controlled Affiliate of its Ultimate Parent as of immediately prior to such sale, assignment, transfer or other disposition. No SIG Party permitted assignment under this Section 16.3 will relieve its Guarantor (to the extent it has a Guarantor) of its obligations under Section 7.6(b); provided that such SIG Party’s Guarantor shall be released from its obligations under Section 7.6(b) and its Guaranty Agreement to the extent that in connection with any Permitted Strategic Transaction with respect to such SIG Party, the successor Person in such Permitted Strategic Transaction assumes all the obligations of such Guarantor under its Guaranty Agreement; provided that such successor Person (or its Controlled Affiliate) assuming such obligations of the Guarantor is, in the good faith, reasonable judgment of Sprint, of substantially similar credit-worthiness as the Guarantor immediately prior to such Permitted Strategic Transaction. Any assignment, delegation or other transfer in violation of this Section 16.3 shall be null and void.
17. General Provisions
     17.1 Notices and Inquiries
Except as otherwise provided, all notices and inquiries will be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, (with acknowledgment received by the courier), or by facsimile (with facsimile acknowledgment) addressed as follows:
If to Comcast:
Comcast MVNO II, LLC
c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
Facsimile No.: (215) 286-1240
With copies to:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: General Counsel
Facsimile No.: (215) 286-7794
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: David L. Caplan
Facsimile No.: (212) 450-3800
If to TWC:
TWC Wireless, LLC
Confidential Information — Subject to Nondisclosure Obligations

290 Harbor Drive
Stamford, CT 06902
Attention: General Counsel
Facsimile: (203) 328-4094
With a copy to:
TWC Wireless, LLC
290 Harbor Drive
Stamford, CT 06902
Attention: President, TWC Wireless LLC
Facsimile: (203) 328-4094
If to Brighthouse:
BHN Spectrum Investments, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attention: Mr. Leo Cloutier
Facsimile: (315) 438-4643
With a copy to:
Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attention: Arthur J. Steinhauer, Esq.
Facsimile: (212) 381-7218
If to Sprint:
Sprint Spectrum L.P. (d/b/a Sprint)
6200 Sprint Parkway
Overland Park, KS 66251
Attention: President, Wholesale Services
With a copy to:
Sprint Spectrum L.P. (d/b/a Sprint)
6450 Sprint Parkway
Overland Park, KS 66251
Attention: V.P., Law, Sales and Distribution
Any Party may from time to time specify a different address and/or facsimile number by notice to the other Parties in accordance with the terms of this Section 17.1. All such notices and inquiries shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice or inquiry shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
     17.2 Non-exclusivity
This Agreement shall be non-exclusive. Nothing in this Agreement grants Sprint or any of its Affiliates any exclusive right or privilege to provide to any SIG Party or any SIG Party’s Affiliates any services of the type contemplated herein, or grants any SIG Party or any SIG Party’s Affiliates an exclusive right or
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privilege to receive from Sprint or any of its Affiliates any products or services of the type contemplated herein.
     17.3 Construction
The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits of this Agreement unless otherwise specified. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation” whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless the context otherwise requires, any references to any agreement, contract, schedule or exhibit or to any other instrument or statute or regulation are to it as amended and supplemented from time to time in accordance with the terms hereof and thereof (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference in this Agreement to a “day” or number of “days” is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and that calendar day is not a Business Day then the action or notice will be deferred until, or may be taken or given on, the next Business Day. This Agreement will be construed simply according to its fair meaning and not strictly for or against any Party. No rule of construction requiring interpretation against the draftsperson will apply in the interpretation of this Agreement. Except as otherwise provided, if there are any inconsistencies between any Schedule or Exhibit, and the body of this Agreement, the body of this Agreement controls. If there are any inconsistencies between the Private Label Operations Manual and this Agreement, this Agreement controls.
     17.4 Survival
The provisions of this Agreement that by their nature or by their content or as specified under this Agreement are intended to continue beyond the termination, cancellation or expiration of this Agreement, including, for the avoidance of doubt, the Parties’ obligations under Sections 12, 13.5, 13.6, 13.7, 13.8, 14.2, 15 and 17 shall survive the termination, cancellation or expiration of this Agreement.
     17.5 Headings
The section headings used in this Agreement are for purposes of reference and convenience only and are not intended to be and shall not be interpreted as being a substantive part of this Agreement conveying any rights or imposing any obligations.
     17.6 Severability
If any part of any provision of this Agreement is judged to be invalid or unenforceable under Applicable Law, such part shall be severable and ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement, whose continuation in full force and effect will not be prejudiced.
     17.7 Dispute Resolution
Except as set forth in the proviso to Section 17.8(a) or in Section 17.8(h) or 17.10, each Party will comply with the following dispute resolution process with respect to any disputes arising under this Agreement prior to pursuing any other remedies available to it. Any Party involved in such dispute shall notify the other Party or Parties involved in such dispute in writing of the basis of the dispute. Within 10 Business Days (or such longer period as may be agreed upon) following the date that a Party provided such notice, a team from each Party involved in such dispute (consisting of at least one senior executive from such Party) shall meet and confer in person or by telephone conference in an attempt to resolve such dispute.
Confidential Information — Subject to Nondisclosure Obligations

In the event that such teams are unable to resolve any such dispute within 20 Business Days following the date that a Party provided such notice of dispute, any Party involved in such dispute may pursue any remedies available to it.
     17.8 Confidential Arbitration
     (a) Except as set forth in Section 17.8(h) below, any claim, dispute or controversy arising out of or relating to this Agreement shall be resolved by arbitration following the submission of such dispute or controversy to dispute resolution pursuant to Section 17.7, by delivering a demand for arbitration to the other Party or Parties to such dispute or controversy which demand shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought (each, a “Demand”); provided that, subject to the last sentence of 17.8(c), the disputes or controversies described in clause (i) below shall be subject to arbitration, without having to first submit the matter to dispute resolution pursuant to Section 17.7: (i) disputes relating to the price and price related terms (any such disagreement, a “Service Offering Dispute” and, any such disputed price and price related terms, the “Disputed Service Offering Terms”) on which Sprint will provide one or more SIG Parties with any new Core Network Service, any new Core Network Enabler or any New Reseller Technology pursuant to Sections 2.2.3(b), 2.2.5(b) and 2.2.6(b), respectively; and (ii) disputes relating to disputed charges that have not been previously resolved in accordance with Section 7.4.
     (b) Within 10 Business Days after the receipt of the Demand by the other Party or Parties, Sprint and the SIG Party(ies) involved in such dispute or controversy shall select a mutually acceptable third-party expert that is experienced in and knowledgeable about the wholesale telecommunications industry and has a relevant technical background, but with no prior, existing or potential material business relationship with any Party or any Affiliate of any Party (the “Third-Party Expert”). If Sprint and the SIG Party(ies) involved in such dispute or controversy are unable, for whatever reason, to agree upon the selection of the Third-Party Expert within 10 Business Days or such later date as to which Sprint and the SIG Party(ies) involved in such dispute or controversy mutually agree in writing, application shall be made to the American Arbitration Association (“AAA”) in New York for the selection and appointment of the Third-Party Expert; provided that in addition to satisfying the requirements of the immediately preceding sentence, such Person selected as the Third-Party Expert shall be required to have 10 years of business or professional experience involving complex business or legal matters. The Third-Party Expert must agree to resolve the dispute or controversy accordance with the provisions of this Section 17.8. The arbitration proceeding shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the “Rules”), to the extent that such Rules are not inconsistent with this Section 17.8, including within the required time periods. The Third-Party Expert may modify the procedures set forth in such Rules with the prior written approval of Sprint and the SIG Party(ies) involved in such dispute or controversy. The place of such arbitration shall be New York, New York or such other location agreed to by Sprint and the SIG Party(ies) involved in such dispute or controversy.
     (c) With respect to any Service Offering Dispute, Sprint, on the one hand, and the SIG Party(ies) involved in such Service Offering Dispute, on the other hand, shall each submit in writing to the Third-Party Expert (with copies thereof simultaneously delivered to each other Party or Parties to such Service Offering Dispute) no later than 10 Business Days after the appointment of the Third-Party Expert with respect to such Service Offering Dispute or such later date as to which Sprint and the SIG Party(ies) involved in such Service Offering Dispute mutually agree in writing, its or their proposal with respect to the Disputed Service Offering Terms, together with an explanation supporting its or their proposal based on the Pricing Guidelines described in Section 17.8(d) below. If the Third-Party Expert determines that additional information is necessary, it shall, by written notice to the Parties, request such information from any Party or Parties, and establish a reasonable time period (not to exceed five Business Days) for the submission of such information (with copies thereof simultaneously delivered to each other Party or Parties to such Service Offering Dispute). The Third-Party Expert shall also have the right to request, upon reasonable notice deemed appropriate by the Third-Party Expert, that Sprint, on the one hand, and the SIG Party(ies) involved in such Service Offering Dispute, on the other hand, make oral presentations, provided that each such Party or Parties shall be afforded a full and equal opportunity to be heard. The Third-Party Expert shall, based on the Pricing Guidelines described below, such written submissions and any such oral presentations, present to Sprint and the SIG Party(ies) involved in such Service Offering Dispute a written decision as to the resolution of the Service Offering Dispute and choose either the
Confidential Information — Subject to Nondisclosure Obligations

Sprint proposed Disputed Service Offering Terms or the SIG Party(ies) proposed Disputed Service Offering Terms as the final Disputed Service Offering Terms. The written decision by the Third-Party Expert with respect to any Service Offering Dispute shall be rendered as soon as possible, but in no event later than 45 days after the appointment of the Third-Party Expert with respect to such Service Offering Dispute; provided that such 45-day period may be extended by up to 10 Business Days in the Third-Party Expert’s reasonable determination to the extent an additional written submission is required pursuant to subsection D of Schedule 7.0. Notwithstanding the provisions of this Section 17.8(c), the Parties agree that no Service Offering Dispute will be submitted for resolution unless and until: (i) such matter has been escalated in writing to the Chief Executive Officers of each Party involved in such dispute; and (ii) such matter remains unresolved for a period of at least 10 Business Days following receipt by all parties of the escalation notice described in subsection (i) above. Sprint shall, and shall cause its Affiliates to, as promptly as reasonably practicable provide the SIG Party(ies) involved in such Service Offering Dispute and their respective employees, counsel and other authorized representatives with such information and access to personnel reasonably requested by such SIG Party(ies) for the purpose of preparing such SIG Party(ies)’ written submissions contemplated by this Section 17.8(c); provided that Sprint shall not have any obligation to provide information with respect to its costs related to the service that is the subject of the Service Offering Dispute unless the Third-Party Expert determines that cost will be the methodology used for purposes of determining the Disputed Service Offering Terms in accordance with subsection D of Schedule 7.0).
     (d) The Third-Party Expert shall take into account the following factors and guidelines (the “Pricing Guidelines”) in rendering its decision with respect to any Service Offering Dispute:
(i)	The guidelines set forth in Schedule 7.0 to this Agreement; and

(ii)	Any Disputed Service Offering Term selected as the final Disputed Service Offering Terms shall comply with the requirements imposed on such terms pursuant to Section Section 2.13, and with respect to any New Reseller Technology, Section 2.2.6(b)(i).
     (e) With respect to any dispute or controversy other than a Service Offering Dispute, following the selection of the Third-Party Expert, upon the request of Sprint, on the one hand, and the SIG Party(ies) involved in such dispute or controversy, on the other hand, the Third-Party Expert selected will hear Sprint’s and the SIG Party(ies)’ presentation within 30 days of such request. The arbitration proceedings shall be concluded within 30 days after commencement of such proceedings or such later date as the SIG Parties and Sprint mutually agree in writing. Within 10 Business Days of the conclusion of the arbitration proceedings, the Third-Party Expert shall present to the SIG Parties and Sprint a written decision regarding the dispute, which shall set forth the findings of fact and conclusions of law relied upon in reaching the decision.
     (f) Subject to clause (iv) of Section 17.8(h), the written decision of the Third-Party Expert with respect to any dispute or controversy, including any Service Offering Dispute, shall be final and binding and the parties to any arbitration pursuant to this Agreement shall be deemed to have consented that judgment upon the arbitration award may be entered in any federal or state court of competent jurisdiction.
     (g) The Third-Party Expert shall not have the power or authority (x) to grant injunctive or equitable relief to prevent breaches of this Agreement or to enforce specifically the performance or terms and provisions hereof or (y) to grant any remedies that the Parties have waived hereunder or to grant remedies in those instances where specific remedies are set forth in this Agreement as the sole and exclusive remedies.
     (h) Notwithstanding anything to the contrary in this Section 17.8 (and whether or not a matter is first submitted to arbitration pursuant to this Section 17.8), any Party may, without first submitting such matter to dispute resolution under Section 17.7, apply to a court having jurisdiction pursuant to Section 17.9 to the extent necessary (i) to seek injunctive relief to prevent breaches of this Agreement or to enforce specifically the performance or terms and provisions hereof (including to enforce any agreement hereunder to arbitrate), (ii) to avoid the expiration of any applicable limitation period, (iii) to preserve a superior position with respect to other creditors or (iv) to challenge or vacate any final judgment, award or decision of the Third-Party Expert that does not comport with the express provisions of this Section 17.8.
Confidential Information — Subject to Nondisclosure Obligations

     (i) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the preparation of written submissions or presentation of such Party’s case (collectively, “Attorneys’ Fees”). The remaining costs of the arbitration, including fees of the Third-Party Expert, costs of records or transcripts and administrative fees (collectively, “Arbitration Costs”), shall be borne equally by the SIG Parties involved in such dispute or controversy, on the one hand, and Sprint, on the other hand. Notwithstanding the foregoing, the Third-Party Expert may modify the allocation of Arbitration Costs and award Attorneys’ Fees in those cases where fairness dictates a different allocation of Arbitration Costs among the Parties involved in such dispute or controversy and/or an award of Attorneys’ Fees to the prevailing Party(ies) as determined by the Third-Party Expert.
     (j) All discussions and correspondence between or among the Parties in connection with any arbitration proceeding, as well as the existence, conduct and content of such arbitration proceeding, shall constitute Confidential Information for purposes hereof.
     17.9 Governing Law; Exclusive Venue
This Agreement will be governed by and construed in accordance with the laws in effect in the State of New York, without regard to the application of conflict of law rules or principles. With respect to any matter not required to be submitted to arbitration pursuant to Section 17.8(h), each Party irrevocably consents to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County (and of the appropriate appellate courts therefrom) based on or arising out of any such matter. The Parties agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 17.1 shall be deemed effective service of process on such Party.
     17.10 Specific Performance
Notwithstanding anything in this Agreement to the contrary, each of the Parties agrees that irreparable injury may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party will be entitled to seek injunctive relief or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 17.9, without first submitting such matter to dispute resolution under Section 17.7.
     17.11 Waiver of Jury Trial
EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD-PARTY CLAIM OR OTHERWISE.
     17.12 Counterpart Execution
This Agreement may be executed in two or more counterparts (facsimile or otherwise), each of which shall be deemed an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.
     17.13 Entire Agreement
This Agreement, together with the Schedules and Exhibits attached hereto and incorporated herein, sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understandings, both oral and written, between the Parties relating to the subject matter hereof. Except as otherwise expressly provided in this Agreement, any consent or agreement that this Agreement contemplates being granted or withheld by any Party may be granted or withheld in such Party’s sole discretion.
Confidential Information — Subject to Nondisclosure Obligations

     17.14 No Partnership; No Third-Party Beneficiaries
This Agreement does not constitute any Party as the agent or legal representative of another Party and does not create a partnership or joint venture. This Agreement does not create the authority of any Party to enter into an agreement for or bind another Party in any manner whatsoever. Nothing in this Agreement is intended to or shall confer upon any Person who is not a Party to this Agreement (or such Party’s respective successor or assign) any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement, nor shall any such Person be entitled to assert any claim hereunder.
     17.15 Amendments; Waivers; Remedies
This Agreement may not be amended, varied or modified in any manner except by an instrument in writing signed by duly authorized officers or representatives of each of the Parties. Except as expressly provided in this Agreement, no waiver of this Agreement shall be binding unless executed in writing by the Party to be bound by it; provided that subject to compliance with Sections 2.4(e) and 2.13. Sprint, on the one hand, and any SIG Party, on the other hand, may amend, vary or modify this Agreement with respect to such Parties only. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. The failure of any Party to exercise any right granted herein or to require any performance of any term of this Agreement or the waiver by any Party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed to be a waiver of any subsequent breach of, the same or any other term of this Agreement. Notwithstanding any other provision of this Agreement and unless otherwise expressly stated herein, all rights and remedies of a Party under this Agreement are in addition to such Party’s other rights and remedies and are cumulative, not alternative.
     17.16 Force Majeure
If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the Party affected (a “Frustrated Party”), including (a) acts of God, such as fire, flood, earthquake, or other natural cause, (b) terrorist events, riots, insurrections, war or national emergency, or (c) strikes, boycotts, lockouts or other labor difficulties (provided that the strike, boycott or other labor difficulties were outside the reasonable control of the Frustrated Party) (collectively, a “Force Majeure Event”), the Frustrated Party shall not be liable to any other Party (a “Non-Frustrated Party”) for any failure to perform or delay in performance of its obligations under this Agreement. The phrase “beyond its reasonable control”, as used above, means that the adverse affect, if foreseeable by the Frustrated Party, was not avoidable by the Frustrated Party’s use of all commercially reasonable efforts. The Frustrated Party shall promptly notify each Non-Frustrated Party of the nature and extent of the circumstances of the Force Majeure Event once known. In the event of a Force Majeure Event, the Frustrated Party shall forthwith establish and implement a plan that minimizes the disruption to each Non-Frustrated Party and shall use its commercially reasonable efforts to remedy the situation and remove the cause of its inability to perform as soon as possible. The Frustrated Party shall give each Non-Frustrated Party prompt notice of the cessation of the Force Majeure Event. The Frustrated Party and each Non-Frustrated Party shall negotiate in good faith adjustments to the terms and conditions of this Agreement that are equitable taking into account the nature and extent of the circumstances of the Force Majeure Event as they develop and become known, including equitable reductions in the obligations of each Non-Frustrated Party (including, if Sprint is the Frustrated Party hereunder, reductions in the pricing and rates set forth on Schedule 1.0); provided that it is understood that if any SIG Party is the Frustrated Party hereunder, under no circumstances will Sprint be excused or otherwise relieved from the performance of its obligations hereunder with respect to any other SIG Party whose performance is not being similarly frustrated. If the Force Majeure Event lasts more than [*****], each Non-Frustrated Party affected by the Frustrated Party’s non-performance shall have the option of terminating this Agreement in its entirety by delivering written notice thereof to the Frustrated Party; provided, however, that if any SIG Party is the Frustrated Party hereunder, the foregoing termination right shall only apply to that particular SIG Party and shall not grant Sprint any right to terminate this Agreement as to any SIG Party whose performance is not being similarly frustrated.
Confidential Information — Subject to Nondisclosure Obligations

     17.17 Disclosure
Subject to Applicable Law or disclosure requirement (including any disclosure requirement arising under applicable securities laws or under the rules of any stock exchange or quotation system on which a Party’s or any of its controlling Affiliates’ shares are traded), each Party shall consult with, and allow reasonable review by, the other Parties before issuing any other press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, provided that such Party shall have used commercially reasonable efforts to allow the other Parties to review and comment on such release or statement in advance.
Confidential Information — Subject to Nondisclosure Obligations

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPRINT SPECTRUM L.P.		BHN SPECTRUM INVESTMENTS, LLC

By:		By:

	Name:		Name:
	Title:		Title:

COMCAST MVNO II, LLC		TWC WIRELESS, LLC

By:		By:

	Name:		Name:
	Title:		Title:

[Signature page to 3G MVNO Agreement]
Confidential Information — Subject to Nondisclosure Obligations

Schedule 1.0
[*****]

Schedule 2.0
Sprint Markets
Sprint Market Description
Alabama East / Georgia West
     Opelika, AL
     Albany, GA
     Columbus, GA
     La Grange, GA
     Tifton, GA
Alabama South
     Daleville, AL
     Dothan, AL
     Langdale, AL
Albany, NY
Amarillo/Abilene, TX
Arkansas Northwest
     Bentonville, AR
     Clarksville, AR
     Fayetteville, AR
     Forth Smith, AR
     Greenwood, AR
     Russellville, AR
     Siloam Springs, AR
Atlanta, GA
Augusta, GA
Baton Rouge, LA
Beaumont, TX
Biloxi, MS
Birmingham, AL
Boston, MA
Bowling Green, KY
Buffalo, NY
Camden, SC
Charleston, WV
Charlotte, NC

Schedule 2.0 (continued)
Sprint Markets
Sprint Market Description
Chicago, IL
Cincinnati, OH
Clarksburg, WV
Cleveland, OH
Columbia / Jefferson City, MO
Columbus, OH
Dallas, TX
Denver, CO
Des Moines, IA
Detroit, MI
El Paso, TX / Albuquerque, NM
Evansville, IN
Flagstaff, AZ
Fresno, CA
Georgetown, SC
Georgia Central
     Butler, GA
     Cordele, GA
     Dublin, GA
     Gray, GA
     Hawkinsville, GA
     Macon, GA
     Milledgeville, GA
     Perry, GA
Georgia North
     Blue Ridge, GA
     Calhoun, GA
     Cedartown, GA
     Chatsworth, GA
     Dalton, GA
     Ellijay, GA
     Jasper, GA
     Rome, GA

Schedule 2.0 (continued)
Sprint Markets
Sprint Market Description
Georgia South
     Adel, GA
     Brunswick, GA
     Douglas, GA
     Homerville, GA
     Valdosta, GA
     Waycross, GA
Green Bay, WI
Goldsboro, NC
Hartford, CT
Hendersonville, NC
Honolulu, HI
Hot Springs, AR
Houston, TX
Huntsville, AL
Indianapolis, IN
Jackson, MS
Jackson Hole, WY
Jacksonville, FL
Kansas Central
     Marion, IL
     Quincy, IL
     Emporia, KS
     Junction City, KS
     Manhattan, KS
     McPherson, KS
     Salina, KS
     Cape Girardeau, MO
     Hannibal, MO
     Kirksville, MO
     Poplar Bluff, MO
     Sikeston, MO
Kansas City

Schedule 2.0 (continued)
Sprint Markets
Sprint Market Description
Knoxville, TN
Laredo, TX
Las Vegas, NV
Little Rock, AR
Logan, UT
Logan, WV
Los Angeles, CA
Louisville, KY
Lynchburg, VA
Manchester, NH
Medford, OR
Memphis, TN
Miami, FL
Milwaukee, WI
Minneapolis / St. Paul, MN
Minnesota Central
     Alexandria, MN
     Bemidji, MN
     Brainerd, MN
     Detroit Lakes, MN
     Duluth, MN
     E Grand Forks, MN
     Fergus Falls, MN
     Grand Rapids, MN
     Hibbing, MN
     Hinckley, MN
     Hutchinson, MN
     Little Falls, MN
     Marshalltown, MN
     Moorhead, MN
     St. Cloud, MN
     Virginia, MN
     Wadena, MN

Schedule 2.0 (continued)
Sprint Markets
Sprint Market Description
Minnesota Central (continued)
     Wahpeton, MN
     Wilmar, MN
     Zimmerman, MN
     Fargo, ND
     Grand Forks, ND
     Jamestown, ND
Minnesota South
     Albert Lea, MN
     Austin, MN
     Fairbault, MN
     Fairmont, MN
     Mankato, MN
     Marshalltown, MN
     New Ulm, MN
     Owatonna, MN
     Red Wing, MN
     Rochester, MN
     Waseca, MN
     Worthington, MN
Missouri South
     Carbondale, IL
     Pittsburg, KS
     Aurora, MO
     Branson, MO
     Carbondale, MO
     Fort Leonard Wood, MO
     Joplin, MO
     Lebanon, MO
     Monett, MO
     Rolla, MO
     Springfield, MO
     West Plains, MO
Montgomery, AL
Myrtle Beach, SC
Nashville, TN

Schedule 2.0 (continued)
Sprint Markets
Sprint Market Description
New Orleans, LA
New York, NY
Oklahoma City, OK
Omaha, NE
Oregon North / Washington South
     Bend, OR
     Hermiston, OR
     Hood River, OR
     Madras, OR
     Milton-Freewater, OR
     Pendleton, OR
Oregon North / Washington South (continued)
     The Dalles, OR
     Cle Elum, WA
     Ellensburg, WA
     Ephrata, WA
     Kennewick, WA
     Moses Lake, WA
     Pasco, WA
     Prosser, WA
     Sunnyside, WA
     Walla Walla, WA
     Wenatchee, WA
     White Salmon, WA
     Yakima, WA
Orlando, FL
Pensacola, FL
Philadelphia, PA
Phoenix, AZ
Pittsburgh, PA
Portland, OR
Pueblo, CO
Poughkeepsie, NY

Sprint Markets
Sprint Market Description
Puerto Rico, PR
Reno, NV
Richmond, VA
Roanoke, VA
Salt Lake City, UT
San Antonio, TX
San Diego, CA
San Francisco, CA
Savannah, GA
Seattle, WA
Shreveport, LA
Spartanburg, SC
Spokane, WA
St. Louis, MO
Syracuse, NY
Tallahassee, FL
Tampa, FL
Terra Haute, IN
Texarkana, TX
Virgin Islands, VI
Wichita, KS
Wichita Falls, TX / Stillwater, OK
Washington DC

Schedule 2.0 (continued)
Sprint Service Provider Affiliate Markets
iPCS
Market Description
Cambridge, OH
Erie, PA
Ft. Wayne, IN
Jamestown, NY
Kingsport, TN
Lima, OH
South Bend, IN
Williamsport, PA
Cedar Rapids, IA
Grand Island, IA
Grand Rapids, MI
Illinois North
     Bloomington, IL
     Champaign, IL
     Charleston, IL
     Danville, IL
     Decatur, IL
     Effingham, IL
     Galesburg, IL
     Kankakee, IL
     La Salle, IL
     Lincoln, IL
     Litchfield, IL
     Macomb, IL
     Mattoon, IL
     Mendota, IL
     Pekin, IL
     Peoria, IL

Schedule 2.0 (continued)
Sprint Service Provider Affiliate Markets
iPCS (continued)
Market Description
Illinois South
     Jacksonville, IL
     Mount Vernon, IL
     Springfield, IL
     Taylorville, IL
     Vandalia, IL
Nebraska
     Columbus, NE
     Fremont, NE
     Grand Island, NE
     Hastings, NE
     Kearney, NE
     Nebraska City, NE
     Norfolk, NE
     Tekamah, NE
Quad Cities
     Burlington, IA
     Clinton, IA
     Davenport, IA
     Dubuque, IA
     Fort Madison, IA
     Keokuk, IA
     Muscatine, IA
     Waterloo, IA
     Geneseo, IL
     Kewanee, IL
     Rock Island, IL
     Sterling, IL
Shentel
Market Description
Hagerstown, MD
York / Harrisburg, PA

Schedule 3.0
Existing Core Network Services and Core Network Enablers
[*****]

[*****]

Schedule 4.0
Non-Core Services
[*****]

Schedule 5.0
Future Core Network Enablers
[*****]

Schedule 6.0
PLS Support Organization SLAs
1.	[*****]

2.	[*****]
2.1.	[*****].

2.2.	[*****].

2.3.	[*****].
3.	[*****]

4.	[*****]

5.	[*****]

6.	Reporting

Sprint will submit to each SIG Party a standard summary report or set of standard reports in reasonable form, describing Sprint’s performance during the previous calendar month against the SLAs set forth in this Schedule 6.0.

7.	SLC Will Not Apply

Sprint will be relieved of responsibility to meet an SLA with respect to any SIG Party to the extent any of the following causes the failure to meet such SLA:
•	Such SIG Party’s failure to adhere to Sprint’s written instructions contained in the Private Label Operations Manual (as modified by the Agreement) regarding processing transactions under load to the extent it is a cause of the failure to meet such SLA;

•	Such SIG Party’s failure to perform its obligations as set forth in the Agreement to the extent it is a cause of the failure to meet such SLA;

•	Circumstances that constitute a Force Majeure Event as defined in the Agreement;

•	Problems directly caused by components (hardware/software/network) for which such SIG Party is responsible or other circumstances caused by the acts or omissions or a SIG Party;

•	Scheduled standard maintenance window; or

•	Failure or problems caused by any components outside the Sprint Network or outside of the reasonable control of Sprint and its Affiliates.
8.	[*****]
8.1.	[*****].

8.2.	[*****].

8.3.	[*****].

Exhibit 1
Level 1

Issue Types
Impact/Scope	(Examples)	SLO/Service Expectation
—  Mission- or business- critical applications, components, services or functions are not available or are severely impaired to the point that revenue-generation, client functionality or service is either halted or significantly affected; or
	— PLS.com outage — Mapserver outage — M2M outage	Response Time Requirement by Support Provider: [*****]. Mean Time to Bypass (MTTB):
— Productivity is greatly compromised; or — Complete loss of a Service for all clients, an entire market or business	2 hr. clock time

24 × 7 support until
1.   The application or service is restored
2.   An acceptable workaround with the client has been implemented
3.   A misclassified event can be downgraded

•     Minimum [*****]. updates required by fix agent until confirmation of bypass or restoral.
•     Problem Resolution Expectations: [*****]% of tickets will be resolved within [*****] standard deviation of the MTTB or better.

Max Time to interim solution:

[*****] unless otherwise negotiated by both parties

Sprint will provide implementation of solution that eliminates recurrence of severity 1 outages.
Irreversible Corrective Action (ICA):

Mutually agreed upon estimated time of completion (ETC) for ICA will be provided within [*****] of ticket resolution.
ICA will be implemented no later than [*****] from ticket origination date.

Level 2

Issue Types
Impact/Scope	(Examples)	SLO/Service Expectation
—  A component or a feature of a mission critical application or service is unavailable or is severely impaired, rendering it unusable
—  Business-critical application that is unavailable or is severely impaired, rendering it unusable
—  A major impairment of the performance of any service or critical application for all clients in a market or business
— Remote Clarify outage — MAF outage	Response Time Requirement by Support Provider: [*****].

Mean Time to Bypass:

4 hrs. Clock Time
24 × 7 support until

1.   The application or service is restored
2.   An acceptable workaround with the client has been implemented
3.   If, for business reasons, a fix cannot be implemented immediately, with client and management approval, ticket can be suspended until bypass can be implemented

Minimum [*****]. updates required by fix agent until confirmation of bypass or restoral.

Problem Resolution Expectations: [*****]% of tickets will be resolved within [*****] standard deviation of the MTTB or better.

Max Time to interim solution:
[*****] unless otherwise negotiated by both parties

Sprint will provide implementation of solution that eliminates recurrence of severity [*****] outages.

ICA:

Mutually agreed upon ETC for irreversible corrective action (ICA) will be provided within [*****] of ticket resolution.
ICA will be implemented no later than [*****] from ticket origination date.

Level 3

Issue Types
Impact/Scope	(Examples)	SLO/Service Expectation
— Application, component, business service or function has encountered a non-critical problem with minimal loss of functionality;	— Checking MDNs, ESNs, CSAs or price plans	Mean Time to Bypass:
—  Problem may be identified as a functional defect or minimal degraded performance;
—  Problem may cause a complete work stoppage for a single user/client;
—  A partial loss of Service for all clients in a market or business
— Single end user trouble issues — Trouble ticket escalations — Basic operational issues that can be resolved quickly and easily	[*****] or negotiated “client-want” date

Problem Resolution Expectations: [*****]% of tickets will be resolved within [*****] standard deviation of the MTTB or better.

Max time to interim solution:

Not applicable for severity 3.

ICA:

[*****] business days

Sprint will provide root cause analysis and implement permanent irreversible corrective action for severity 3 tickets.

Schedule 7.0
Pricing Guidelines
[*****]

Schedule 8.0
Work Order Process — Addendum
The following terms supplement the Work Order process with respect to a SIG Party-specific Work Order under the Agreement. Except as otherwise stated below, the Work Order Process will be as set forth in the Private Label Operation Manual.
[*****]
Other:
1.	Sprint will not be responsible for any penalties outlined above to the extent Sprint’s failure to meet the specified timeline is caused by third parties or and SIG Party.

2.	The timelines above are subject to the specific agreement of Sprint, on the one hand, and the applicable SIG Party(ies), on the other hand, with respect to timeline for delivery of new Core Network Enablers as set forth in Section 2.2.5 of the Agreement. Any remedies paid under such Section 2.2.5 will supersede any penalties set forth above (one remedy per failure to meet the defined period (it being understood, for the avoidance of doubt, that the remedies described in Section 2.2.5 shall collectively constitute one remedy)).

Schedule 9.0
[*****]

Schedule 10.0
JOINDER AGREEMENT
     This Joinder Agreement (this “Joinder”) to the MVNO Support Agreement dated as of May 7, 2008, as amended, restated, modified or supplemented from time to time (the “MVNO Agreement”), among Sprint Spectrum L.P., Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC, and [Name of any other SIG Party then party to the MVNO Agreement], is made and entered into as of                     , 20___ (the “Joinder Date”), by [NewCo LLC][Google Entity][Intel Entity], (the “Joining Party”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the MVNO Agreement.
     WHEREAS, as a condition precedent for the Joining Party to be authorized to purchase PCS Service from Sprint as a “SIG Party” under the MVNO Agreement and market and sell PCS Service to its End Users as Private Label Service, Section [2.4(b)][13.9] of the MVNO Agreement requires the Joining Party to execute a joinder agreement and to become a party to, and be deemed a SIG Party under, the MVNO Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby agrees as follows:
     1. Agreement to be Bound. The Joining Party hereby (a) acknowledges that it has received and reviewed a complete copy of the MVNO Agreement and the Private Label Operations Manual and (b) agrees that upon execution of this Joinder, shall become a party to the MVNO Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the MVNO Agreement as though an original party thereto and shall be deemed a “Party” and “SIG Party” for all purposes thereof generally and [“NewCo”][“Google”][“Intel”] specifically and shall have all of the rights and obligations incidental thereto.
     2. Notices and Inquiries. For purposes of Section 17.1 of the MVNO Agreement, the notice address of the Joining Party is as follows:
     [Name]
     [Address]
     3. Governing Law; Jurisdiction; Exclusive Venue. This Joinder will be governed by and construed in accordance with the laws in effect in the State of New York, without regard to the application of conflict of law rules or principles. Any dispute or controversies arising under this Joinder shall be resolved in accordance with the terms set forth in Section 17.9 of the MVNO Agreement.
     4. Counterparts. This Joinder may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile shall be as effective as delivery of a manually executed counterpart of this Joinder.
     5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the Joinder Date.

[Joining Party]
By:
Name:
Title:

Schedule 11.0
JOINDER AGREEMENT
     This Joinder Agreement (this “Joinder”) to the MVNO Support Agreement dated as of May 7, 2008, as amended, restated, modified or supplemented from time to time (the “MVNO Agreement”), among Sprint Spectrum L.P., Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC, and [Name of any other SIG Party then party to the MVNO Agreement], is made and entered into as of                     , 20___ (the “Joinder Date”), by                      (the “Joining Party”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the MVNO Agreement.
     WHEREAS, as a condition precedent for the Joining Party to be authorized to purchase PCS Service from Sprint as a “SIG Party” under the MVNO Agreement and market and sell PCS Service to its End Users as Private Label Service, Section 2.4(c) of the MVNO Agreement requires the Joining Party to execute a joinder agreement and to become a party to, and be deemed a SIG Party under, the MVNO Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby agrees as follows:
     1. Agreement to be Bound. The Joining Party hereby (a) acknowledges that it has received and reviewed a complete copy of the MVNO Agreement and the Private Label Operations Manual and (b) agrees that upon execution of this Joinder, shall become a party to the MVNO Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the MVNO Agreement as though an original party thereto and shall be deemed a “Party” and “SIG Party” for all purposes thereof generally and an “MSO Party” specifically and shall have all of the rights and obligations incidental thereto.
     2. Notices and Inquiries. For purposes of Section 17.1 of the MVNO Agreement, the notice address of the Joining Party is as follows:
      [Name]
      [Address]
     3. Governing Law; Jurisdiction; Exclusive Venue. This Joinder will be governed by and construed in accordance with the laws in effect in the State of New York, without regard to the application of conflict of law rules or principles. Any dispute or controversies arising under this Joinder shall be resolved in accordance with the terms set forth in Section 17.9 of the MVNO Agreement.
     4. Counterparts. This Joinder may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile shall be as effective as delivery of a manually executed counterpart of this Joinder.
     5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the Joinder Date.

[Joining Party]
By:
Name:
Title:

Schedule 12.0
GOOGLE OPT-IN AGREEMENT
Letter Agreement Regarding
3G MVNO Agreement Option
     Reference is made to the MVNO Support Agreement dated as of May 7, 2008 (as amended, modified or supplemented from time to time, the “3G MVNO Agreement”) among Sprint Spectrum L.P. (“Sprint”), Comcast MVNO II, LLC, TWC Wireless, LLC and BHN Spectrum Investments, LLC, a copy of which, as in effect on the date hereof, is attached as Exhibit A hereto. Except as otherwise provided herein, all capitalized terms not otherwise defined herein have the meanings assigned to them in the 3G MVNO Agreement.
     For good and valuable consideration, the receipt of which is hereby acknowledged, Sprint hereby grants to Google Inc. (“Google”) the right (the “3G MVNO Agreement Option”) to become a “Party” to the 3G MVNO Agreement as a “SIG Party” thereunder in accordance with Section 2.4(b) of the 3G MVNO Agreement upon (i) the execution by Google or any of its Controlled Affiliates of a joinder agreement in substantially the form attached as Schedule 10 to the 3G MVNO Agreement under which Google or any such Controlled Affiliate will agree to be bound by, and subject to, all of the covenants, terms and conditions of the 3G MVNO Agreement applicable to a “SIG Party” thereunder generally, and to “Google,” in the case of Google or its Controlled Affiliate, specifically and (ii), to the extent a Controlled Affiliate of Google will become a party to the 3G MVNO Agreement and Sprint determines reasonably necessary, the Ultimate Parent of such Controlled Affiliate executes a Guaranty Agreement in substantially the form attached as Attachment 1 to the 3G MVNO Agreement or a letter agreement in substantially the form attached as Attachment 2 to the 3G MVNO Agreement.
     This letter agreement is governed by and construed in accordance with the laws of the State of New York. This letter agreement is binding upon and inures to the benefit of and is enforceable by each of the parties and their successors and assigns. This letter agreement may be amended only with the written consent of the parties hereto. This letter agreement may be executed in counterparts, each of which will be deemed to constitute an original but all of which together will constitute one and the same instrument.
     By signing below, the parties hereby agree to the terms and conditions of this letter agreement.

AGREED AND ACCEPTED: SPRINT SPECTRUM L.P.
By:
Its:

GOOGLE INC.
By:
Its:
Dated:

EXHIBIT A
3G MVNO Agreement
[attached]

Schedule 13.0
INTEL OPT-IN AGREEMENT
[Sprint Letterhead]
Intel Corporation
2200 Mission College Boulevard
Santa Clara
California
95054-1549
     Re: 3G MVNO Agreement Option
Ladies and Gentlemen:
     For good and valuable consideration, the receipt of which is hereby acknowledged, Sprint Spectrum L.P. (“Sprint”) hereby grants Intel Corporation the right (the “3G MVNO Agreement Option”), contingent upon Intel’s compliance with the conditions set forth in Section 3.3.1 of the Market Development Agreement to be entered into on the Closing Date (the “Commercial Agreement”) between NewCo and Intel (as such conditions are in effect on the date hereof), to, at any time during the Initial Term (as such term is defined in the Commercial Agreement), become a “Party” to that certain MVNO Support Agreement dated as of May 7, 2008, a true and complete copy of which is attached as Exhibit “A” hereto (the “3G MVNO Agreement”), as a “SIG Party” thereunder in accordance with Section 2.4(b) of the 3G MVNO Agreement upon (i) the execution by Intel or any of its Controlled Affiliates of a joinder agreement in substantially the form attached as Schedule 10 to the 3G MVNO Agreement under which Intel or any such Controlled Affiliate will agree to be bound by, and subject to, all of the covenants, terms and conditions of the 3G MVNO Agreement applicable to a “SIG Party” thereunder generally, and to “Intel”, in the case of Intel or its Controlled Affiliate, specifically and (ii), to the extent a Controlled Affiliate of Intel will become a party to the 3G MVNO Agreement and Sprint determines reasonably necessary, the Ultimate Parent of such Controlled Affiliate executes a Guaranty Agreement in substantially the form attached as Attachment 1 to the 3G MVNO Agreement or a letter agreement in substantially the form attached as Attachment 2 to the MVNO Agreement.
     By exercising the 3G MVNO Agreement Option as described in the immediately preceding paragraph, Intel shall be deemed to have certified that as of the date of such exercise, it has complied with the conditions specified in Section 3.3.1 of the Commercial Agreement applicable as of the date of exercise. A true and complete copy of the Commercial Agreement as in effect on the date hereof is attached as Exhibit B hereto.
     Except as otherwise provided herein, all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the 3G MVNO Agreement.
     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. This letter agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and assigns. This letter agreement may be amended only with the written consent of the parties hereto. This letter agreement may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

     By signing below, the parties hereby agree to the terms and conditions of this latter agreement.

AGREED AND ACCEPTED: SPRINT SPECTRUM L.P.
By:
Its:

INTEL CORPORATION
By:
Its:
Dated:

EXHIBIT A
3G MVNO AGREEMENT
(attached)

EXHIBIT B
COMMERICAL AGREEMENT
(attached)

ATTACHMENT 1
Guaranty Agreement
This Guaranty Agreement (“Guaranty”) is dated as of [•], 20[•] and entered into by                                         , with its principal office at                                                               (“Guarantor”) in favor of Sprint Spectrum L.P., a Delaware limited partnership, d/b/a Sprint (“Sprint”) and all of its affiliates.
Background
A.	Sprint and Comcast MVNO II, LLC, a Delaware limited liability company (“Comcast”), TWC Wireless, LLC, a Delaware limited liability company (“TWC”), and BHN Spectrum Investments, LLC, a Delaware limited liability company (“Brighthouse” and, together with Comcast and TWC, the “SIG Parties”, and each, a “SIG Party”),[1] are parties to a MVNO Support Agreement dated May 7, 2008 (as amended from time to time, the “Agreement”) pursuant to which Sprint will sell PCS Service to each SIG Party in order for each SIG Party to sell PCS Service to its End Users as Private Label Service. Unless defined in this Guaranty, all capitalized terms have the meaning given those terms in the Agreement.

B.	The obligations of Sprint under the Agreement are conditioned on, among other things, the execution and delivery by the Guarantor of this Guaranty.

C.	To induce Sprint to enter into the Agreement with (“Obligor”), Guarantor has agreed to enter into this Guaranty to guaranty the financial accommodations made to and the other obligations of Obligor under the Agreement. Guarantor is the parent of Obligor and will benefit directly and indirectly from Obligor entering into the Agreement.
NOW, THEREFORE, Guarantor agrees as follows:
Operative Provisions
1. Absolute, Unconditional Guaranty. The Guarantor absolutely, unconditionally, continually and irrevocably guarantees to Sprint the full, complete and timely performance by Obligor of any and all of Obligor’s obligations and liabilities due Sprint under the Agreement, including, but not limited to (i) payment of all amounts due, (ii) all costs of collection incurred by Sprint in collecting any amounts due or in enforcing any of its rights under the Agreement, (iii) all damages, and (iv) all indemnification obligations, in each case, whether now existing or hereafter arising (“Guaranteed Obligations”). This Guaranty is a guaranty of performance and payment when due and not of collection. This Guaranty is not conditioned on (a) any attempt to require performance of Obligor or upon any other event or contingency, and is binding upon and enforceable against the Guarantor without regard to the genuineness, regularity, validity, enforceability or waiver of the Agreement or of any term thereof or lack of power or authority of Obligor to enter into the Agreement (including any changes thereto), (b) the availability of, or impairment of the value of, any collateral to Sprint, or (c) Sprint’s failure to perfect its interest in any collateral. This Guaranty is not subject to any counterclaim, setoff, deduction or defense based upon any claim Guarantor or Obligor may have against Sprint, whether out of the Agreement or otherwise, and remains in full force and effect without regard to, and is not released, discharged or in any way affected by, any circumstance or condition.
2. Bankruptcy, etc. If (i) the Agreement or Obligor’s obligations thereunder are terminated as a result of the rejection thereof by any trustee, receiver or liquidating agency of Obligor, (ii) there is any assignment for the benefit of creditors or any bankruptcy, insolvency, reorganization or similar proceeding, or (iii) the Agreement or Obligor’s obligations thereunder are otherwise

[1]	The applicable SIG Party to be defined here as “Obligor”.

discharged, affected, limited or rendered unenforceable, Guarantor’s obligations under this Guaranty continue to the same extent as if the Agreement or the obligations thereunder had not been so rejected, disaffirmed, or otherwise affected, limited, discharged or rendered unenforceable. Guarantor hereby waives all rights and benefits which might relieve, in whole or in part, Guarantor from the performance of its duties and obligations under this Guaranty by reason of any such proceeding and Guarantor agrees that it is liable for all of the Guaranteed Obligations irrespective of any modification, limitation or discharge of the liability of Obligor that may result from any such proceedings. If, at any time, payment of the Guaranteed Obligations is rescinded or must otherwise be returned by Sprint upon the bankruptcy, insolvency, reorganization or similar proceeding of Obligor or otherwise, this Guaranty continues to be effective or is reinstated all as though that payment had not been made.
3. Waivers. Without affecting, impairing or releasing Guarantor’s liability under this Guaranty, Guarantor unconditionally waives (i) all notices which may be required by statute, rule of law or otherwise, including, without limitation, notice of acceptance of this Guaranty, notice of nonpayment, demand of payment, and notice of changes to, or waivers of certain provisions of, the Agreement, (ii) any requirement for the enforcement, assertion or exercise of any right or remedy against Obligor or under the Agreement, (iii) any requirement that Obligor be joined as a party to any proceeding for the enforcement of any provision of this Guaranty, and (iv) any requirement of due diligence on the part of Sprint or (v) any obligation of Obligor to mitigate damages resulting from a default of Obligor under the Agreement.
4. Financial Condition of Obligor. Guarantor is presently informed of the financial condition of Obligor and agrees that it will continue to keep itself informed about that condition. Sprint is not obligated to disclose any information, financial or otherwise, it now has, or may become aware of in the future, to Guarantor regarding Obligor.
5. Termination of Guaranty. Guarantor’s obligations under this Guaranty continue in full force and effect and this Guaranty does not terminate until the Guaranteed Obligations are fully paid, performed and discharged and Sprint gives Guarantor written notice of that fact; provided, however, that notwithstanding anything to the contrary provided herein, to the extent that the Agreement is assigned in connection with a Permitted Strategic Transaction pursuant to Section 16.3 of the Agreement and in accordance with such Permitted Strategic Transaction a Person assumes all of the obligations of Guarantor hereunder in accordance with the terms of Section 16.3 of the Agreement, [•], the original guarantor hereunder, will, upon the assumption of all such obligations, be released of all of its obligations under this Guaranty.
6. Subrogation. Guarantor is prohibited from exercising any right of subrogation with respect to any payment made hereunder or otherwise, unless and until all Guaranteed Obligations are paid in full. If any payment is made to Guarantor on account of such subrogation rights at any time when all Guaranteed Obligations have not been paid in full, any amount so paid will be paid to Sprint to be applied to any of the Guaranteed Obligations.
7. Representations and Warranties. Guarantor represents and warrants and agrees that it is duly organized, validly existing and in good standing under the laws of the state of its organization, has the full power, authority and legal right to execute and deliver and perform its obligations under this Guaranty, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. Neither the execution and delivery of this guaranty nor the fulfillment of its terms conflicts with, violates or results in a breach of (i) the articles of incorporation or bylaws of Guarantor or (ii) any other instrument, document, agreement to which Guarantor is now a party or by which it is bound.
8. Miscellaneous.
This Guaranty is governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ALL CLAIMS OR CAUSES OF ACTION (INCLUDING COUNTERCLAIMS) RELATED TO OR ARISING OUT OF THIS GUARANTY. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS OF OR MODIFICATIONS TO THIS GUARANTY. This Guaranty

is considered to be performed in New York, and any cause of action or suit based upon or arising in connection with this Guaranty must be filed in United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County (and of the appropriate appellate courts therefrom). Guarantor will pay Sprint’s reasonable attorneys’ fees and other costs, which Sprint may incur in the enforcement or collection of this Guaranty and the Guaranteed Obligations, whether or not suit is filed. Time is of the essence with respect to this Guaranty. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty sets forth the entire agreement between the Guarantor and Sprint with respect to the subject matters covered herein, and supersedes all prior agreements, oral or written, and other communications between the Guarantor and Sprint relating to the subject matter of this Guaranty. No amendment or modification of this Guaranty is valid or binding unless made in writing and signed by the duly authorized representatives of Guarantor and Sprint. No action taken by a party pursuant to this Guaranty is a waiver by that party of its or the other party’s compliance with any provision of this Guaranty. No forbearance to seek a remedy is considered a waiver of any right or remedy with respect to that noncompliance. Nothing in this Guaranty confers on any third party any right or remedy. No assignment of this Guaranty by Guarantor shall release Guarantor from its obligations hereunder without Sprint’s prior written consent. This Guaranty is binding upon Guarantor and its successors and assigns and inures to the benefit of and enforceable by Sprint and its successors and assigns.

[Guarantor]
By:
Name:
Title:

Acknowledged and Agreed: Sprint Spectrum L.P.
By:
Name:
Title:

ATTACHMENT 2
[SIG Party Letter Agreement]
May 7, 2008
Sprint Spectrum L.P.
6200 Sprint Parkway
Overland Park, KS 66251
Attention: President, Wholesale Services
Re: MVNO Support Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “3G MVNO Agreement”) by and among Sprint Spectrum L.P., Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC, and each other Person who shall become a party to the 3G MVNO Agreement (capitalized terms used herein without definition have the meanings given to them in the 3G MVNO Agreement)
Ladies and Gentlemen:
[SIG Party Ultimate Parent] (“Parent”), for the benefit of Sprint under the 3G MVNO Agreement, in consideration of the promises, covenants and agreements of Sprint under the 3G MVNO Agreement, agrees to cause [Name of SIG Party] (“Subsidiary”) and each of its other Controlled Affiliate to take all actions as are necessary for each of them to perform its obligations under the 3G MVNO Agreement and to permit Subsidiary to perform its obligations under the 3G MVNO Agreement.
Parent represents and warrants to Sprint that: (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted; (ii) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this letter agreement and activities contemplated hereby; (iii) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on its ability to fulfill its obligations hereunder; (iv) this letter agreement is a valid and legally binding obligation of it, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or effecting creditors’ rights or by general equity principles); (v) the execution, delivery and performance of this letter agreement by it have been duly authorized by all necessary actions; (vi) the execution, delivery and performance of this letter agreement by it will not conflict with, violate or result in a breach of (a) any Applicable Law, (b) any of the terms, conditions or provisions of its organizational documents or (c) any material agreement or instrument to which it is or may be bound or to which any of its material properties, assets or businesses is subject; and (vii) it has not received any currently effective notice of default under any agreement or instrument that could reasonably be expected to impair in any material respect its ability to perform under this letter agreement.
Each of the parties to this letter agreement also agrees to the following:
     1. This letter agreement will be governed by and construed in accordance with the laws in effect in the State of New York, without regard to the application of conflict of law rules or principles. Such party consents to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County in connection with matters arising under this letter agreement;
     2. Notwithstanding anything in this letter agreement to the contrary, such party agrees that any remedy at law for any breach of this letter agreement may be inadequate and that any party will be entitled to seek injunctive relief from any court having jurisdiction with respect to any alleged breach of this letter agreement; and
     3. SUCH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE.
     4. Without the prior written consent of Parent, in the case of Sprint, or Sprint, in the case of Parent, which, in each case, may be withheld in its sole discretion, no party may assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of each other party hereto.
     5. Any provision of this letter agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties to this letter agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
     6. Any term or provision of this letter agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdiction.
     7. This letter agreement may be executed by the parties hereto in counterparts and by facsimile copy, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     This letter agreement is signed as of the date first written above.

[SIG PARTY ULTIMATE PARENT]

Name:
Title:

Accepted and Agreed:

SPRINT SPECTRUM L.P.
By:
Name:
Title:

ATTACHMENT 3
Sprint Letter Agreement
May 7, 2008
Comcast MVNO II, LLC
c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
TWC Wireless, LLC
290 Harbor Drive
Stamford, CT 06902
Attention: General Counsel
BHN Spectrum Investments, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attention: Mr. Leo Cloutier
Re: MVNO Support Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “3G MVNO Agreement”) by and among Sprint Spectrum L.P., Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC, and each other Person who shall become a party to the 3G MVNO Agreement (capitalized terms used herein without definition have the meanings given to them in the 3G MVNO Agreement)
Ladies and Gentlemen:
Sprint Nextel Corporation (“Parent”), for the benefit of each Person that is a SIG Party under the 3G MVNO Agreement, in consideration of the promises, covenants and agreements of the SIG Parties under the 3G MVNO Agreement, agrees to cause Sprint Spectrum L.P. (“Sprint”) and each of its other Controlled Affiliate (“Wireless Affiliates”) to take all actions as are necessary for each of them to perform its obligations under the 3G MVNO Agreement and to permit Sprint to perform its obligations under the 3G MVNO Agreement.
Parent represents and warrants to each SIG Party that: (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted; (ii) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this letter agreement and activities contemplated hereby; (iii) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on its ability to fulfill its obligations hereunder; (iv) this letter agreement is a valid and legally binding obligation of it, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or effecting creditors’ rights or by general equity principles); (v) the execution, delivery and performance of this letter agreement by it have been duly authorized by all necessary actions; (vi) the execution, delivery and performance of this letter agreement by it will not conflict with, violate or result in a breach of (a) any Applicable Law, (b) any of the terms, conditions or provisions of its organizational documents or (c) any material agreement or instrument to which it is or may be bound or to which any of its material properties, assets or businesses is subject; and (vii) it has not received any currently effective notice of default under any agreement or instrument that could reasonably be expected to impair in any material respect its ability to perform under this letter agreement.
Each of the parties to this letter agreement also agrees to the following:
     1. This letter agreement will be governed by and construed in accordance with the laws in effect in the State of New York, without regard to the application of conflict of law rules or principles. Such party consents to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County in connection with matters arising under this letter agreement;
     2. Notwithstanding anything in this letter agreement to the contrary, such party agrees that any remedy at law for any breach of this letter agreement may be inadequate and that any party will be entitled to seek injunctive relief from any court having jurisdiction with respect to any alleged breach of this letter agreement; and
     3. SUCH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE.
     4. Without the prior written consent of Parent, in the case of any SIG Party, or each SIG Party, in the case of Parent, which, in each case, may be withheld in its sole discretion, no party may assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of each other party hereto, except that a SIG Party may assign, in whole or in part, this letter agreement to a permitted assignee of such SIG Party pursuant to Section 16.1 or 16.3 of the 3G MVNO Agreement in connection with the assignment of the 3G MVNO Agreement, in whole or in part, to such Person.
     5. Any provision of this letter agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties to this letter agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     6. Any term or provision of this letter agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this letter agreement or affecting the validity or enforceability of any of the terms or provisions of this letter agreement in any other jurisdiction.
     7. This letter agreement may be executed by the parties hereto in counterparts and by facsimile copy, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     This letter agreement is signed as of the date first written above.

SPRINT NEXTEL CORPORATION

Name:
Title:

Accepted and Agreed:

BHN Spectrum Investments, LLC
By:
Name:
Title:

Comcast MVNO II, LLC
By:
Name:
Title:

TWC Wireless, LLC
By:
Name:
Title:

ATTACHMENT 4
[Google Letterhead]
May 7, 2008
Sprint Spectrum L.P. (d/b/a Sprint)
6200 Sprint Parkway
Overland Park, KS 66251
Attention: President, Wholesale Services
Comcast MVNO II, LLC
c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
TWC Wireless, LLC
290 Harbor Drive
Stamford, CT 06902
Attention: General Counsel
BHN Spectrum Investments, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attention: Mr. Leo Cloutier
Ladies and Gentlemen:
     Reference is made to the MVNO Support Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “3G MVNO Agreement”) by and among Sprint Spectrum L.P., Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and each other Person who shall become a party to the 3G MVNO Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the 3G MVNO Agreement.
     By executing this letter agreement, Google Inc. (i) acknowledges that it has received and reviewed a complete copy of the 3G MVNO Agreement and (ii) agrees that upon execution of this letter agreement, it shall be fully bound by, subject to, and entitled to the benefits of Section 13.9 of the 3G MVNO Agreement, as such provision is in effect on the date hereof. Google Inc. and each other party hereto further agrees that by executing this letter agreement, neither Google Inc. nor any of its Controlled Affiliates shall become a party to the 3G MVNO Agreement or shall have any rights or obligations under the 3G MVNO Agreement, except as expressly contemplated by Section 13.9 of the 3G MVNO Agreement, as such provision is in effect on the date hereof.
     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. This letter agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and assigns. This letter agreement may be amended only with the written consent of the parties hereto. This letter agreement may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

     If the foregoing agreements are acceptable to you, please so indicate by signing this letter where indicated and returning one signed copy to us.

Very truly yours, GOOGLE INC.
By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO
EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN:

SPRINT SPECTRUM L.P.
By:
Name:
Title:

COMCAST MVNO II, LLC
By:
Name:
Title:

BHN SPECTRUM INVESTMENTS, LLC
By:
Name:
Title:

TWC WIRELESS, LLC
By:
Name:
Title: